AMENDED AND RESTATED BYLAWS

OF

PUTNAM MANAGED MUNICIPAL INCOME TRUST*

 (Dated as of September 18, 2020)

ARTICLE 1

Agreement and Declaration of Trust and Principal Office

1.1  Agreement and Declaration of Trust.  These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of the Massachusetts business trust established by the Declaration of Trust (the “Trust”).  Capitalized terms used but not defined in these Bylaws have the meanings given to them in the Declaration of Trust.

1.2  Principal Office of the Trust.  The principal office of the Trust shall be located in Boston, Massachusetts.  The Trust may have other principal offices within or without the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE 2

Meetings of Trustees

2.1  Regular Meetings.  Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2  Special Meetings.  Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chair of the Trustees, the President, the Executive Vice President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.

2.3  Notice of Special Meetings.  It shall be sufficient notice to a Trustee of a special meeting: (a) to send notice (i) by mail at least forty‑eight hours before the meeting, (ii) by courier at least forty-eight hours before the meeting, (iii) by electronic mail (e-mail), facsimile or other electronic means at least twenty‑four hours before the meeting, in each case, addressed to the Trustee at his or her usual or last known business or residence address (or e-mail address, facsimile number or other appropriate address); or (b) to give notice to him or her in person or by telephone at least twenty‑four hours before the meeting.  Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to him or her.  Any written waiver of notice may be provided and delivered to the Trust by mail, courier, e-mail, facsimile or other electronic means. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.  All notices shall be deemed to be given when sent.

* Articles 1 – 11 and 13 – 16 of the Bylaws are amended and restated as of September 18, 2020. Article 12 of the Bylaws is amended through June 24, 2016.

2.4  Quorum.  At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum.  Once a quorum has been validly established for a meeting, it cannot be broken by Trustees withdrawing from the meeting.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.5  Telephone Meeting; Action Without a Meeting.  Except as otherwise provided in the Declaration of Trust and these Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at the meeting of the Trustees (a quorum being present), including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. Any action to be taken by the Trustees may also be taken without a meeting if one or more written consents thereto are signed by a majority of the Trustees.  Any written consent may be given by mail, courier, e-mail, facsimile or other electronic means.  Copies of such written consents shall be filed with the minutes of the proceedings of the Trustees.  Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees.  If in accordance with the provisions of the Declaration of Trust and these Bylaws any action is taken by the Trustees by written consents of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

ARTICLE 3

Officers

3.1  Enumeration; Qualification.  The officers of the Trust shall be a President, a Treasurer, a Clerk and such other officers (including Vice President, which shall include the office of Executive Vice President), if any, as the Trustees from time to time may in their discretion elect.  The Trust may also have such agents as the Trustees from time to time may in their discretion appoint.  In addition, there shall be a Chair of the Trustees, who will be considered an officer of the Trustees and not of the Trust.  The Chair of the Trustees shall be a Trustee and may but need not be a Shareholder; and any other officer may but need not be a Trustee or a Shareholder.  Any two or more offices may be held by the same person.

3.2  Election.  The Chair of the Trustees, the President, the Treasurer and the Clerk shall be elected by the Trustees upon the occurrence of any vacancy in any such office.  Other officers, if any, may be elected or appointed by the Trustees at any time.  Vacancies in any such other office may be filled at any time.

3.3  Tenure.  The Chair of the Trustees, the President, the Treasurer and the Clerk shall hold office in each case until he or she dies, resigns, is removed or becomes disqualified.  Each other officer shall hold office, and each agent shall retain authority, at the pleasure of the Trustees.  Notwithstanding the foregoing, the tenure of any officer of the Trust who is an employee or officer of the Trust’s investment adviser or its affiliates shall automatically terminate contemporaneously with the termination of such person’s employment with, or service as officer of, the Trust’s investment adviser and all of its affiliates.

3.4  Powers.  Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers set forth in these Bylaws and in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5  Chair.  Unless the Trustees otherwise provide, the Chair of the Trustees shall preside at all meetings of the Trustees.  The Chair of the Trustees shall have such other duties and powers relating to the operations of the Trustees as the Trustees may from time to time designate, but shall have no individual authority to act for the Trust as an officer of the Trust.  The Trustees, including a majority of the Trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act, may appoint one or more persons to perform the duties of the Chair of the Trustees in the event of his or her absence at any meeting or in the event of his or her disability.  The Chair of the Trustees shall also have the power to appoint one or more persons to perform the duties of the Chair of the Trustees in the event of his or her absence at any meeting.

3.6  President.  Unless the Trustees otherwise provide by vote or otherwise, the President shall be the principal executive officer of the Trust.

3.7  Treasurer.  Unless the Trustees otherwise provide by vote or otherwise, the Treasurer shall be the principal financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, subadviser or manager, or transfer, Shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the principal executive officer of the Trust.

3.8  Clerk.  The Clerk shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust.  In the absence of the Clerk from any meeting of the Shareholders or Trustees (or a Committee thereof), an Assistant Clerk, or if there be none or if he or she is absent, a temporary Clerk chosen at such meeting by the chair of such meeting, shall record the proceedings thereof in the aforesaid books.

3.9  Resignations and Removals.  Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chair of the Trustees, the President or the Clerk or to a meeting of the Trustees.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  The Trustees may remove any officer elected or appointed by them with or without cause.  Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4

Committees

4.1  Quorum; Voting.  Except as provided below or as otherwise specifically provided in the votes or charter constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business (which quorum once validly established cannot be broken by Trustees withdrawing from the meeting), and any action of such a Committee may be taken by a vote of a majority of the members of such Committee (a) present at a meeting of such Committee (a quorum being present), including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time (participation by such means shall constitute presence in person at a meeting), or (b) evidenced by one or more written consents, including written consents submitted by mail, courier, e-mail, facsimile or other electronic means.  Copies of such written consents shall be filed with the minutes of the proceedings of such Committee.  Such consents shall be treated for all purposes as a vote taken at a meeting of such Committee.  If in accordance with the provisions of the Declaration of Trust and these Bylaws any action is taken by written consents of less than all of the Committee’s members, then prompt notice of any such action shall be furnished to each member who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.  In the absence of any member of any such Committee, the members thereof present at any properly called meeting, whether or not they constitute a quorum, may appoint a member of the Trustees to act at that meeting only in the place of any absent member.

            Except as specifically provided in the votes constituting a Committee of the Trustees and providing for the conduct of its meetings, Section 2.3 of these Bylaws relating to special meetings shall govern the notice requirements for Committee meetings.

            4.2  Authority of Trustees.  The Trustees have the power to rescind any action of any Committee, but no such rescission shall have retroactive effect unless determined so by the Trustees.

ARTICLE 5

Reports

5.1  General.  The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law.  Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6

Fiscal Year

6.1  General.  Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

ARTICLE 7

Seal

7.1  General.  The seal of the Trust, if any, shall consist of a flat‑faced die with the word “Massachusetts”, together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal need not be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8

Execution of Papers

8.1  General.  Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made, accepted or endorsed by the Trust shall be signed by the President, a Vice President or the Treasurer, and need not bear the seal of the Trust.

ARTICLE 9

Issuance of Shares and Share Certificates

9.1  Sale of Shares.  Except as otherwise determined by the Trustees, the Trust will issue and sell for cash or securities from time to time full and fractional Shares, such Shares to be issued and sold at a price of not less than the par value per share, if any, and not less than the net asset value per share as from time to time determined in accordance with procedures adopted by the Trustees and, in the case of fractional Shares, at a proportionate reduction in such price.  In the case of Shares sold for securities, such securities shall be valued in accordance with procedures approved by the Trustees for determining the value of the assets of the Trust.  The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

9.2  Share Certificates.  In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time authorize the issuance of Share certificates.  In that event, each Shareholder shall be entitled to a certificate stating the number of Shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees.  Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer.  Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

9.3  Loss of Certificates.  The transfer agent of the Trust, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the Shares of the Trust which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non‑receipt and of an indemnity agreement executed by the registered holder or his or her legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents as may be approved by the Trustees.

9.4  Issuance of New Certificate to Pledgee.  A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby.  Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

9.5  Discontinuance of Issuance of Certificates.  The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder whom the Trust believes to hold a Share certificate, require the surrender of Share certificates to the Trust for cancellation.  Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE 10

Shareholders

10.1  Annual Meeting.  The annual meeting of the Shareholders of the Trust shall be held on the last Friday in April in each year or on such other day as may be fixed by the Trustees.  The meeting shall be held at such time as the Trustees may fix in the notice of the meeting or otherwise.  Purposes for which an annual meeting is to be held, additional to those prescribed by law or these Bylaws, may be specified by the Trustees.  Any previously scheduled annual meeting of Shareholders may be postponed or cancelled by the Trustees upon public notice given prior to the time previously scheduled for such meeting, in accordance with these Bylaws.

10.2  Adjournment.  Any meeting of Shareholders may, by action of the chair of the meeting, be adjourned from time to time without notice other than announcement at the meeting at which the adjournment is taken with respect to one or more matters to be considered at such meeting to a designated date which may be more than 120 days after the date initially set for the meeting, time and place, whether or not a quorum is present with respect to such matter.  Upon motion of the chair of the meeting, the question of adjournment may be (but is not required by these Bylaws to be) submitted to a vote of the Shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the Shares present and entitled to vote with respect to the matter or matters adjourned and, if approved, such adjournment shall take place without further notice other than announcement at the meeting at which the adjournment is taken.  Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting, including any Shares that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.  Any proposal for which sufficient favorable votes have been received may (but need not) be acted upon and considered final and effective regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal that is properly before the meeting.

10.3  Conduct of Meetings. Meetings of the Shareholders shall be presided over by the Chair of the Trustees, or, if the Chair is not present at the meeting, then by a Trustee or officer designated by the Chair or authorized by the Trustees, or if there is no such person present at the meeting, then by any officer of the Trust present at the meeting, and such person shall be deemed for all purposes the chair of the meeting.  The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; conditions on the recording of the meeting; limitations on participation in such meeting to Shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chair shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; conditions for the removal of any Shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; and regulations for the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  With the exception of proposals submitted in accordance with, and otherwise meeting the requirements of, Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust’s proxy materials.  At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chair of the meeting. The chair of the meeting shall determine, in the chair’s sole discretion, whether to appoint an inspector for any meeting.  Unless otherwise determined by the chair of the meeting, meetings shall not be required to be held in accordance with any rules of parliamentary procedure.

10.4  Record Dates.  For the purpose of determining the Shareholders of any class or series of Shares of the Trust who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees (or their designees) may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the Shareholders of such class or series having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have such right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

10.5 Communications with Shareholders.  Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration of Trust, these Bylaws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees or officers if not otherwise prohibited by applicable law, including, without limitation, by mail, courier, e-mail, facsimile or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address.  No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder’s current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters.  Any Shareholder may waive receipt of any notice or other communication.

10.6 Proxies.  The placing of a Shareholder’s name on a proxy pursuant to telephone or electronically transmitted instructions (including instructions submitted via the Internet) obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

ARTICLE 11

11.1 Inspection of Books.  The Trustees shall from time to time determine whether and to what extent, at what times and places and under what conditions and regulations any of the accounts and books of the Trust shall be open to the inspection of the Shareholders, and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by these Bylaws.

ARTICLE 12

Shares of Beneficial Interest

            12. The Trust has an unlimited number of Common Shares, without par value, which may be issued from time to time by the Trustees of the Trust.

12.1  Statement Creating Three Series of Remarketed Preferred Shares.

PART I. DESIGNATION SERIES A:  A series of 550 shares of preferred shares, without par value, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Remarketed Preferred Shares, Series A." Each share of Remarketed Preferred Shares, Series A shall be issued on a date to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof; have an Initial Dividend Rate for its Initial Dividend Period equal to 6.35% per annum; have an Initial Dividend Payment Date (as herein defined) to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Section 12.1 or exchanged prior thereto for a share of Remarketed Preferred Stock, Series I, pursuant to paragraph 12 of Part I of this Section 12.1 by the Trust on a date to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof) at a redemption price of $100,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust's Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 12.1.  The Remarketed Preferred Shares, Series A shall constitute a separate series of preferred shares of the Trust, and each share of Remarketed Preferred Shares, Series A shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.

SERIES B:  A series of 550 shares of preferred shares, without par value, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Remarketed Preferred Shares, Series B." Each share of Remarketed Preferred Shares, Series B shall be issued on a date to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof; have an Initial Dividend Rate for its Initial Dividend Period equal to 6.40% per annum; have an Initial Dividend Payment Date (as herein defined) to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Section 12.1 or exchanged prior thereto for a share of Remarketed Preferred Stock, Series I, pursuant to paragraph 12 of Part I of this Section 12.1 by the Trust on a date to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof) at a redemption price of $100,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust's Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 12.1.  The Remarketed Preferred Shares, Series B shall constitute a separate series of preferred shares of the Trust, and each share of Remarketed Preferred Shares, Series B shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.

SERIES C:  A series of 650 shares of preferred shares, without par value, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Remarketed Preferred Shares, Series C." Each share of Remarketed Preferred Shares, Series C shall be issued on a date to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof; have an Initial Dividend Rate for its Initial Dividend Period equal to 6.30% per annum; have an Initial Dividend Payment Date (as herein defined) to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Section 12.1 or exchanged prior thereto for a share of Remarketed Preferred Stock, Series I, pursuant to paragraph 12 of Part I of this Section 12.1 by the Trust on a date to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof) at a redemption price of $100,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust's Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 12.1.  The Remarketed Preferred Shares, Series C shall constitute a separate series of preferred shares of the Trust, and each share of Remarketed Preferred Shares, Series C shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.

1.   Definitions.  Unless the context or use indicates another or different meaning or intent, in this Section 12.1 the following terms have the following meanings, whether used in the singular or plural:

"'M' Composite Commercial Paper Rate," on any date, means (i) the Interest Equivalent of the rate on commercial paper placed for the number of days specified in the succeeding sentence on behalf of issuers whose corporate bonds are rated "AA" by S&P and "Aa" by Moody's, or the equivalent of such rating by such rating agency or by another nationally recognized statistical rating organization, as such rate is made available by the Federal Reserve Bank of New York on a discount basis or otherwise for the Business Day immediately preceding such date, or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Remarketing Agents for the close of business on the Business Day immediately preceding such date.  In respect of any Dividend Period of 7 or 28 days (determined without regard to any adjustment in the remarketing schedule in respect of non-Business Days, as provided herein), the "AA" Composite Commercial Paper Rate shall be the Interest Equivalent of the 60-day rate.  If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Dealers or, if none of the Commercial Paper Dealers quotes such a rate, by any Substitute Commercial Paper Dealer or Dealers selected by the Trust to provide such rate or rates not being supplied by any Commercial Paper Dealer.

"Accountant's Confirmation" has the meaning set forth in paragraph 8(f) of this Part I.

"Agent Member" means a designated member of the Securities Depository that will maintain records for a Beneficial Owner of one or more shares of RP that has identified such Agent Member in its Master Purchaser's Letter and that will be authorized and instructed to disclose information to any Remarketing Agent and/or the Paying Agent with respect to such Beneficial Owner.

"Applicable Dividend Rate" means, with respect to the Initial Dividend Period the rate of dividend per annum established by the Board of Trustees and, for each subsequent Dividend Period, means the rate of dividend per annum that (i) except for a Dividend Period commencing during a Non-Payment Period, will be equal to the lower of the rate of dividend per annum that the Remarketing Agent advises results on the Dividend Reset Date preceding the first day of such Dividend Period from implementation of the remarketing procedures set forth in Part II hereof and the Maximum Dividend Rate or (ii) for each Dividend Period commencing during a Non-Payment Period, will be equal to the Non-Payment Period Rate.

"Applicable Percentage" has the meaning set forth under "Maximum Dividend Rate" below.

"Authorized Newspaper" means a newspaper of general circulation in the English language generally published on Business Days in The City of New York.

"Beneficial Owner" means a person that has signed a Master Purchaser's Letter and is listed as the beneficial owner of one or more shares of RP in the records of the Paying Agent or, with respect to any share of RP not registered in the name of the Securities Depository on the share transfer books of the Trust, the person in whose name such share is so registered.

"Board of Trustees" means the Board of Trustees of the Trust.

"Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading, and which is not a day on which banks in The City of New York are authorized or obligated by law to close.

"By-laws" means these Amended and Restated By-laws of the Trust.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Commercial Paper Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

"Common Shares" means the common shares, without par value, of the Trust.

"Date of Original Issue" means, with respect to any share of RP, the date on which the Trust originally issues such share.

"Declaration of Trust" means the Amended and Restated Agreement and Declaration of Trust dated February 3, 1989 of the Trust on file with the Secretary of State of The Commonwealth of Massachusetts.

"Deposit Securities" means cash and Municipal Securities rated at least A-1+ or SP-1+ by S&P.

"Discounted Value" means (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with respect to a Moody's Eligible Asset, the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor; provided that the Discounted Value of such Eligible Asset shall never be greater than the face value of such Eligible Asset.

"Dividend Coverage Amount," as of any Valuation Date, means, with respect to each share of RP, (i) the aggregate amount of dividends that will accumulate on such share of RP to (but not including) the Business Day following the first Dividend Reset Date for such share that follows such Valuation Date; less (ii) the combined value of Deposit Securities irrevocably deposited for the payment of dividends on such share of RP.

"Dividend Coverage Assets," as of any Valuation Date, means, with respect to each share of RP, Deposit Securities with maturity or tender payment dates not later than the day preceding the Business Day following the first Dividend Reset Date for such share that follows such Valuation Date and having a value not less than the Dividend Coverage Amount with respect to such share.

"Dividend Payment Date" means, (i) with respect to any Special Dividend Period of more than 91 but fewer than 365 days, the 92nd day thereof, the 183rd day thereof, if any, the 274th day thereof, if any, and the day after the last day thereof; (ii) with respect to any Special Dividend period of 365 or more days, the third Wednesday of each January, April, July and October therein and the day after the last day thereof; and (iii) with respect to any other Dividend Period, the day after the last day thereof; provided that, if any such date shall not be a Business Day, the Dividend Payment Date shall be the Business Day next succeeding such day.

"Dividend Period" means with respect to any share of RP, the Initial Dividend Period for such share and thereafter a period which shall commence on each (but not the final) Dividend Payment Date for such share (which, except during a Non-Payment Period, shall be a Settlement Date for such share).  Each such subsequent Dividend Period for such share will be comprised of, beginning with and including the day upon which it commences, 7 consecutive days (in the case of Remarketed Preferred Stock, Series C); 28 consecutive days (in the case of Remarketed Preferred Stock, Series A and B); or in the case of a Special Dividend Period, the number of consecutive days as shall be specified by the Board of Trustees in accordance with the provisions set forth in paragraph 3(j) of this Part I at the time the Board of Trustees designates a Special Dividend Period. Notwithstanding the foregoing, any adjustment of the remarketing schedule by the Remarketing Agents which includes an adjustment of a Settlement Date shall lengthen or shorten Dividend Periods by causing them always to end on and include the day before the Settlement Date as so adjusted.

"Dividend Reset Date" means any date on which the Remarketing Agents (i) determine the Applicable Dividend Rate for the ensuing Dividend Period, (ii) notify Holders, purchasers and tendering Holders of shares of RP by telephone, telex or otherwise of the results of the Remarketing and (iii) announce such Applicable Dividend Rate.

"Eligible Asset" means S&P Eligible Asset and/or Moody's Eligible Asset.

"Exchange Date" has the meaning set forth in paragraph 12 of this Part I.

"Exchange Event" has the meaning set forth in paragraph 12 of this Part I.

"Gross-up Dividend" has the meaning set forth in paragraph 3(k) of this Part I.

"Holder" means, with respect to any share of RP, the person whose name appears on the share transfer books of the Trust as the registered holder of such share.

"Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

"Initial Dividend Payment Date" means with respect to any share of RP, the Initial Dividend Payment Date specified with respect thereto by the Board of Trustees or a duly authorized committee thereof.

"Initial Dividend Period" means, with respect to any share of RP, the period commencing on and including the Date of Original Issue of such share and ending on the day prior to the Initial Dividend Payment Date.

"Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

"Market Value" of any asset of the Trust means the market value thereof determined by the Pricing Service.  The Market Value of any asset shall include any interest accrued thereon.  The Pricing Service shall value portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available.  Securities for which quotations are not readily available shall be valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions.  The pricing service may employ electronic data processing techniques and/or a matrix system to determine valuations.

"Master Purchaser's Letter" means a letter substantially in the form of Exhibit A to this Section 12.1 of ARTICLE 12, or such other form as may be acceptable to the Remarketing Agents, which is required to be executed by each purchaser of shares of RP.

"Maximum Dividend Rate" for any Dividend Period of 7 or 28 days at any Dividend Reset Date shall apply to a dividend, and be the Applicable Percentage of the applicable "AA" Composite Commercial Paper Rate.  The Applicable Percentage on each Dividend Reset Date shall vary with the lower of the credit rating or ratings assigned on such date to the shares of RP by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) as follows:

		Applicable Percentage of "AA" Composite Commercial Paper Rate
Credit Ratings
Moody's	S&P

"aa3" or higher	AA-or higher	110%
"a3" to "a1"	A- to A+	125%
"baa3" to "baa1"	BBB- to BBB+	150%
below "baa3"	Below BBB-	200%

The Maximum Dividend Rate for any Special Dividend Period will be a fixed or variable rate determined from time to time by formula or other means as designated by the Board of Trustees in respect of such Dividend Period.

The Remarketing Agents shall round each applicable Maximum Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths (0.0005) of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent.  The Remarketing Agents shall not round the "AA" Composite Commercial Paper Rate as part of their calculation of any Maximum Dividend Rate.

"Minimum Liquidity Level" has the meaning set forth in paragraph 9 of this Part I.

"Moody's" means Moody's Investors Service, Inc. or its successors.

"Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Moody's Collateral Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below:

Rating Category

Moody's  Collateral Period                                             Aaa*      Aa*       A*          Baa*     Other**

7   weeks or less   ............................................................ 151%       159%     168%        202%         229%

8   weeks  or  less but  greater  than seven weeks..           154         164        173        205            235

9   weeks  or  less but  greater  than eight weeks..            158         169        179        209            242

10 weeks  or less but  greater  than nine weeks..             161         175        186        213            250

*         Moody's  rating.

**         Municipal Securities not rated by Moody's but rated BBB by S&P.

Notwithstanding the foregoing, (i) the Moody's Discount Factor for short-term Municipal Securities will be 115%, so long as such Municipal Securities are rated at least MIG-1, VMIG-1 or P-1 by Moody's and mature or have a demand feature at par exercisable in 30 days or less and (ii) no Moody's Discount Factor will be applied to cash.

"Moody's Eligible Asset" means cash or a Municipal Security that (i) pays interest in cash, (ii) is publicly rated Baa or higher by Moody's or, if not rated by Moody's but rated by S&P, is rated at least BBB by S&P (provided that, for purposes of determining the Moody's Discount Factor applicable to any such S&P-rated Municipal Security, such Municipal Security will be deemed to have a Moody's rating which is one full rating category lower than its S&P rating), (iii) does not have its Moody's rating suspended by Moody's; and (iv) is part of an issue of Municipal Securities of at least $10,000,000. Municipal Securities issued by any one issuer and rated BBB by S&P may comprise no more than 4% of total Moody's Eligible Assets; such BBB rated Municipal Securities, if any, together with any Municipal Securities issued by the same issuer and rated Baa by Moody's, may comprise no more than 6% of total Moody's Eligible Assets; such BBB and Baa rated Municipal Securities, if any, together with any Municipal Securities issued by the same issuer and rated A by Moody's, may comprise no more than 10% of total Moody's Eligible Assets; and such BBB, Baa and A rated Municipal Securities, if any, together with any Municipal Securities issued by the same issuer and rated Aa by Moody's, may comprise no more than 20% of total Moody's Eligible Assets.  Municipal Securities issued by issuers located within a single state or territory and rated BBB by S&P may comprise no more than 12% of total Moody's Eligible Assets; such BBB rated Municipal Securities, if any, together with any Municipal Securities issued by issuers located within the same state or territory and rated Baa by Moody's, may comprise no more than 20% of total Moody's Eligible Assets; such BBB and Baa rated Municipal Securities, if any, together with any Municipal Securities issued by issuers located within the same state or territory and rated A by Moody's, may comprise no more than 40% of total Moody's Eligible Assets; and such BBB, Baa and A rated Municipal securities, if any, together with any Municipal Securities issued by issuers located within the same state or territory and rated Aa by Moody's, may comprise no more than 60% of total Moody's Eligible Assets.  Municipal Securities that are used by the Trust as collateral pursuant to a repurchase agreement that obligates the Trust to repurchase such Municipal Securities will only constitute Moody's Eligible Assets if the long-term debt of the other party to the repurchase agreement is rated at least Aa by Moody's and such agreement has a term of 30 days or less; such Municipal Securities shall be valued at the Discounted Value of such Municipal Securities.  Municipal Securities acquired as collateral by the Trust pursuant to a repurchase agreement that obligates the other party thereto to repurchase such Municipal Securities will only constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least Aa by Moody's and such agreement has a term of 30 days or less; such Municipal Securities shall be valued at the amount of cash paid by the Trust pursuant to such repurchase agreement.

Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if (i) it has been irrevocably deposited by the Trust for the payment, in full or in part, of any of (i)(A) through (i)(F) as set forth in the definition of "RP Basic Maintenance Amount" in this Section 12.1, or (ii) it is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (a) Liens the validity of which is being contested in good faith by appropriate proceedings, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by The Putnam Management Company, Inc., Putnam Investor Services, Inc., the Paying Agent or any Remarketing Agent and (d) any Lien by virtue of a repurchase agreement.

"Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 63 days thereafter.

"Municipal Securities" means municipal securities as described in the Trust's Registration Statement on Form N-2 (File Nos. 33-26396 and 811-5740) on file with the Securities and Exchange Commission, as such Registration Statement may be amended from time to time.

"1940 Act" means the Investment Company Act of 1940, as amended from time to time.

"1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act RP Asset Coverage (as required by paragraph 7 of this Part I) as of the last Business Day of each month, means the last Business Day of the following month.

"1940 Act RP Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares, including all outstanding shares of RP and Other RP (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of a closed-end investment company as a condition of paying dividends on its common stock).

"Non-Call Period" has the meaning described under "Specific Redemption Provisions" below.

"Non-Payment Period" means any period commencing on and including the day on which the Trust shall fail to (i) declare, prior to 12:00 noon, New York City time, on any Dividend Payment Date for shares of RP, for payment on or (to the extent permitted below) within three Business Days after such Dividend Payment Date to the Holders of such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on such shares payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) on or (to the extent permitted below) within three Business Days after any Dividend Payment Date for any shares of RP the full amount of any dividend on such shares (whether or not earned or declared) payable on such Dividend Payment Date or (B) on or (to the extent permitted below) within three Business Days after any redemption date for any shares of RP called for redemption, the redemption price of $100,000 per share plus the full amount of any dividends thereon (whether or not earned or declared) accumulated but unpaid to such redemption date, plus the premium, if any, resulting from the designation of a Premium Call Period and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds, provided that, a Non-Payment Period shall not end during the first seven days thereof unless the Trust shall have given at least three days' written notice to the Paying Agent, the Remarketing Agents and the Securities Depository and thereafter shall not end unless the Trust shall have given at least fourteen days' written notice to the Paying Agent, the Remarketing Agents, the Securities Depository and all Beneficial Owners.  Any dividend on shares of RP due on any Dividend Payment Date for such shares (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders who held such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to such shares not paid to such Holders when due may (if such non-payment is not solely due to the willful failure of the Trust) be paid pro rata to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment as the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365.

"Non-Payment Period Rate" means initially, 200% of the applicable "AA" Composite Commercial Paper Rate, provided that the Board of Trustees shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees determines and the Rating Agencies advise the Trust in writing that such adjustment, modification, alteration or change will not adversely affect their then-current ratings on the RP.

"Notice of Redemption" means any notice with respect to the redemption of shares of RP pursuant to paragraph 4 of this Part I.

"Other RP" means the remarketed preferred shares of the Trust, other than the RP, and includes the Serial RP.

"Paying Agent" means Bankers Trust Company, or any successor company or entity, which has entered into a Paying Agent Agreement with the Trust to act for the Trust, among other things, as the transfer agent, registrar, dividend and redemption price disbursing agent, settlement agent and agent for certain notifications in connection with the shares of RP in accordance with such agreement.

"Paying Agent Agreement" means an agreement to be entered into between the Trust and the Paying Agent.

"Preferred Shares" means the preferred shares of the Trust, and includes RP and Other RP.

"Premium Call Period" has the meaning specified in "Specific Redemption Provisions," below.

"Pricing Service" means Mellon Investdata Corp., or any successor company or entity, or as designated from time to time by the Board of Trustees.  Notwithstanding the foregoing, the Board of Trustees will not designate a new Pricing Service unless the Trust has received a written confirmation from Moody's and S&P that such action would not impair the ratings then assigned by Moody's and S&P to shares of RP.

"Quarterly Valuation Date" means the last Business Day of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing October 31, 1989.

"Remarketing" means each periodic operation of the process for remarketing shares of RP as described in Part II hereof.

"Remarketing Agents" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Prudential-Bache Securities Inc. and any additional or successor companies or entities which have entered into an agreement with the Trust to follow the remarketing procedures for the purpose of determining the Applicable Dividend Rate.

"RP" means, as the case may be, Remarketed Preferred Shares, Series A; Remarketed Preferred Shares, Series B; or Remarketed Preferred Shares, Series C.

"RP Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to the sum of (i) (A) the product of the number of shares of RP and Other RP outstanding on such date multiplied by $100,000; (B) the aggregate amount of dividends that will have accumulated (whether or not earned or declared) for each share of RP and Other RP outstanding in each case to (but not including) the next Dividend Payment Date that follows such Valuation Date; (C) the aggregate amount of dividends that would accumulate at the then current Maximum Dividend Rate on any shares of RP and Other RP outstanding from the Business Days following such respective Dividend Reset Dates through the 63rd day after such Valuation Date, multiplied by the larger of factors (currently 246%) determined from time to time by Moody's and S&P and designed to take into account potential increases in dividend rates over such period (except that if such Valuation Date occurs during a Non-Payment Period, the dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the premium, if any, resulting from the designation of a Premium Call Period and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, any current liabilities relating to futures and options and any Gross-up Dividends which are payable pursuant to paragraph 3(k) of this Part I with respect to the RP and any analogous provision with respect to Other RP, and payables for Municipal Securities purchased as of such Valuation Date) less (ii) the sum of (A) receivables for Municipal Securities sold as of such Valuation Date, provided that, for purposes of calculating RP Basic Maintenance Amount in order to determine whether the Trust has Moody's Eligible Assets with a Discounted Value that equals the Moody's Basic Maintenance Amount, the party from which such receivable is due shall have long-term debt rated at least A2 by Moody's and such receivable is due in 30 days or less and (B) the value of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(F).

"RP Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the RP Basic Maintenance Amount (as required by paragraph 8(a) of this Part I) as of a given Valuation Date, means the ninth Business Day following such Valuation Date.

"RP Basic Maintenance Report" means a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the RP Basic Maintenance Amount.

"S&P" means Standard & Poor's Corporation or its successors.

"S&P Discount Factor" means, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest S&P Collateral Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:

		Rating Category
S&P Collateral Period	AAA*	AA*	A*	BBB*
40 Business Days	190%	195%	210%	250%
22 Business Days	170	175	190	230
10 Business Days	155	160	175	215
7 Business Days	150	155	170	210
3 Business Days	130	135	150	190
* S&P rating.

Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Municipal Securities will be 115%, so long as such Municipal Securities are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Municipal Securities are not rated by S&P but are rated VMIG-1, P-l or MIG-1 by Moody's; provided, however, that if such Municipal Securities are backed by any letter of credit, liquidity facility or guarantee from a bank or other financial institution, such bank or institution must have a short-term rating of at least A-1+ from S&P; and further provided that such short-term Municipal Securities rated by Moody's but not rated by S&P may comprise no more than 50% of short-term Municipal Securities that qualify as S&P Eligible Assets and (ii) no S&P Discount Factor will be applied to cash.

"S&P Eligible Asset" means cash or a Municipal Security that (i) is interest bearing and pays interest at least semiannually; (ii) is payable with respect to principal and interest in United States Dollars; (iii) is publicly rated BBB or higher by S&P or, if not rated by S&P but rated by Moody's, is rated at least A by Moody's (provided that, such Moody's-rated Municipal Securities will be included in S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody's-rated Municipal Security, such Municipal Security will be deemed to have an S&P rating which is one full rating category lower than its Moody's rating); (iv) is not subject to a covered call or covered put option written by the Trust; (v) is not part of a private placement of Municipal Securities; and (vi) is part of an issue of Municipal Securities with an original issue size of at least $20 million or, if of an issue with an original issue size below $20 million (but in no event below $10 million), is issued by an issuer with a total of at least $50 million of securities outstanding.  Notwithstanding the foregoing: (a)  Municipal Securities of any one issuer or guarantor (excluding bond insurers) will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Securities exceeds 5% of the aggregate Market Value of the S&P Eligible Assets;

(b)              Municipal Securities guaranteed or insured by any one bond insurer will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 25% of the aggregate Market Value of the S&P Eligible Assets; and

(c)              Municipal Securities issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 20% of the aggregate Market Value of the S&P Eligible Assets.

"S&P Exposure Period" means the maximum period of time following a Valuation Date that the Trust has under this Section 12.1 to cure any failure to maintain, as of such Valuation Date, the Discounted Value for its portfolio at least equal to the RP Basic Maintenance Amount (as described in paragraph 8(a) of this Part I) which period of time is currently nine Business Days.

"Securities Depository" means The Depository Trust Company or any successor company or other entity selected by the Trust as securities depository of the shares of RP that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of RP.

"Serial RP" means the Remarketed Preferred Shares, Series I, of the Trust established pursuant to a statement establishing and fixing the rights of such series as set forth in Section 12.2 of these By-laws.

"Service" means the Internal Revenue Service.

"Settlement Date" means the first Business Day after a Dividend Reset Date applicable to a share of RP.

"7-day Dividend Period" means a Dividend Period containing seven days.

"Special Dividend Period" means a Dividend Period established by the Board of Trustees pursuant to paragraph 3(j) of this Part I.

"Specific Redemption Provisions" means, with respect to a Special Dividend Period of 365 or more days, either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Trustees, after consultation with the Remarketing Agents, during which the shares of RP subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees, after consultation with the Remarketing Agents, during each year of which the shares of RP subject to such Dividend Period shall be redeemable at the Trust's option at a price per share equal to $100,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $100,000, as determined by the Board of Trustees after consultation with the Remarketing Agents.

"Substitute Commercial Paper Dealers" means such Substitute Commercial Paper Dealer or Dealers as the Trust may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

"Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by the Trust to act as the" substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of RP.

"Tender and Dividend Reset" means the process pursuant to which shares of RP may be tendered in a Remarketing or held and become subject to the new Applicable Dividend Rate determined by the Remarketing Agents in such Remarketing.

"Tender Date" means any date on which (i) each holder of shares of RP must provide to the Remarketing Agents irrevocable telephonic notice of intent to tender shares in a Remarketing and (ii) such Remarketing formally commences.

"Trust" means Putnam Managed Municipal Income Trust, a Massachusetts business trust.

"28-day Dividend Period" means a Dividend Period containing twenty-eight days.

"Valuation Date" means, for purposes of determining whether the Trust is maintaining the RP Basic Maintenance Amount and the Minimum Liquidity Level, each Business Day.

"Voting Period" has the meaning set forth in paragraph 6(b) of this Part I.

2.                       Fractional Shares.  No fractional shares of RP shall be issued.

3.                       Dividends.   (a)  The Holders as of 12:00 noon, New York City time, on the applicable Dividend Payment Date, shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, cumulative dividends, at the Applicable Dividend Rate. Dividends on the shares of RP so declared and payable shall be paid (i) in preference to and in priority over any dividends declared and payable on the Common Shares, and (ii) to the extent permitted under the Code and to the extent available and in preference to and priority over any dividends declared and payable on the Common Shares, out of tax-exempt income earned on the Trust's investments, subject to the application of the alternative minimum tax provisions of the Code.  Dividends on shares of RP will be designated as exempt-interest dividends up to the amount of net tax-exempt income of the Trust for purposes of Section 852 of the Code.

(b)             Dividends on each share of RP shall accumulate from its Date of Original Issue and will be payable, when, as and if declared by the Board of Trustees, on each Dividend Payment Date applicable to such share of RP.

(c)             Each declared dividend shall be payable on the applicable Dividend Payment Date to the Holder or Holders of such shares of RP as set forth in paragraph 3(a).  Dividends on any share of RP in arrears with respect to any past Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holder of such share as of a date not exceeding five Business Days preceding the date of payment thereof as may be fixed by the Board of Trustees.  Any dividend payment made on any share of RP shall be first credited against the dividends accumulated but unpaid (whether or not earned or declared) with respect to the earliest Dividend Payment Date on which dividends were not paid.

(d)       Neither Holders nor Beneficial Owners of shares of RP shall be entitled to any dividends on the shares of RP, whether payable in cash, property or stock, in excess of full cumulative dividends thereon, except as set forth in paragraph 3(k) of this Part I.  Except as provided in paragraph 3(h) of this Part I, neither Holders nor Beneficial Owners of shares of RP shall be entitled to any interest, or other additional amount, on any dividend payment on any share of RP which may be in arrears.

(e)             Except as otherwise provided herein, the Applicable Dividend Rate on each share of RP for each Dividend Period with respect to such share shall be equal to the rate per annum that results from implementation of the remarketing procedures described in Part II hereof.

(f)             The amount of declared dividends for each share of RP payable on each Dividend Payment Date shall be computed by the Trust by multiplying the Applicable Dividend Rate in effect with respect to dividends payable on such share on such Dividend Payment Date by a fraction the numerator of which shall be the number of days such share was outstanding from and including its Date of Original Issue or the preceding Dividend Payment Date, as the case may be, to and including the last day of such Dividend Period, and the denominator of which shall be 365, and then multiplying the percentage so obtained by $100,000.

(g)        No later than by 12:00 noon, New York City time, on each Dividend Payment Date, the Trust shall deposit in same-day funds with the Paying Agent the full amount of any dividend declared and payable on such Dividend Payment Date on any share of RP.

(h)  The Applicable Dividend Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; any share of RP for which a Special Dividend Period would otherwise have commenced on the first day of a Non-Payment Period shall have a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP); and each Dividend Period for shares of RP commencing after the first day of, and during, a Non-Payment Period shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP).  Any amount of any dividend due on any Dividend Payment Date for any shares of RP (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders of such shares of RP as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of RP not paid to such Holders when due but paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, shall incur a late charge to be paid therewith to such Holders and calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365.  For the purposes of the foregoing and paragraphs 3(g) and -4(g) of this Part I, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

(i)  Except during a Non-Payment Period, by 1:00 p.m. on the Tender Date in the Remarketing at the end of the Initial Dividend Period applicable to a share of RP, and by 1:00 p.m. on the Tender Date in the Remarketing at the end of each subsequent Dividend Period applicable to a share of RP, the Beneficial Owner of such share of RP may elect to tender such share or hold such share for the next Dividend Period.  If the Beneficial Owner of such share of RP elects to hold such share, such Beneficial Owner shall hold such share of RP for a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP) or a Special Dividend Period if the succeeding Dividend Period with respect to such share has been designated by the Board of Trustees as a Special Dividend Period provided that, if (i) there are no Remarketing Agents, (ii) the Remarketing Agents are not required to conduct a Remarketing or (iii) the Remarketing Agents are unable to remarket in the Remarketing on the Dividend Reset Date following such Tender Date all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share, then the next Dividend Period for all shares of RP shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP) and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate.  If the Beneficial Owner of such share of RP fails to elect to tender or hold such share by 1:00 p.m. on such Tender Date, such Beneficial Owner shall continue to hold such share at the Applicable Dividend Rate determined in such Remarketing for a Dividend Period of the same type as the current Dividend Period for such share; provided that, (i) if there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing or the Remarketing Agents are unable to remarket in the Remarketing on the Dividend Reset Date following such Tender Date all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share, then the next Dividend Period for all shares of RP shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP) and the Applicable Dividend Rate therefor shall be the Maximum Applicable Rate for a 28-day Dividend Period or a 7-day Dividend Period, as the case may be and (ii) if such current Dividend Period is a Special Dividend Period or the succeeding Dividend Period has been designated by the Board of Trustees as a Special Dividend Period, then such Beneficial Owner is deemed to have elected to tender the shares.  If the Remarketing Agents are unable to remarket in such Remarketing all shares of RP subject to such Remarketing and tendered (or deemed tendered) to them at a price of $100,000 per share, the Beneficial Owners thereof shall hold such share at the applicable Maximum Dividend Rate for 28-day Dividend Period (in the case of 7 Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP).  If a share of RP is tendered (or deemed tendered) and purchased in a Remarketing, the next Dividend Period for such share shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series c shares of RP) or a Special Dividend Period with respect to such share, as the case may be, at the Applicable Dividend Rate therefor, except that, if the Remarketing Agents are unable to remarket in such Remarketing all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share, no purchaser in such Remarketing shall be permitted to acquire shares having a Special Dividend Period and the next Dividend Period for such share shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP) and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate.

(j)  The Board of Trustees may at any time designate a subsequent Dividend Period as a Special Dividend Period with such number of days as the Board of Trustees shall specify; provided that (i) such number of days to be specified as a Special Dividend Period shall be a multiple of 28 (in the case of Series A and B shares of RP) or a multiple of 7 (in the case of Series C shares of RP) and the number of days so specified must be such that the starting date and the ending date for a Special Dividend Period or any subsequent Dividend Periods for a Series shall not be the same as the starting date and the ending date for any other Dividend Periods for any other Series; (ii) written notice of any such designation, of the Maximum Dividend Rate, and Specified Redemption Provisions, if any, in respect thereof and of the consequences of failure to tender or to elect to hold shares, must be given at least seven days prior to such Tender Date to the Remarketing Agents, the Paying Agent, the Securities Depository and the Beneficial Owners of shares of RP which are to be subject to such Special Dividend Period; (iii) no Special Dividend Period may commence for any share of RP during a Non-Payment Period or if the Trust fails to maintain either the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage and such failure is not cured; (iv) if such Special Dividend Period contains 365 or more days, the shares of RP subject to such Special Dividend Period shall have an aggregate liquidation preference (exclusive of accumulated but unpaid dividends and premium, if any) of at least $30,000,000 or such greater or lesser amount as may be specified by the Board of Trustees; (v) in respect of any Special Dividend Period, the Board of Trustees shall also determine a Maximum Dividend Rate after consultation with Remarketing Agents, which rate, as determined from time to time by formula or other means, may be fixed or variable; and (vi) in respect of any Special Dividend Period of 365 or more days, the Board of Trustees, after consultation with the Remarketing Agents, may establish Specific Redemption Provisions.

On or before 5:00 p.m., New York City time, on the third Business Day prior to the designation of a Special Dividend Period, the Trust shall complete and deliver to S&P, on a pro forma basis, an RP Basic Maintenance Report for such proposed Special Dividend Period, taking into account the proposed number of days to be specified as a Special Dividend Period and the proposed Maximum Dividend Rate to be determined with respect to such Special Dividend Period.

The existence or rescission of any Special Dividend Period shall not affect any current Dividend Period or prevent the Board of Trustees from establishing other Special Dividend Periods of similar duration or in any way restrict the Maximum Dividend Rate or Specific Redemption Provisions which may be designated in connection with any other Special Dividend Period.

If the Remarketing Agents are unable to remarket sufficient shares of RP at the commencement of a Special Dividend Period to satisfy the requirement described in clause (iv) of the preceding paragraph, then the Dividend Period in respect of any share of RP which otherwise would have been subject to such Special Dividend Period shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP) and an Applicable Dividend Rate shall be set by the Remarketing Agents in accordance with the remarketing procedures.

(k)  If all or any part of the dividends on the shares of RP determined by implementation of the remarketing procedures described in Part II hereof is not designated by the Trust in good faith as an exempt-interest dividend within the meaning of Section 852(b)(5) of the Code solely because the Trust allocates capital gains or ordinary income to the shares of RP, (such portion of the dividends on the shares of RP (other than any Gross-up Dividends) that is not so designated is referred to herein as a "Nonqualifying Distribution"), the Trust will, not later than 270 days after the end of the Trust's fiscal year for which such designation is made, provide notice thereof to the Paying Agent.  The Paying Agent will mail a copy of such notice to each Qualified Investor (as defined below) at the address specified in such Qualified Investor's Master Purchaser's Letter as promptly as practicable after its receipt of such notice from the Trust.  The Trust will, within 30 days after such notice is given to the Paying Agent, pay to the Paying Agent (who will then distribute to the Qualified Investors) , out of funds legally available therefor, an amount equal to the aggregate Gross-up Dividends (as defined below) with respect to all Nonqualifying Distributions made to Qualified Investors during the fiscal year in question.  A "Qualified Investor" is a Beneficial Owner during such fiscal year of a share or shares of RP to whom Nonqualifying Distributions were made during such fiscal year.

A "Gross-up Dividend" means payment to a Qualified Investor of an amount which, when taken together with the aggregate Nonqualifying Distributions paid to such Qualified Investor during the fiscal year in question, would cause such Qualified Investor's net yield in dollars for such fiscal year (after Federal income tax consequences) from the aggregate of both the Nonqualifying Distributions (determined without regard to the Gross-Up Dividend) and the Gross-up Dividend to be equal to the net yield in dollars for such fiscal year (after Federal income tax consequences) which would have been received by such Qualified Investor if the amount of the aggregate Nonqualifying Distributions had been so designated.  Such Gross-up Dividend shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Qualified Investor is subject to the alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that each Nonqualifying Distribution and Gross-Up Dividend (to the extent that such Gross-up Dividend is not exempt from Federal income tax) would be taxable in the hands of each Qualified Investor at the maximum marginal corporate Federal income tax rate in effect during the fiscal year in question.

All such designations made by the Trust in good faith following the end of each fiscal year of the Trust and all other determinations made by the Trust in good faith with respect to dividends on the shares of RP shall be binding and conclusive for all purposes of determining the amount of Gross-up Dividends required to be made under this paragraph 3(k).  Notwithstanding anything to the contrary contained herein, no Gross-up Dividends shall be required to be made under this paragraph 3(k) if dividends on the shares of RP are not excludable from the gross income of a Qualified Investor for any reason other than as specifically provided above or if for any reason the Trust is subsequently required to revise any such designations.

4.   Redemption.  Shares of RP shall be redeemable by the Trust as provided below:

(a)  To the extent permitted under the 1940 Act and Massachusetts law, upon giving a Notice of Redemption, the Trust at its option may redeem shares of RP, in whole or in part, on the next succeeding scheduled Dividend Payment Date applicable to those shares of RP called for redemption, out of funds legally available therefor, at a redemption price equal to $100,000 per share plus an amount equal to dividends thereon (whether or not earned or declared) accumulated but unpaid to the date fixed for redemption plus the premium, if any, resulting from the designation of a Premium Call Period; provided that, no share of RP shall be subject to redemption pursuant to this paragraph 4(a) on any Dividend Payment Date during a Non-Call Period to which it is subject.  The Trust may not give a Notice of Redemption relating to an optional redemption as described in paragraph 4(a) unless, at the time of giving such Notice of Redemption, the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a Discounted Value not less than the amount due to Beneficial Owners by reason of the redemption of their shares of RP on such redemption date.

(b)  The Trust shall redeem, out of funds legally available therefor, at a redemption price of $100,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) to the date fixed by the Board of Trustees for redemption plus the premium, if any, resulting from the designation of a Premium Call Period, certain of the shares of RP to the extent permitted under the 1940 Act and Massachusetts law, if the Trust fails to maintain the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage and such failure is not cured on or before the RP Basic Maintenance Cure Date or the 1940 Act Cure Date (herein referred to respectively as the "Cure Date"), as the case may be.  The number of shares of RP to be redeemed shall be equal to the lesser of (i) the minimum number of shares of RP the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other Preferred Shares subject to redemption or retirement, would result in the satisfaction of the RP Basic Maintenance Amount or the 1940 Act Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of RP and other Preferred Shares the redemption of which would have such result, all shares of RP then outstanding shall be redeemed), and (ii) the maximum number of shares of RP, together with all other Preferred Shares subject to redemption or retirement that can be redeemed out of funds expected to be legally available therefor.  In determining the number of shares of RP required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage, as the case may be, pro rata among shares of RP, Other RP and other Preferred Shares subject to redemption provisions similar to those contained in this paragraph 4(b), except as set forth in Section 12.2 of these By-laws.  The Trust shall effect such redemption not later than 45 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of RP and other Preferred Shares which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 45 days after such Cure Date, the Trust shall redeem those shares of RP and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.

Any share of RP shall be subject to mandatory redemption regardless of whether such share is subject to a Non-Call Period provided that shares of RP subject to a Non-Call Period will only be subject to redemption to the extent that the other shares of RP are not available to satisfy the number of shares required to be redeemed.  In such event, such shares subject to a Non-Call Period will be selected for redemption in an ascending order of outstanding Non-Call Period (with shares with the lowest number of days remaining in the period to be called first) and by lot in the event of equal outstanding Non-Call Periods.

(c)  Subject to paragraph 4(d) of this Part I, if fewer than all the outstanding shares of RP are to be redeemed pursuant to this paragraph 4, the number of shares of RP so to be redeemed shall be a whole number of shares and shall be determined by the Board of Trustees, and the Trust shall give a Notice of Redemption as provided in paragraph 4(e) of this Section 12.1, provided that no share of RP will be subject to optional redemption on any Dividend Payment Date during a Non-Call Period to which it is subject and shares of RP subject to a Non-Call Period will be subject to mandatory redemption only on the basis described under Paragraph 4(b) of this Part I.  Unless certificates representing shares of RP are held by Holders other than the Securities Depository or its nominee, the Securities Depository upon receipt of such notice, shall determine by lot the number of shares of RP to be redeemed from the account of each Agent Member (which may include an Agent Member, including a Remarketing Agent, holding shares for its own account) and notify the Paying Agent of such determination.  The Paying Agent, upon receipt of such notice, shall in turn determine by lot the number of shares of RP to be redeemed from the accounts of the Beneficial Owners of the shares of RP whose Agent Members have been selected by the Securities Depository and give notice of such determination to the Remarketing Agents.  In doing so, the Paying Agent may determine that shares of RP shall be redeemed from the accounts of some Beneficial Owners, which may include the Remarketing Agents, without shares of RP being redeemed from the accounts of other Beneficial Owners.

(d)              Notwithstanding paragraph 4(c) of this Part I, if any certificates representing shares of RP are held by Holders other than the Securities Depository or its nominee, then the shares of RP to be redeemed shall be selected by the Trust by lot.

(e)              Any Notice of Redemption with respect to shares of RP shall be given (A) in the case of a redemption pursuant to paragraph 4(a) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any other Holder) and the Remarketing Agents by telephone, not later than 1:00 p.m. New York City time (and later confirmed in writing) on (i) the Settlement Date in the case of a partial redemption of the shares of RP, (ii) the Tender Date in the case of a redemption in whole of the shares of RP or (iii) during a Non-Payment Period, the later of the Dividend Payment Date or the seventh day prior to the earliest date upon which any such redemption may occur and (B) in the case of a mandatory redemption pursuant to paragraph 4(b) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any Holder) and the Remarketing Agents, by telephone, not later than 1:00 p.m., New York City time (and later confirmed in writing) on the third Business Day preceding the redemption date established by the Board of Trustees and specified in such notice.  In the case of a partial redemption of the shares of RP, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day on which the Paying Agent determines the shares to be redeemed, as described in paragraph 4(c) of this Part I (or, if certificates are held by persons other than the Securities Depository, not later than the close of business on the Business Day immediately following the day on which the Paying Agent receives a Notice of Redemption from the Trust).  Such telephonic notice shall be confirmed in writing to the Remarketing Agents, the Securities Depository and to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day immediately following the day on which the Paying Agent determines the shares to be redeemed. In the case of a redemption in whole of the shares of RP, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day immediately following the day on which it receives a Notice of Redemption from the Trust.  Such telephonic notice shall be confirmed promptly in writing to each Beneficial Owner of shares of RP called for redemption, the Remarketing Agents and the Securities Depository not later than the close of business on the second Business Day following the day on which the Paying Agent receives a Notice of Redemption.

(f)  Every Notice of Redemption and other redemption notice shall state:  (i) the redemption date; (ii) the number of shares of RP to be redeemed; (iii) the redemption price; (iv) that dividends on the shares of RP to be redeemed shall cease to accumulate as of such redemption date; and (v) the provision of the Declaration of Trust or the By-laws pursuant to which such shares are being redeemed.  In addition, notice of redemption given to a Beneficial Owner shall state the CUSIP number, if any, of the shares of RP to be redeemed and the manner in which the Beneficial Owners of such shares may-obtain payment of the redemption price.  No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.  The Paying Agent shall use its reasonable efforts to cause the publication of a redemption notice in an Authorized Newspaper within two Business Days of the date of the Notice of Redemption, but failure so to publish such notification shall not affect the validity or effectiveness of any such redemption proceedings.  Shares of RP the Beneficial Owners of which shall have been given Notice of Redemption shall not be subject to transfer outside of a Remarketing.

(g)  On any redemption date, the Trust shall deposit, irrevocably in trust, in same-day funds, with the Paying Agent, by 12:00 noon, New York City time, $100,000 for each share of RP called for redemption plus an amount equal to dividends thereon accumulated but unpaid to such redemption date (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period.

(h)  In connection with any redemption, upon the giving of a Notice of Redemption and the deposit of the funds necessary for such redemption with the Paying Agent in accordance with this paragraph 4, all rights of the Holders and Beneficial Owners of shares of RP so called for redemption shall cease and terminate, except the right of the Holders and Beneficial Owners thereof to receive the redemption price thereof, inclusive of an amount equal to dividends (whether or not earned or declared) accumulated but unpaid to the redemption date plus the premium, if any, resulting from the designation of a Premium Call Period, but without any interest or other additional amount (except as provided in paragraphs 3(h) and 3(k) of this Part I), and such shares shall no longer be deemed outstanding for any purpose.  The Trust shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent as aforesaid in excess of the sum of (i) the aggregate redemption price of the shares of RP called for redemption on such date and (ii) all other amounts to which Holders and Beneficial Owners of shares of RP called for redemption may be entitled.  The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.  Any funds so deposited with the Paying Agent which are unclaimed at the end of ninety days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders and Beneficial Owners of shares of RP so called for redemption shall look only to the Trust for payment of the redemption price and all other amounts to which they may be entitled. If any such unclaimed funds are repaid to the Trust, the Trust shall invest such unclaimed funds in Deposit Securities with a maturity of no more than one business day.

(i)  To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available.  Failure to redeem shares of RP shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit funds with the Paying Agent pursuant to paragraph 4 (g) of this Part I with respect to any shares for which such Notice of Redemption has been given.  Notwithstanding the fact that the Trust may not have redeemed shares of RP for which a Notice of Redemption has been given, dividends may be declared and paid on shares of RP and shall include those shares of RP for which a Notice of Redemption has been given.

(j)  Notwithstanding any of the foregoing provisions of this paragraph 4, the Remarketing Agents may, in their sole discretion, modify the procedures set forth above with respect to notification of redemption, provided that, any such modification does not adversely affect any Holder or any Beneficial Owner of shares of RP or materially alter the obligations of the Paying Agent; and further provided that, the Trust receives written confirmation from S&P that any such modification would not impair the ratings then assigned by S&P to shares of RP.

(k)  In effecting any redemption pursuant to this paragraph 4, the Trust shall use all reasonable efforts to satisfy all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Massachusetts law.

(l)  Notwithstanding the foregoing, (i) no share of RP may be redeemed pursuant to paragraph 4(a) of this Part I unless the full amount of accumulated but unpaid dividends to the date fixed for redemption for each such share of RP called for redemption shall have been declared, and (ii) no share of RP may be redeemed unless all outstanding shares of RP are simultaneously redeemed, nor may any shares of RP be purchased or otherwise acquired by the Trust except in accordance with a purchase offer made on substantially equivalent terms by the Trust for all outstanding shares of RP, unless, in each such instance, dividends on all outstanding shares of RP through the end of their most recently ended Dividend Period (or, if such transaction is on a Dividend Payment Date, through the Dividend Period ending on the day prior to such Dividend Payment Date) shall have been paid or declared and sufficient funds for the payment thereof deposited with the Paying Agent.

(m)  Except as set forth in this paragraph 4 with respect to redemptions and subject to paragraph 4(l) hereof, nothing contained herein shall limit any legal right of the Trust or any affiliate to purchase or otherwise acquire any share of RP at any price.  Any shares of RP which have been redeemed, purchased or otherwise acquired by the Trust or any affiliate thereof may be resold.  In lieu of redeeming shares called for redemption, the Trust shall have the right to arrange for other purchasers to purchase from Beneficial Owners all shares of RP to be redeemed pursuant to this paragraph 4, except those shares of RP to be redeemed pursuant to paragraph 4(b) hereof, by their paying to such Beneficial Owners on or before the close of business on the redemption date an amount equal to not less than the redemption price payable by the Trust on the redemption of such shares, and the obligation of the Trust to pay such redemption price shall be satisfied and discharged to the extent such payment is so made by such purchasers.  Prior to the purchase of such shares by such purchasers, the Trust shall notify each purchaser that such shares have been called for redemption.

5.   Liquidation.  (a)  Upon a liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders shall be entitled, whether from capital or surplus, before any assets of the Trust shall be distributed among or paid over to holders of Common Shares or any other class or series of shares of the Trust ranking junior to the RP as to liquidation payments, to be paid the amount of $100,000 per share of RP, plus an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period to but excluding the date of final distribution in same-day funds.  After any such payment, the Holders and Beneficial Owners shall not be entitled to any further participation in any distribution of assets of the Trust.

(b)  If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust shall be insufficient to make such full payments to the Holders and the holders of any Preferred Shares ranking as to liquidation, dissolution or winding up on a parity with the RP (including the Other RP), then such assets shall be distributed among the Holders and such parity holders ratably in accordance with the respective amounts which would be payable on such shares of RP and any other such Preferred Shares if all amounts thereof were paid in full.

(c)  Neither the consolidation nor the merger of the Trust with or into any corporation or corporations nor a reorganization of the Trust alone nor the sale, lease or transfer by the Trust of all or substantially all of its assets shall be deemed to be a dissolution or liquidation of the Trust.

6.  Voting Rights.  (a)  General.  Except as otherwise provided in the Declaration of Trust or By-laws, each Holder of shares of RP and each record holder of Common Shares shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding Preferred Shares, including RP, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of Preferred Shares, including RP, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to elect two trustees of the Trust, each Preferred Share, including RP, entitling the holder thereof to one vote.  Subject to paragraph 6(b) hereof, the holders of outstanding Common Shares and Preferred Shares, including RP, voting as a single class, shall elect the balance of the trustees.

(b)  Right to Elect Majority of Board of Trustees. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect.  A Voting Period shall commence: (i)  if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of RP equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends; or (ii)  if at any time holders of any other Preferred Shares are entitled to elect a majority of the trustees of the Trust.  Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 6(b).

(c)  Other Actions.  So long as any shares of RP are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of RP outstanding at the time, in person or by proxy, either in writing or at a meeting (voting separately as one class): (a) authorize, create or issue or increase or decrease the authorized or issued amount of, any class or series of stock ranking prior to or on a parity with the RP with respect to payment of dividends or the distribution of assets on liquidation (other than the Serial RP and the Other RP issued on the Date of Original Issue), or increase or decrease the authorized amount of RP; (b) amend, alter or repeal the provisions of the Declaration of Trust and the Bylaws, including this Section 12.1, whether by merger, consolidation or otherwise, so as to affect materially and adversely any preference, right or power of such shares of RP or the Holders thereof; or (c) take any other action which pursuant to Section 18(a)(2)(D) of the 1940 Act requires approval by the Holders of a majority of the shares of RP outstanding at the time; provided that, the issuance of not more than the 4,000 Preferred Shares presently authorized by this Section 12.1 and the creation and issuance of the Serial RP, and of series of Preferred Shares ranking junior to the RP with respect to payment of dividends and the distribution of assets on liquidation, will not be deemed to affect such preferences, rights or powers unless such issuance would at the time thereof, cause the Trust not to satisfy the 1940 Act RP Asset Coverage or the RP Basic Maintenance Amount.  To the extent permitted under the 1940 Act, the Trust shall not take any action (including but not limited to those set forth above in clauses (a) and (b) of this paragraph 6(c)) which may adversely affect the rights of a Holder of shares of a series of RP differently than a Holder of shares of another series of RP without the affirmative vote or consent of the Holders of at least a majority of the shares of RP of such potentially affected series outstanding at the time, in person or by proxy, either in writing or at a meeting (voting separately as a class).  To the extent that such an action may affect the rights of Holders of shares of series of RP in a substantially similar manner, the Holders of shares of such series shall vote together as one class.  Notwithstanding the foregoing, so long as any shares of RP are outstanding, the Trust shall not take any action described in Sections 4, 5 or 6 of Article IX of the Declaration of Trust or amend the provisions of Section 1 of Article IV, Sections 4, 5 or 6 of Article IX or the first sentence of Section 9 of Article IX of the Declaration of Trust, without the affirmative vote or consent of the Holders of at least two-thirds (or a majority if permitted by Sections 4, 5 or 6 of Article IX of the Declaration of Trust) of the shares of RP and of two-thirds (or a majority if permitted by Sections 4, 5 or 6 of Article IX of the Declaration of Trust) of the Common Shares outstanding at the time, in person or by proxy, either in writing or at a meeting (each voting separately as a class).

The foregoing voting provisions shall not apply with respect to shares of RP if, at or prior to the time when a vote is required, such shares of RP shall have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

The Board of Trustees may without the vote or consent of the Holders of RP from time to time amend, alter or repeal any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of shares of RP or the Holders thereof, provided the Board of Trustees receives written confirmation from Moody's and S&P that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's and S&P to shares of RP:

Deposit Securities                                      1940 Act RP Asset Coverage

Discounted Value                                       Quarterly Valuation Date

Dividend Coverage Amount                          RP Basic Maintenance Amount

Dividend Coverage Assets                           RP Basic Maintenance Cure Date

Market Value                                              RP Basic Maintenance Report

Minimum Liquidity Level                            S&P Discount Factor

Moody's Discount Factor                              S&P Eligible Asset

Moody's Eligible Asset                                S&P Exposure Period

Moody's Exposure Period                            Valuation Date

1940 Act Cure Date

(d)  Voting Procedures.  (i)  As soon as practicable after the accrual of any right of the holders of shares of Preferred Shares to elect additional trustees as described in paragraph 6(b) above, the Trust shall notify the Paying Agent and the Paying Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice.  If the Trust fails to send such notice to the Paying Agent or if the Paying Agent does not call such a special meeting, it may be called by any such holder on like notice.  The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed.  At any such special meeting and at each meeting held during a Voting Period, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), shall be entitled to elect the number of trustees prescribed in paragraph 6 (b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

(ii)  For purposes of determining any rights of the Holders to vote on any matter whether such right is created by this Section 12.2, by the other provisions of the Declaration of Trust and the By-laws, by statute or otherwise, no Holder shall be entitled to vote and no share of RP shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient funds for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 4 of this Part I.  No share of RP held by the Trust or any affiliate of the Trust shall have any voting rights or be deemed to be outstanding for voting purposes.

(iii)  The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(iv)  Simultaneously with the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph 6(b) above shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph 6(b) above shall cease, subject to the provisions of the last sentence of paragraph 6(b)(ii).

(e)  Exclusive Remedy.  Unless otherwise required by law, the Holders of shares of RP shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.  The Holders of shares of RP shall have no preemptive rights or rights to cumulative voting.  In the event that the Trust fails to pay any dividends on the shares of RP, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 6.  In no event shall the Holders of shares of RP have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

(f)  Notification to S&P.  In the event a vote of Holders of RP is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten business days prior to the date on which such vote is to be taken, notify S&P that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

7.                       1940 Act RP Asset Coverage.  The Trust shall maintain, as of the last Business Day of each month in which any share of RP is outstanding, the 1940 Act RP Asset Coverage.

8.                       RP Basic Maintenance Amount.  (a)  The Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date,

(i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount and

(ii) Moody's Eligible Assets having an aggregate Discounted  Value equal to or greater than the RP Basic Maintenance Amount.  Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to reattain the RP Basic, Maintenance Amount on or prior to the RP Basic Maintenance Cure Date.

(b)              The Trust will deliver an RP Basic Maintenance Report to the Remarketing Agents, the Paying Agent, Moody's and S&P as of (i) the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and (ii) the last Business Day of each month, in each case on or before 5:00 p.m., New York City time, on the third Business Day after such day.

(c)              On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the RP Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agents, the Paying Agent, Moody's and S&P an RP Basic Maintenance Report as of the date of such failure.

(d)       On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures any failure to satisfy the RP Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agents, the Paying Agent, Moody's and S&P an RP Basic Maintenance Report as of the date of such cure.

 (e)  An RP Basic Maintenance Report or an Accountant's Confirmation will be deemed to have been delivered to the Remarketing Agents, the Paying Agent, Moody's and S&P if the Remarketing Agents, the Paying Agent, Moody's and S&P receive a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Remarketing Agents, the Paying Agent, Moody's and S&P for delivery on the next Business Day the full RP Basic Maintenance Report.  A failure by the Trust to deliver an RP Basic Maintenance Report under subparagraph (b), (c) or (d) of this paragraph 8 shall be deemed to be delivery of an RP Basic Maintenance Report indicating that the Discounted Value for all assets of the Trust is less than the RP Basic Maintenance Amount, as of the relevant Valuation Date.

(f)  Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody's of an RP Basic Maintenance Report in accordance with paragraph 8(b) above relating to a Quarterly Valuation Date, the Independent Accountant will confirm in writing to the Remarketing Agents, the Paying Agent, S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report (and in any other RP Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Trust during the quarter ending on such Quarterly Valuation Date); (ii) that, in such Report (and in such randomly selected Report), (a) the Trust determined in accordance with this Section 12.1 whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report), S&P Eligible Assets of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount and Moody's Eligible Assets of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount, (b) the aggregate amount of Deposit Securities equals the Dividend Coverage Amount, and (c) the Market Value of portfolio securities as determined by the Pricing Service equals the mean between the quoted bid and asked price or the yield equivalent (when quotations are readily available); and (iii) the accuracy of the description of Eligible Assets as stated in the RP Basic Maintenance Report (such confirmation is herein called the "Accountant's Confirmation").

(g)  Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody's of an RP Basic Maintenance Report in accordance with paragraph 8(c) above relating to any Valuation Date on which the Trust failed to satisfy the RP Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agents, the Paying Agent, S&P and Moody's an Accountant's Confirmation as to such RP Basic Maintenance Report.

 (h)  Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody's of an RP Basic Maintenance Report in accordance with paragraph 8(d) above relating to any Valuation Date on which the Trust cured any failure to satisfy the RP Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agents, the Paying Agent, S&P and Moody's an Accountant's Confirmation as to such RP Basic Maintenance Report.

(i)  If any Accountant's Confirmation delivered pursuant to subparagraph (f), (g) or (h) of this paragraph 8 shows that an error was made in the RP Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets or Moody's Eligible Assets, as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the RP Basic Maintenance Report to the Remarketing Agents, the Paying Agent, S&P and Moody's promptly following receipt by the Trust of such Accountant's Confirmation.

 (j)  On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the shares of RP, the Trust will complete and deliver to Moody's and S&P an RP Basic Maintenance Report as of the close of business on such Date of Original Issue.  Within five Business Days of such Date of Original Issue, the Independent Accountant will provide to Moody's and S&P an Accountant's Confirmation as to such RP Basic Maintenance Report.

9.                       Minimum Liquidity Level.  The Trust shall be required to have, as of each Valuation Date, Dividend Coverage Assets with respect to each share of RP having a Discounted Value not less than the Dividend Coverage Amount with respect to such share.

10.            Restrictions on Certain Distributions.  For so long as any share of RP is outstanding, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to or on a parity with the shares of RP as to dividends and upon liquidation) in respect of the Common Shares, RP or any other shares of the Trust ranking junior to or on a parity with the shares of RP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of RP as to dividends and upon liquidation), unless (i) full cumulative dividends on shares of RP and Other RP through their most recently ended respective Dividend Periods (or, if such transaction is on a Dividend Payment Date, through the Dividend Period ending on the day prior to such Dividend Payment Date) shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Paying Agent and (ii) the Trust has redeemed the full number of shares of RP and Other RP required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to shares of RP as to dividends and upon liquidation) in respect of Common Shares or any other shares of the Trust ranking junior to or on a parity with shares of RP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to shares of RP as to dividends and upon liquidation), unless immediately after such transaction the Discounted Value of the Trust's portfolio would at least equal the RP Basic Maintenance Amount.

11.           Notice.  All notices or communications, unless otherwise specified in these By-laws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid.  Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

12.           Exchange Provisions.  (a) Upon the authorization of the Board of Trustees based on (i) the receipt by the Trust of a ruling from the Service to the effect that the payment of dividends on the shares of Serial RP would not jeopardize the Trust's status as a regulated investment company or

(ii) an opinion of legal counsel in form and substance satisfactory to the Board of Trustees to the effect that the payment of dividends on the shares of Serial RP would not jeopardize the Trust's status as a regulated investment company and the affirmative vote or consent of the Holders of at least a majority of the shares of each series of RP outstanding at the time, in person or by proxy, either in writing or at a meeting (each such series voting separately as a class) (in either case, an "Exchange Event"), then, on the first Dividend Payment Date for the RP which is at least 45 days after the occurrence of an Exchange Event and as of which the conditions described below have been satisfied (the "Exchange Date"), the RP will be exchanged on a share-for-share basis for Serial RP.  Shares of RP will not be exchanged for shares of Serial RP unless each of Moody's and S&P shall have provided on the Exchange Date a rating on the Serial RP equivalent to the then-current rating provided by such rating agency on the RP; provided that, if Moody's or S&P shall not make such rating available, such exchange will take place if (i) a Substitute Rating Agency or Agencies shall have provided a rating equivalent to such then-current rating or ratings on the Exchange Date and (ii) all shares of RP subject to such exchange that were tendered (or deemed tendered) on the Tender Date preceding such Exchange Date shall have been remarketed by the Remarketing Agents on the related Dividend Reset Date at a price of $100,000 per share. Holders of outstanding shares of RP will receive one share of Serial RP for each share of RP held and exchanged by them on the Exchange Date therefor.

(b)  The Trust will cause the publication of an exchange notice in an Authorized Newspaper, and cause the Paying Agent to mail an exchange notice to each Holder of RP, not less than 10 nor more than 3 0 days prior to the Exchange Date therefor.  Such notice will state:  (i) the Exchange Date, (ii) that on such Exchange Date all shares of RP will be exchanged automatically, and without any action or choice on the part of the Holders thereof, on a share-for-share basis for shares of Serial RP, (iii) that the Initial Dividend Period for the Serial RP issuable in exchange for the shares of RP will be a 28-day Dividend Period commencing on such Exchange Date, (iv) that dividends on shares of RP will cease to accumulate on such Exchange Date and (v) whether the Serial RP will be rated by Moody's and S&P or by a Substitute Rating Agency or Substitute Rating Agencies.

(c)  On the Exchange Date, shares of RP will cease to accumulate dividends, will no longer be deemed outstanding, the rights of the Holders of such shares (except the right to receive shares of Serial RP, accumulated but unpaid dividends on their shares of RP to but excluding the Exchange Date and any payments required by paragraphs 3(h) and 3(k) of Part I) will cease, and the person or persons entitled to receive the Serial RP upon the exchange will be treated for all purposes as the holder or holders of such Serial RP.

13.  Certain Other Restrictions.  For so long as any shares of RP are outstanding,

(a)  the Trust will not, unless it has received written confirmation from Moody's and S&P that any such action would not impair the ratings then assigned by Moody's and S&P to shares of RP engage in any one or more of the following transactions:

 (i) borrow money if the RP Basic Maintenance Amount would not be satisfied after giving effect to such borrowing; or

(ii) borrow, in the aggregate, money in excess of the lesser of $10,000,000 or the product of the number of shares of RP and Other RP outstanding multiplied by $10,000 or 10% of the total assets of the Trust; or

(iii) borrow any money except for the purpose of clearing portfolio transactions; or

(iv)  lend portfolio securities;

(b)              the Trust shall not buy or sell futures contracts or write put or call options except in accordance with the guidelines established and revised, from time to time, by each of Moody's and S&P; and

(c)              For purposes of Moody's and S&P rating of the shares of RP, the Trust shall give to Moody's and S&P prompt written notice of:  (i) any material change to the Declaration of Trust or Article XII of the By-laws; (ii) any failure to declare or pay any dividend on the shares of RP; (iii) any mandatory or optional redemption of the shares of RP (iv) any assumption of control of the Board of Trustees by the Holders of shares of RP pursuant to Section 6(b); (v) in the event the Trust shall not be a party to a pricing services agreement and dealer quotes on assets are not available; (vi) in the event that the Applicable Dividend Rate equals or exceeds 95% of "AA" Composite Commercial Paper Rate; (vii) a change in dividend period; (viii) any person owning more than 5% of Trust's Common Shares; (ix) a change in Internal Revenue Service rules on Gross-up Dividends relating to the operation of the Trust; and (x) a change in pricing service.

PART II. REMARKETING PROCEDURES

1.                  Remarketing Schedule.  Each Remarketing shall take place over a three-day period consisting of the Tender Date, the Dividend Reset Date and the Settlement Date.  Such dates or the method of establishing such dates shall be determined by the Board of Trustees from time to time.

2.                  Procedure for Tendering.  (a) Each share of RP is subject to Tender and Dividend Reset at the end of each Dividend Period and may be tendered in the Remarketing which commences on the Tender Date immediately prior to the end of the current Dividend Period.  By 12:00 noon, New York City time, on each such Tender Date, the Remarketing Agents shall, after canvassing the market and considering prevailing market conditions at the time for shares of RP and similar securities, provide Beneficial Owners non-binding indications of the Applicable Dividend Rate for the next succeeding Dividend Period or, if applicable, a Special Dividend Period; provided that, if the Board of Trustees has designated the next Dividend Period as a Special Dividend Period, the Remarketing Agents will provide to Beneficial Owners a non-binding indication only of the Applicable Dividend Rate for such Special Dividend Period.  The actual Applicable Dividend Rate for such Dividend Period may be greater than or less than the rate per annum indicated in such non-binding indications (but not greater than the applicable Maximum Dividend Rate).  By 1:00 p.m., New York City time, on such Tender Date, each Beneficial Owner of shares of RP must notify a Remarketing Agent of its desire, on a share-by-share basis, either to tender such share of RP at a price of $100,000 per share or to continue to hold such share for the next Dividend Period or, if applicable, to accept a designated Special Dividend Period.  Any notice given to a Remarketing Agent to tender or hold shares for a particular Dividend Period shall be irrevocable and shall not be conditioned upon the level at which the Applicable Dividend Rate is established.  Any such notice may not be waived by the Remarketing Agents, except that prior to 4:00 p.m., New York City time, on a Dividend Reset Date, a Remarketing Agent may, in its sole discretion, (i) at the request of a Beneficial Owner that has tendered one or more shares to such Remarketing Agent, waive such Beneficial Owner's tender, and thereby enable such Beneficial Owner to continue to hold the share or shares for the next Dividend Period or, if applicable, a designated Special Dividend Period, as agreed to by such Beneficial Owner and such Remarketing Agent at such time, so long as such tendering Beneficial Owner has indicated to such Remarketing Agent that it would accept the new Applicable Dividend Rate for such Dividend Period, such waiver to be contingent upon the Remarketing Agents' ability to remarket all shares of RP tendered in such Remarketing, and (ii) at the request of a Beneficial Owner that has elected to hold one or more of its shares of RP, waive such Beneficial Owner's election with respect thereto.

(b) The right of each Beneficial Owner to tender shares of RP in a Remarketing shall be limited to the extent that (i) the Remarketing Agents conduct a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) shares tendered have not been called for redemption and (iii) the Remarketing Agents are able to find a purchaser or purchasers for tendered shares of RP at an Applicable Dividend Rate for the next applicable Dividend Period that is not in excess of the Maximum Dividend Rate for such Dividend Period.

3.  Determination of Applicable Dividend Rates.  (a) Between 1:00 p.m., New York City time, on each Tender Date and 4:00 p.m., New York City time, on the succeeding Dividend Reset Date, the Remarketing Agents shall determine the Applicable Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum for the next Dividend Period, or, if designated, Special Dividend Period.  The Applicable Dividend Rate for each such Dividend Period, except as otherwise required herein, shall be the dividend rate per annum which the Remarketing Agents determine, in their sole judgment, to be the lowest rate that will enable them to remarket on behalf of the Beneficial Owners thereof all shares of RP subject to Tender and Dividend Reset in such Remarketing and tendered to them on such Tender Date at a price of $100,000 per share.

(b)  If no Applicable Dividend Rate shall have been established on a Dividend Reset Date in a Remarketing for the next Dividend Period, or Special Dividend Period, if any, for any reason (other than because there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement or the Remarketing Agents are unable to remarket on the Dividend Reset Date all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share), then the Remarketing Agents, in their sole discretion, shall, if necessary and except during a Non-Payment Period, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, determine the Applicable Dividend Rate that would be the rate per annum that would be the initial dividend rate fixed in an offering on such Dividend Reset Date, assuming in each case a comparable dividend period, issuer and security.  If there is no Remarketing because there are no Remarketing Agents or the Remarketing Agents are not required to conduct a Remarketing pursuant to the Remarketing Agreement or if the Remarketing Agents are unable to remarket on the Dividend Reset Date all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share, then, except during a Non-Payment Period, the Applicable Dividend Rate for the subsequent Dividend Period and for each subsequent Dividend Period for which no Remarketing takes place because of the foregoing shall be the applicable Maximum Dividend Rate for a 28-day Dividend Period (in the case of Series A and B shares of RP) or for a 7-day Dividend Period (in the case of Series C shares of RP) and the next succeeding Dividend Period shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) and a 7-day Dividend Period (in the case of Series C shares of RP) .

(c)  In determining such Applicable Dividend Rate, the Remarketing Agents shall, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock determined for the purpose of providing non-binding indications of the Applicable Dividend Rate to Beneficial Owners and potential purchasers of shares of RP, (i) consider the number of shares of RP tendered and the number of shares of RP potential purchasers are willing to purchase and (ii) contact by telephone or otherwise current and potential Beneficial Owners of shares of RP subject to Tender and Dividend Reset to ascertain the dividend rates at which they would be willing to hold shares of RP.

(d)              The Applicable Dividend Rate shall be determined as aforesaid by the Remarketing Agents in their sole discretion (except as otherwise provided in this Section 12.1 with respect to an Applicable Dividend Rate that shall be the Non-Payment Period Rate or the Maximum Dividend Rate) and shall be conclusive and binding on Holders and Beneficial Owners.

(e)              Except during a Non-Payment Period, the Applicable Dividend Rate for any Dividend Period shall not be more than the applicable Maximum Dividend Rate.

4.  Allocation of Shares; Failure to Remarket at $100.000 Per Share.  (a) If the Remarketing Agents are unable to remarket by 4:00 p.m., New York City time, on a Dividend Reset Date all shares of RP tendered to them in the related Remarketing at a price of $100,000 per share, (i) each Beneficial Owner that tendered or was deemed to have tendered shares of RP for sale shall sell a number of shares of RP on a pro rata basis, to the extent practicable, or by lot, as determined by the Remarketing Agents in their sole discretion, based on the number of orders to purchase shares of RP in such Remarketing, and (ii) the Applicable Dividend Rate for the next Dividend Period, which shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP), shall be the Maximum Dividend Rate for such 28-day Dividend Period or 7-day Dividend Period, as the case may be.

(b)  If the allocation procedures described above would result in the sale of a fraction of a share of RP, the Remarketing Agents shall, in their sole discretion, round up or down the number of shares of RP sold by each Beneficial Owner on the applicable Dividend Reset Date so that each share sold by a Beneficial Owner shall be a whole share of RP, and the total number of shares sold equals the total number of shares purchased on such Dividend Reset Date.

5.  Notification of Results; Settlement.  (a)  By telephone at approximately 4:30 p.m., New York City time, on each Dividend Reset Date, the Remarketing Agents shall advise each Beneficial Owner of tendered shares and each purchaser thereof (or the Agent Member thereof) (i) of the number of shares such Beneficial Owner or purchaser is to sell or purchase and (ii) to give instructions to its Agent Member to deliver such shares against payment therefor or to pay the purchase price against delivery as appropriate.  The Remarketing Agents will also advise each Beneficial Owner or Purchaser that is to continue to hold, or to purchase, shares with a Dividend Period beginning on the Business Day following such Dividend Reset Date of the Applicable Dividend Rate for such shares.

 (b)  In accordance with the Securities Depository's normal procedures, on the Settlement Date, the transactions described above with respect to each share of RP shall be executed through the Securities Depository, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, and the accounts of the respective Agent Members of the Securities Depository shall be debited and credited and shares delivered by book entry as necessary to effect the purchases and sales of shares of RP in the related Remarketing.  Purchasers of shares of RP shall make payment to the Paying Agent in same-day funds against delivery to other purchasers or their nominees of one or more certificates representing shares of RP, or, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, through their Agent Members in same-day funds to the Securities Depository against delivery by book entry of shares of RP through their Agent Members.  The Securities Depository shall make payment in accordance with its normal procedures.

(c)  If any Beneficial Owner selling shares of RP in a Remarketing fails to deliver such shares, the Agent Member of such selling Beneficial Owner and of any other person that was to have purchased shares of RP in such Remarketing may deliver to any such other person a number of whole shares of RP that is less than the number of shares that otherwise was to be purchased by such person.  In such event, the number of shares of RP to be so delivered shall be determined by such Agent Member.  Delivery of such lesser number of shares of RP shall constitute good delivery.

(d)                  The Remarketing Agents, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to meet the timing requirements set forth in paragraphs (a) and (b) above; provided that, in the event that there is a delay in the occurrence of any delivery or other event connected with a Remarketing, the Remarketing Agents, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to accommodate such delivery in furtherance of the Remarketing.

(e)                  Notwithstanding any of the foregoing provisions of this paragraph 5, the Remarketing Agents may, in their sole discretion, modify the settlement procedures set forth above with respect to any Remarketing, provided any such modification does not adversely affect the Beneficial Owners or the Holders of RP or the Trust.

6.  Purchase of Shares of RP by Remarketing Agents.  The Remarketing Agents may purchase for their own accounts shares of RP in a Remarketing, provided that they purchase all tendered (or deemed tendered) shares of RP not sold in such Remarketing to other purchasers and that the Applicable Dividend Rate established with respect to such shares in such Remarketing is not higher than the Applicable Dividend Rate that would have been established if the Remarketing Agents had not purchased such shares.  Except as provided in the previous sentence, the Remarketing Agents shall not be obligated to purchase any shares of RP that would otherwise remain unsold in a Remarketing.  If the Remarketing Agents own any shares of RP subject to a Remarketing immediately prior to such Remarketing and if all other shares subject to such Remarketing and rendered for sale by other Beneficial Owners of shares of RP have been sold in such Remarketing, then the Remarketing Agents may sell such number of their shares in such Remarketing as there are outstanding orders to purchase that have not been filled by shares tendered for sale by other Beneficial Owners.  Neither the Trust, the Paying Agent nor any of the Remarketing Agents shall be obligated in any case to provide funds to make payment to a Beneficial Owner upon such Beneficial Owner's tender of its shares of RP in a Remarketing.

7.  Applicable Dividend Rate During a Non-Payment Period.  So long as a Non-Payment Period shall continue, paragraphs 1, 2, 3, 4, 5 and 6 of this Part II shall not be applicable to any of the Shares of RP and the shares of RP shall not be subject to Tender and Dividend Reset.

8.  Transfers.  As a condition precedent to purchasing shares of RP in any offering, in any Remarketing or outside any Remarketing, each purchaser of shares of RP shall be required to sign and deliver a Master Purchaser's Letter. The sufficiency of any Master Purchaser's Letter is to be determined by the Remarketing Agents in their sole discretion.  In a Master Purchaser's Letter, such purchaser shall agree, among other things, (i) unless the Trust has elected during a Non-Payment Period, to waive this requirement, to have its ownership of such shares of RP maintained in book entry form by the Securities Depository, for the account of a designated Agent Member which, in turn, shall maintain records of such purchaser's beneficial ownership, (ii) to be conclusively bound by the remarketing procedures, including the Remarketing Agents' determination of the Applicable Dividend Rate, (iii) that its notice to tender shares of RP in a Remarketing shall constitute an irrevocable offer, except as set forth in such Master Purchaser's Letter, to sell the shares specified in such notice and authorization to the Remarketing Agents to sell, transfer or otherwise dispose of such shares as set forth herein and (iv) unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, to sell, transfer or otherwise dispose of any share of RP held by it only pursuant to orders placed in a Remarketing or to a person that has signed and delivered a Master Purchaser's Letter as providing herein, and, in the case of any transfer other than pursuant to a Remarketing, to ensure that an Agent Member advises a Remarketing Agent of such transfer.  The Agent Member shall be authorized and instructed to disclose to any Remarketing Agent and/or the Paying Agent such information with respect to such purchaser's beneficial ownership as a Remarketing Agent or the Paying Agent shall request.

9.       Miscellaneous.  To the extent permitted by applicable law, the Board of Trustees of the Trust may interpret or adjust the provisions hereof to resolve any inconsistency or ambiguity, or to remedy any formal defect.

10.       Securities Depository; Shares Certificates.  (a) If there is a Securities Depository, one certificate for all of the shares of a series of RP shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee.  Any such certificate shall bear a legend to the effect that such certificate is issued subject to the provisions contained in this Section 12.1 and each Master Purchaser's Letter. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to the Paying Agent for the shares of RP. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

(b)  If the Applicable Dividend Rate applicable to all shares of RP shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 10(a) of this Part II) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 10(a) of this Part II with respect to such shares.

Exhibit A

MASTER PURCHASER'S LETTER

Relating to Securities Involving Rate Settings Through Auctions or Remarketings

THE COMPANY A
REMARKETING AGENT
THE TRUST COMPANY A
BROKER-DEALER AN
AGENT MEMBER OTHER
PERSONS

Dear Sirs:

1.                       This letter is designed to apply to auctions for publicly or privately offered debt or equity securities ("Securities") of any issuer ("Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate, settings through auctions ("Auctions") or remarketing procedures ("Remarketings").  This letter shall be for the benefit of any Company and of any trust company, auction agent, paying agent (collectively, "trust company"), remarketing agent, broker-dealer, agent member, securities depository or other interested persons in connection with any Securities and related Auctions or Remarketings (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements).  The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

2.                      We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto.  We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us.  We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions or Remarketings as set forth in the Prospectus.

3.                      We agree that any bid or sell order placed by us in an Auction or a Remarketing shall constitute an irrevocable offer (except as otherwise described in the Prospectus) by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction or Remarketing, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any Auction or Remarketing date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company or remarketing agent concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus, except as may otherwise be described therein.  We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions or Remarketing to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

4.                      We understand that -in a Remarketing the dividend or interest rate or rates on the Securities and the allocation of Securities tendered for sale between dividend or interest periods of different lengths will be based from time to time on the determinations of one or more remarketing agents, and we agree to be conclusively bound by such determinations.  We further agree to the payment of different dividend or interest rates to different holders of Securities depending on the length of the dividend or interest period elected by such holders.  We agree that any notice given by us to a remarketing agent (or to a broker-dealer for transmission to a remarketing agent) of our desire to tender Securities in a Remarketing shall constitute an irrevocable (except to the limited extent set forth in the Prospectus) offer by us to sell the Securities specified in such notice, or such lesser number of Securities as we shall be required to sell as a result of such Remarketing, in accordance with the terms set forth in the Prospectus, and we authorize the remarketing agent to sell, transfer or otherwise dispose of such Securities as set forth in the Prospectus.

5.                      We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, in a Remarketing, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered to the applicable trust company or a remarketing agent a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions or Remarketings we or our broker-dealer or our agent member shall advise such trust company or a remarketing agent of such transfer.  We understand that a restrictive legend will be placed on certificates representing the Securities, and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus.

6.                       We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership.  We authorize and instruct our agent member to disclose to the applicable trust company or remarketing agent such information concerning our beneficial ownership of Securities as such trust company or remarketing agent shall request.

7.                       We acknowledge that partial deliveries of Securities purchased in Auctions or Remarketings may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

8.                       This letter is not a commitment by us to purchase any Securities.

9.                       This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior- or post-dated purchaser's letter specific to particular Securities, and this letter may only be revoked by signed writing delivered to the original recipients thereof.

10.             The descriptions of Auction or Remarketing procedures set forth in each applicable Prospectus are incorporated by reference herein and in the case of any conflict between this letter, any purchaser's letter specific to particular Securities and any such description, such description shall control.

11.             Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

12.             12.  Our agent member of The Depository Trust Company currently is       .

13.            Our personnel authorized to place orders with broker-dealers for the purpose set forth in the Prospectus in Auctions or Remarketings currently is/are        , telephone number (     ) .

14.             Our taxpayer identification number is __________________________________ .

15.  In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

A.        We understand and expressly acknowledge that
the Securities have not been and will not be registered
under the Act and, accordingly, that the Securities may
not be reoffered, resold or otherwise pledged,
hypothecated or transferred unless an applicable
exemption from the registration requirements of the Act
is available.

B.         We hereby confirm that any purchase of
Securities made by us will be for our own account, or
for the account of one or more parties for which we are
acting as trustee or agent with complete investment
discretion and with authority to bind such parties, and
not with view to any public resale or distribution
thereof.  We and each other party for which we are
acting which will acquire Securities will be "accredited
investors" within the meaning of Regulation D under the
Act with respect to the Securities to be purchased by us
or such party, as the case may be, will have previously
invested in similar types of instruments and will be
able and prepared to bear the economic risk of investing
in and holding such Securities.

C.         We acknowledge that prior to purchasing any
Securities we shall have received a Prospectus (or
private placement memorandum) with respect thereto and
acknowledge that we will have had access to such
financial and other information, and have been afforded
the opportunity to ask such questions or representatives
of the Company and receive answers thereto, as we deem
necessary in connection with our decision to purchase
Securities.

D.         We recognize that the Company and broker-
dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements and we agree that
each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.

Dated_______________________     ____________________________________

(Name of Purchaser)

Mailing Address of Purchaser

_____________________________    By:

Printed Name:

Title:

12.2.  Statement Creating One Series of Remarketed Preferred Shares.

PART I. DESIGNATION This series of 1,750 shares of preferred shares, without par value, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Remarketed Preferred Shares, Series I" and is referred to below as "RP".* Each share of RP shall be issued on a date to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof; have an Initial Dividend Payment Date (as herein defined) to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof; and have such other redemption provisions, preferences, limitation and relative voting rights, in addition to those required by applicable law or set forth in the Declaration of Trust and these By-laws applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 12.2.  Except as to Date of Original Issue (as defined herein), dividend rates, dividend periods, Dividend Payment Dates (as defined herein) and redemption dates, if any, each share of RP shall be identical to every

Registered trademark of Merrill Lynch & Co. Inc. other share of RP.  The other terms of the shares of RP are as follows:

1.   Definitions.  Unless the context or use indicates another or different meaning or intent, in this Section 12.2, the following terms have the following meanings, whether used in the singular or plural:

"'AA' Composite Commercial Paper Rate," on any date, means (i) the Interest Equivalent of the rate on commercial paper placed for the number of days specified in the succeeding sentence on behalf of issuers whose corporate bonds are rated "AA" by S&P and "Aa" by Moody's, or the equivalent of such rating by such rating agency or by another nationally recognized statistical rating organization, as such rate is made available by the Federal Reserve Bank of New York on a discount basis or otherwise for the Business Day immediately preceding such date, or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Remarketing Agents for the close of business on the Business Day immediately preceding such date.  In respect of any Dividend Period (or other period) of 7 or 28 days (determined without regard to any adjustment in the remarketing schedule in respect of non-

Business Days, as provided herein), the "AA" Composite Commercial Paper Rate shall be the Interest Equivalent of the 60-day rate.  If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Dealers or, if none of the Commercial Paper Dealers quotes such a rate, by any Substitute Commercial Paper Dealer or Dealers selected by the Trust to provide such rate or rates not being supplied by any Commercial Paper Dealer.

"Accountant's Confirmation" has the meaning set forth in paragraph 8(f) of this Part I.

"Agent Member" means a designated member of the Securities Depository that will maintain records for a Beneficial Owner of one or more shares of RP that has identified such Agent Member in its Master Purchaser's Letter and that will be authorized and instructed to disclose information to any Remarketing Agent and/or the Paying Agent with respect to such Beneficial Owner.

"Applicable Dividend Rate" means, with respect to the Initial Dividend Period, the rate of dividend per annum established by the Board of Trustees and, for each subsequent Dividend Period for each share of RP, means the rate of dividend per annum that (i) except for a Dividend Period commencing during a Non-Payment Period will be equal to the lower of the rate of dividend per annum that the Remarketing Agent advises results on the Dividend Reset Date preceding the first day of such Dividend Period from implementation of the remarketing procedures set forth in Part II hereof and the Maximum Dividend Rate or (ii) for each Dividend Period commencing during a Non-Payment Period, will be equal to the Non-Payment Period Rate.

"Applicable Percentage" has the meaning set forth under "Maximum Dividend Rate" below.

"Authorized Newspaper" means a newspaper of general circulation in the English language generally published on Business Days in The City of New York.

"Beneficial Owner" means a person that has signed a Master Purchaser's Letter and is listed as the beneficial owner of one or more shares of RP in the records of the Paying Agent or, with respect to any share of RP not registered in the name of the Securities Depository on the share transfer books of the Trust, the person in whose name such share is so registered.

"Board of Trustees" means the Board of Trustees of the Trust.

"Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading, and which is not a day on which banks in The City of New York are authorized or obligated by law to close.

"By-laws" means these Amended and Restated By-laws of the Trust.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Commercial Paper Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

"Common Shares" means the common shares, without par value, of the Trust.

"Date of Original Issue" means, with respect to any share of RP, the date on which the Trust originally issues such share.

"Declaration of Trust" means the Amended and Restated Agreement and Declaration of Trust dated February 3, 1989 of the Trust on file with the Secretary of State of The Commonwealth of Massachusetts.

"Deposit Securities" means cash and Municipal Securities rated at least A-1+ or SP-1+ by S&P.

"Discounted Value" means (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with 183rd day thereof, if any, the 274th day thereof, if any, and the day after the last day thereof; (ii) with respect to any Optional Dividend Period of 3 65 or more days or Special Dividend Period of 3 65 or more days, the third Wednesday of each January, April, July and October therein and the day after the last day thereof; and (iii) with respect to any other Dividend Period, the day after the last day thereof; provided that, if any such date shall not be a Business Day, the Dividend Payment Date shall be the Business Day next succeeding such day.

"Dividend Period" means, with respect to any share of RP, the Initial Dividend Period for such share and thereafter a period which shall commence on each (but not the final) Dividend Payment Date for such share (which, except during a Non-Payment Period, shall be a Settlement Date for such share).  Each such subsequent Dividend Period for such share will be comprised, beginning with and including the day upon which it commences, 7 consecutive days in the case of a 7-day Dividend Period; 28 consecutive days in the case of a 28-day Dividend Period; or in the case of any Optional Dividend Period or Special Dividend Period, such number of consecutive days as shall be designated by the Board of Trustees in accordance with the provisions set forth in paragraphs 3(j) and (k) of this Part I of this Section 12.2 at the time such Optional Dividend Period is made available or the Board of Trustees designates a Special Dividend Period, as the case may be.  Notwithstanding the foregoing, any adjustment of the remarketing schedule by the Remarketing Agents which includes an adjustment of a Settlement Date shall lengthen or shorten Dividend Periods by causing them always to end on and include the day before the Settlement Date as so adjusted.

"Dividend Reset Date" means any date on which the Remarketing Agents (i) determine the Applicable Dividend Rates for the ensuing Dividend Periods, (ii) notify Holders, Purchasers, and tendering Holders of shares of RP by telephone, telex or otherwise of the results of the Remarketing and (iii) announce such Applicable Dividend Rates.

"Eligible Asset" means S&P Eligible Asset and/or Moody's Eligible Asset.

"Gross-up Dividend" has the meaning set forth in paragraph 3(1) of this Part I.

"Holder" means, with respect to any share of RP, the person whose name appears on the share transfer books of the Trust as the registered holder of such share.

"Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

"Initial Dividend Period" means, with respect to any share of RP, a 28-day period commencing on and including the Date of Original Issue of such share and ending on the day prior to the Initial Dividend Payment Date.

"Interest Equivalent" means a yield on a 3 60-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

"Market Value" of any asset of the Trust means the market value thereof determined by the Pricing Service designated from time to time by the Board of Trustees.  The Market Value of any asset shall include any interest accrued thereon.  The Pricing Service shall value portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available.  Securities for which quotations are not readily available shall be valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions.  The pricing service may employ electronic data processing techniques and/or a matrix system to determine valuations.

"Master Purchaser's Letter" means a letter substantially in the form of Exhibit A to Section 12.1 of this ARTICLE 12, or such other form as may be acceptable to the Remarketing Agents, which is required to be executed by each purchaser of shares of RP.

"Maximum Dividend Rate" for any 7-day Dividend Period or 28-day Dividend Period at any Dividend Reset Date shall be the Applicable Percentage of the applicable "AA" Composite Commercial Paper Rate.  The Applicable Percentage on each Dividend Reset Date shall vary with the lower of the credit rating or ratings assigned on such date to the shares of RP by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) as follows:

		Applicable Percentage of "AA" Composite Commercial Paper Rate
Credit Ratings
Moody's	S&P

"aa3" or higher	AA-or higher	110%
"a3" to "a1"	A- to A+	125%
"baa3" to "baa1"	BBB- to BBB+	150%
below "baa3"	Below BBB-	200%

The Maximum Dividend Rate for any Special Dividend Period or any Optional Dividend Period will be a fixed or variable rate determined from time to time by formula or other means as designated by the Board of Trustees in respect of such Period.

The Remarketing Agents shall round each applicable Maximum Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths (0.0005) of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent. The Remarketing Agents shall not round the "AA" Composite Commercial Paper Rate as part of their calculation of any Maximum Dividend Rate.

"Minimum Liquidity Level" has the meaning set forth in paragraph 9 of this Part I.

"Moody's" means Moody's Investors Service, Inc. or its successors.

"Moody's Discount Factor"  means, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the  percentage determined by reference to the  rating on such asset and the shortest Moody's Collateral Period set forth opposite  such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below:

__________ Rating Category____

Moody's Collateral Period                                          Aaa*    Aa*    A*      Baa* Other**

7   weeks or less                                                           151%    159%  168%  202% 229%

8   weeks or less but greater than seven weeks.           154      164     173     205   235

9   weeks or less but greater than eight weeks           158      169     179     209   242

10  weeks or less but greater than nine weeks            161      175     186     213   250

*    Moody's rating.

**    Municipal Securities not rated by Moody's but rated BBB by S&P.

Notwithstanding the foregoing, (i) the Moody's Discount Factor for short-term Municipal Securities will be 115%, so long as such Municipal Securities are rated at least M1G-1, VMIG-1 or P-1 by Moody's and mature or have a demand feature at par exercisable in 30 days or less and (ii) no Moody's Discount Factor will be applied to cash.

"Moody's Eligible Asset" means cash or a Municipal Security that (i) pays interest in cash, (ii) is publicly rated Baa or higher by Moody's or, if not rated by Moody's but rated by S&P, is rated at least BBB by S&P (provided that, for purposes of determining the Moody's Discount Factor applicable to any such S&P-rated Municipal Security, such Municipal Security will be deemed to have a Moody's rating which is one full rating category lower than its S&P rating), (iii) does not have its Moody's rating suspended by Moody's; and (iv) is part of an issue of Municipal Securities of at least $10,000,000.  Municipal Securities issued by any one issuer and rated BBB by S&P may comprise no more than 4% of total Moody's Eligible Assets; such BBB rated Municipal Securities, if any, together with any Municipal Securities issued by the same issuer and rated Baa by Moody's, may comprise no more than 6% of total Moody's Eligible Assets; such BBB and Baa rated Municipal Securities, if any, together with any Municipal Securities issued by the same issuer and rated A by Moody's, may comprise no more than 10% of total Moody's Eligible Assets; and such BBB, Baa and A rated Municipal Securities, if any, together with any Municipal Securities issued by the same issuer and rated Aa by Moody's, may comprise no more than 20% of total Moody's Eligible Assets.  Municipal Securities issued by issuers located within a single state or territory and rated BBB by S&P may comprise no more than 12% of total Moody's Eligible Assets; such BBB rated Municipal Securities, if any, together with any Municipal Securities issued by issuers located within the same state or territory and rated Baa by Moody's, may comprise no more than 20% of total Moody's Eligible Assets; such BBB and Baa rated Municipal Securities, if any, together with any Municipal Securities issued by issuers located within the same state or territory and rated A by Moody's, may comprise no more than 40% of total Moody's Eligible Assets; and such BBB, Baa and A rated Municipal Securities, if any, together with any Municipal Securities issued by issuers located within the same state or territory and rated Aa by Moody's, may comprise no more than 60% of total Moody's Eligible Assets.  Municipal Securities that are used by the Trust as collateral pursuant to a repurchase agreement that obligates the Trust to repurchase such Municipal Securities will only constitute Moody's Eligible Assets if the long-term debt of the other party to the repurchase agreement is rated at least Aa by Moody's and such agreement has a term of 30 days or less; such Municipal Securities shall be valued at the Discounted Value of such Municipal Securities.  Municipal Securities acquired as collateral by the Trust pursuant to a repurchase agreement that obligates the other party thereto to repurchase such Municipal Securities will only constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least Aa by Moody's and such agreement has a term of 30 days or less; such Municipal Securities shall be valued at the amount of cash paid by the Trust pursuant to such repurchase agreement.

Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if (i) it has been irrevocably deposited by the Trust for the payment, in full or in part, of any of (i)(A) through (i)(F) as set forth in the definition of "RP Basic Maintenance Amount" in this Section 12.2, or (ii) it is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (a) Liens the validity of which is being contested in good faith by appropriate proceedings, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by The Putnam Management Company, Inc., Putnam Investor Services, Inc., the Paying Agent or any Remarketing Agent and (d) any Lien by virtue of a repurchase agreement.

"Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 63 days thereafter.

"Municipal Securities" means municipal securities as described in the Trust's Registration Statement on Form N-2 (File Nos. 33-26396 and 811-5740) on file with the Securities and Exchange Commission, as such Registration Statement may be amended from time to time.

"1940 Act" means the Investment Company Act of 1940, as amended from time to time.

"1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act RP Asset Coverage (as required by paragraph 7 of this Part I) as of the last Business Day of each month, means the last Business Day of the following month.

"1940 Act RP Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares, including all outstanding shares of RP and Other RP (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of a closed-end investment company as a condition of paying dividends on its common stock).

"Non-Call Period" has the meaning described under "Specific Redemption Provisions" below.

"Non-Payment Period" means any period commencing on and including the day on which the Trust shall fail to (i) declare, prior to 12:00 noon, New York City time, on any Dividend Payment Date for shares of RP, for payment on or (to the extent permitted below) within three Business Days after such Dividend Payment Date to the Holders of such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on such shares payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) on or (to the extent permitted below) within three Business Days after any Dividend Payment Date for any shares of RP the full amount of any dividend on such shares (whether or not earned or declared) payable on such Dividend Payment Date or (B) on or (to the extent permitted below) within three Business Days after any redemption date for any shares of RP called for redemption, the redemption price of $100,000 per share plus the full amount of any dividends thereon (whether or not earned or declared) accumulated but unpaid to such redemption date plus the premium, if any, resulting from the designation of a Premium Call Period, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment Period shall not end during the first seven days thereof unless the Trust shall have given at least three days' written notice to the Paying Agent, the Remarketing Agents and the Securities Depository and thereafter shall not end unless the Trust shall have given at least fourteen days' written notice to the Payment Agent, the Remarketing Agents, the Securities Depository and all Beneficial Owners.  Any dividend on shares of RP due on any Dividend Payment Date for such shares (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders who held such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to such shares not paid to such Holders when due may (if such non-payment is not solely due to the willful failure of the Trust) be paid pro rata to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment as the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365.

"Non-Payment Period Rate" means, initially, 200% of the applicable "AA" Composite Commercial Paper Rate, provided that the Board of Trustees shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees determines and the Rating Agencies advise the Trust in writing that such adjustment, modification, alteration or change will not adversely affect their then-current ratings on the RP.

"Notice of Redemption" means any notice with respect to the redemption of shares of RP pursuant to paragraph 4 of this Part I.

"Optional Dividend Period" means a Dividend Period established by the Board of Trustees pursuant to paragraph 3(j) of this Part I.

"Original RP" means the Remarketed Preferred Shares, Series A-C of the Trust.

"Other RP" means the remarketed preferred shares of the Trust, other than the RP, and includes the Original RP.

"Paying Agent" means Bankers Trust Company, or any successor company or entity, which has entered into a Paying Agent Agreement with the Trust to act for the Trust, among other things, as the transfer agent, registrar, dividend and redemption price disbursing agent, settlement agent and agent for certain notifications in connection with the shares of RP in accordance with such agreement.

"Paying Agent Agreement" means an agreement to be entered into between the Trust and the Paying Agent.

"Preferred Shares" means the preferred shares of the Trust, and includes RP and Other RP.

"Premium Call Period" has the meaning specified in "Specific Redemption Provision," below.

"Pricing Service" means Mellon Investdata Corp., or any successor company or entity, or as designated from time to time by the Board of Trustees.  Notwithstanding the foregoing, the Board of Trustees will not designate a new Pricing Service unless the Trust has received a written confirmation from Moody's and S&P that such action would not impair the ratings then assigned by Moody's and S&P to shares of RP.

"Quarterly Valuation Date" means the last Business Day of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing October 31, 1989.

"Remarketing" means each periodic operation of the process for remarketing shares of RP as described in Part II hereof.

"Remarketing Agents" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Prudential-Bache Securities Inc. and any additional or successor companies or entities which have entered into an agreement with the Trust to follow the remarketing procedures for the purpose of determining the Applicable Dividend Rate.

"RP" means Remarketed Preferred Shares, Series I, without par value, liquidation preference $100,000 per share, of the Trust to be issued pursuant hereto.

"RP Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to the sum of (i)(A) the product of the number of shares of RP and Other RP outstanding on such date multiplied by $100,000; (B) the aggregate amount of dividends that will have accumulated (whether or not earned or declared) for each share of RP and Other RP outstanding in each case to (but not including) the next Dividend Payment Date that follows such Valuation Date; (C) the aggregate amount of dividends that would accumulate at the then current Maximum Dividend Rate on any shares of RP and Other RP outstanding from the Business Days following such respective Dividend Reset Dates through the 63rd day after such Valuation Date, multiplied by the larger of factors (currently 246%) determined from time to time by Moody's and S&P and designed to take into account potential increases in dividend rates over such period (except that if such Valuation Date occurs during a Non-Payment Period, the dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the premium, if any, resulting from the designation of a Premium Call Period; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, any current liabilities relating to futures and options and any Gross-up Dividends which are payable pursuant to paragraph 3(k) of this Part I with respect to the RP and any analogous provision with respect to Other RP, and payables for Municipal Securities purchased as of such Valuation Date) less (ii) the sum of (A) receivables for Municipal Securities sold as of such Valuation Date, provided that, for purposes of calculating RP Basic Maintenance Amount in order to determine whether the Trust has Moody's Eligible Assets with a Discounted Value that equals the Moody's Basic Maintenance Amount, the party from which such receivable is due shall have long-term debt securities rated at least A2 by Moody's and such receivable is due in 30 days or less, and (B) the value of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(F).

"RP Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the RP Basic Maintenance Amount (as required by paragraph 8(a) of this Part I) as of a given Valuation Date, means the ninth Business Day following such Valuation Date.

"RP Basic Maintenance Report" means a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the RP Basic Maintenance Amount.

"S&P" means Standard & Poor's Corporation or its successors.

"S&P Discount Factor" means, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest S&P Collateral Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:

Rating Category

S&P Collateral Period	AAA*	AA*	A*	BBB*
40 Business Days	190%	195%	210%	250%
22 Business Days	170	175	190	230
10 Business Days	155	160	175	215
7 Business Days	150	155	170	210
3 Business Days	130	135	150	190
* S&P rating.

Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Municipal Securities will be 115%, so long as such Municipal Securities are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Municipal Securities are not rated by S&P but are rated VMIG-1, P-l or MIG-1 by Moody's; provided, however, that if such short-term Municipal Securities are backed by any letter of credit, liquidity facility or guarantee from a bank or other financial institution, such bank or institution must have a short-term rating of at least A-1+ from S&P; and further provided that such short-term Municipal Securities rated by Moody's but not rated by S&P may comprise no more than 50% of short-term Municipal Securities that qualify as S&P Eligible Assets and (ii) no S&P Discount Factor will be applied to cash.

"S&P Eligible Asset" means cash or a Municipal Security that (i) is interest bearing and pays interest at least semiannually; (ii) is payable with respect to principal and interest in United States Dollars; (iii) is publicly rated BBB or higher by S&P or, if not rated by S&P but rated by Moody's, is rated at least A by Moody's (provided that, such Moody's-rated Municipal Securities will be included in S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody's-rated Municipal Security, such Municipal Security will be deemed to have an S&P rating which is one full rating category lower than its Moody's rating); (iv) is not subject to a covered call or covered put option written by the Trust; (v) is not part of a private placement of Municipal Securities; and (vi) is part of an issue of Municipal Securities with an original issue size of at least $20 million or, if of an issue with an original issue size below $20 million (but in no event below $10 million), is issued by an issuer with a total of at least $50 million of securities outstanding.  Notwithstanding the foregoing: (i)  Municipal Securities of any one issuer or guarantor (excluding bond insurers) will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Securities exceeds 5% of the aggregate Market Value of the S&P Eligible Assets;

(ii)  Municipal Securities guaranteed or insured by any one bond insurer will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 25% of the aggregate Market Value of the S&P Eligible Assets; and

(iii)  Municipal Securities issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Securities does not exceed 20% of the aggregate Market Value of the S&P Eligible Assets. "S&P Exposure Period" means the maximum period of time following a Valuation Date that the Trust has under this Section 12.2 to cure any failure to maintain, as of such Valuation Date, the Discounted Value for its portfolio at least equal to the RP Basic Maintenance Amount (as described in paragraph 8(a) of this Part I) which period of time is currently nine Business Days.

"Securities Depository" means The Depository Trust Company or any successor company or other entity selected by the Trust as securities depository of the shares of RP that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of RP.

"Service" means the Internal Revenue Service.

"Settlement Date" means the first Business Day after a Dividend Reset Date applicable to a share of RP.

"7-day Dividend Period" means (i) a Dividend Period designated as such by a Beneficial Owner of a share of RP or (ii) any Dividend Period commencing after the first day of, and during, a Non-Payment Period, and, in all such cases, containing seven days.

"Special Dividend Period" means a Dividend Period established by the Board of Trustees pursuant to paragraph 3(j) of this Part I.

"Specific Redemption Provisions" means, with respect to any Optional Dividend Period of 365 or more days or Special Dividend Period of 365 or more days, either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Trustees, after consultation with the Remarketing Agents, during which the shares of RP subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees, after consultation with the Remarketing Agents, during each year of which the shares of RP subject to such Dividend Period shall be redeemable at the Trust's option at a price per share equal to $100,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $100,000, as determined by the Board of Trustees after consultation with the Remarketing Agents.

"Substitute Commercial Paper Dealers" means such Substitute Commercial Paper Dealer or Dealers as the Trust may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

"Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by the Trust to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of RP.

"Tender and Dividend Reset" means the process pursuant to which shares of RP may be tendered in a Remarketing or held and become subject to the new Applicable Dividend Rate or Rates determined by the Remarketing Agents in such Remarketing.

"Tender Date" means any date on which (i) a holder of shares of RP must provide to the Remarketing Agents irrevocable telephonic notice of intent to tender shares of RP in a Remarketing or to change Dividend Periods for shares and (ii) such Remarketing formally commences.

"Trust" means Putnam Managed Municipal Income Trust, a Massachusetts business trust.

"28-day Dividend Period" means a Dividend Period designated as such by a Beneficial Owner of a share of RP.

"Valuation Date" means, for purposes of determining whether the Trust is maintaining the RP Basic Maintenance Amount and the Minimum Liquidity Level, each Business Day.

"Voting Period" has the meaning set forth in paragraph 6(b) of this Part I.

2.          Fractional Shares.  No fractional shares of RP shall be issued.

3.       Dividends.  (a)  The Holders as of 12:00 noon, New York City time, on the applicable Dividend Payment Date, shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, cumulative dividends, at the Applicable Dividend Rate. Dividends on the shares of RP so declared and payable shall be paid (i) in preference to and in priority over any dividends declared and payable on the Common Shares, and (ii) to the extent permitted under the Code and to the extent available and in preference to and priority over any dividends declared and payable on the Common Shares, out of tax-exempt income earned on the Trust's investments, subject to the application of the alternative minimum tax provisions of the Code.  Dividends on shares of RP will be designated as exempt-interest dividends up to the amount of net tax-exempt income of the Trust for purposes of section 852 of the Code.

(b)              Dividends on each share of RP shall accumulate from its Date of Original Issue and will be payable, when, as and if declared by the Board of Trustees, on each Dividend Payment Date applicable to such share of RP.

(c)              Each declared dividend shall be payable on the applicable Dividend Payment Date to the Holder or Holders of such shares of RP as set forth in paragraph 3(a).  Dividends on any share of RP in arrears with respect to any past Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holder of such share as of a date not exceeding five Business Days preceding the date of payment thereof as may be fixed by the Board of Trustees.  Any dividend payment made on any share of RP shall be first credited against the dividends accumulated but unpaid (whether or not earned or declared) with respect to the earliest Dividend Payment Date on which dividends were not paid.

(d)       Neither Holders nor Beneficial Owners of shares of RP shall be entitled to any dividends on the shares of RP, whether payable in cash, property or stock, in excess of full cumulative dividends thereon, except as set forth in paragraph 3(1) of this Part I.  Except as provided in paragraph 3(h) of this Part I, neither Holders nor Beneficial Owners of shares of RP shall be entitled to any interest, or other additional amount, on any dividend payment on any share of RP which may be in arrears.

(e)              Except as otherwise provided herein, the Applicable Dividend Rate on each share of RP for each Dividend Period with respect to such share shall be equal to the rate per annum that results from implementation of the remarketing procedures described in Part II hereof.

(f)              The amount of declared dividends for each share of RP payable on each Dividend Payment Date in respect of any Dividend Period shall be computed by the Trust by multiplying the Applicable Dividend Rate in effect with respect to dividends payable on such share on such Dividend Payment Date by a fraction the numerator of which shall be the number of days such share was outstanding from and including its Date of Original Issue or the preceding Dividend Payment Date, as the case may be, to and including the last day of such Dividend Period, and the denominator of which shall be 365, and then multiplying the percentage so obtained by $100,000. In accordance with the remarketing procedures described in Part II hereof, there may exist at any given time a number of Dividend Payment Dates for all outstanding shares of RP and dividends on any such share shall be payable only on a Dividend Payment Date applicable to such share.

(g)  No later than by 12:00 noon, New York City time, on each Dividend Payment Date, the Trust shall deposit in same-day funds with the Paying Agent the full amount of any dividend declared and payable on such Dividend Payment Date on any share of RP.

(h)  The Applicable Dividend Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; any share of RP for which an Optional Dividend Period or a Special Dividend Period would otherwise have commenced on the first day of a Non-Payment Period shall have, instead, a 7-day Dividend Period; and each Dividend Period commencing after the first day of, and during, a Non-Payment Period shall be a 7-day Dividend Period.  Any amount of any dividend due on any Dividend Payment Date for any shares of RP (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders of such shares of RP as of 12:00 noon,  New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of RP not paid to such Holders when due but paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, shall incur a late charge to be paid therewith to such Holders and calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365.  For the purposes of the foregoing and paragraphs 3(g) and 4(g) of this Part I, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

(i)  Except during a Non-Payment Period, by 1:00 p.m. on the Tender Date in the Remarketing at the end of the Initial Dividend Period applicable to a share of RP, and by 1:00 p.m. on the Tender Date in the Remarketing at the end of each subsequent Dividend Period applicable to a share of RP, the Beneficial Owner of such share may elect to tender such share or to hold such share for the next Dividend Period.  If the Beneficial Owner of such share of RP elects to hold such share, such Beneficial Owner shall elect to hold such share for a 7-day Dividend Period or a 28-day Dividend Period or any available Optional Dividend Period or a Special Dividend Period if the succeeding Dividend Period with respect to such share has been designated by the Board of Trustees as a Special Dividend Period; provided that, (i) if such Beneficial Owner shall elect to hold such share for a 7-day Dividend Period or a 28-day Dividend Period, but (a) there are no Remarketing Agents or the Remarketing Agents are not required to conduct a Remarketing, such Beneficial Owner shall hold such share for a 7-day Dividend Period, and the Applicable Dividend Rate shall be the Maximum Dividend Rate for a 7-day Dividend Period or (b) the Remarketing Agents are unable to remarket in such Remarketing all shares of RP subject to such Remarketing and tendered (or deemed tendered) to them at a price of $100,000 per share, such Beneficial Owner shall hold such share for the Dividend Period it had chosen and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate, and (ii) if the Board of Trustees has designated the next succeeding Dividend Period with respect to such share as a Special Dividend Period or such Beneficial Owner elects an available Optional Dividend Period with respect to such shares and there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing or the Remarketing Agents are unable to remarket in the Remarketing on the Dividend Reset Date following such Tender Date all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share, then the next succeeding Dividend Period in respect of such share shall be a 7-day Dividend Period, and the Applicable Dividend Rate in respect of such share for such next succeeding Dividend Period shall be the Maximum Dividend Rate for a 7-day Dividend Period.  If the Beneficial Owner of such share of RP fails to elect to tender or hold such share, or to elect a Dividend Period for such share, by 1:00 p.m. on such Tender Date, such Beneficial Owner shall continue to hold such share at the Applicable Dividend Rate determined in such Remarketing for a Dividend Period of the same type as the current Dividend Period for such shares; provided that (i) if such current Dividend Period is a 7-day Dividend Period or a 28-day Dividend Period, but (a) there are no Remarketing Agents, or the Remarketing Agents are not required to conduct a Remarketing, such Beneficial Owner shall hold such share for a 7-day Dividend Period, and the Applicable Dividend Rate shall be the Maximum Dividend Rate for a 7-day Dividend Period or (b) the Remarketing Agents are unable to remarket in such Remarketing all shares of RP subject to such Remarketing and tendered (or deemed tendered) to them at a price of $100,000 per share, such Beneficial Owner shall hold such share for the same Dividend Period as its then current Dividend Period and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate, and (ii) if such current Dividend Period is an Optional Dividend Period or a Special Dividend Period, or the succeeding Dividend Period has been designated by the Board of Trustees as a Special Dividend Period and such share is subject to such Special Dividend Period, then such Beneficial Owner shall be deemed to have elected to tender such share. If the Remarketing Agents are unable to remarket in such Remarketing all shares of RP subject to such Remarketing and tendered (or deemed tendered) to them at a price of $100,000 per share, the Beneficial Owner thereof shall hold such share at the applicable Maximum Dividend Rate for a 7-day Dividend Period.  If a share of RP is tendered (or deemed tendered) and purchased in a Remarketing, the next Dividend Period for such share shall be the Dividend Period elected by the purchaser of such share in such Remarketing or the Special Dividend Period with respect to such share, as the case may be, at the Applicable Dividend Rate therefor, except that, if the Remarketing Agents are unable to remarket in such Remarketing all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share, no purchaser in such Remarketing shall be permitted to acquire shares having an Optional Dividend Period or a Special Dividend Period and the next Dividend Period for such a share shall be a 7-day Dividend Period and the Applicable Dividend Rate therefore shall be the applicable Maximum Dividend Rate.

 (j) Except during a Non-Payment Period, the Board of Trustees may at any time and from time to time institute one or more optional Dividend Periods with such number of days, and which shall be available for such period, as the Board of Trustees shall specify; provided that (i) in respect of any Optional Dividend Period, the Board of Trustees shall also determine a Maximum Dividend Rate after consultation with Remarketing Agents, which rate, as determined from time to time by formula or other means, may be fixed or variable and (ii) in respect of an Optional Dividend Period of 3 65 or more days, the Board of Trustees, after consultation with the Remarketing Agents, may establish Specific Redemption Provisions.  An Optional Dividend Period shall be available after seven days' written notice thereof and, if applicable, of the Maximum Dividend Rate and Specific Redemption Provisions, if any, in respect thereof shall have been given to the Remarketing Agents, the Paying Agent and the Securities Depository.  The Trust also shall publish promptly notice of any designation of an Optional Dividend Period, and related Maximum Dividend Rate and Specific Redemption Provisions, if any, at least once in an Authorized Newspaper, but the failure so to publish shall not affect the validity or effectiveness of any such designation or determination. After an Optional Dividend Period becomes available, such Optional Dividend Period shall be available in each Remarketing and, if elected by any Beneficial Owner of shares of RP, shall commence on each Settlement Date and continue until rescinded by the Board of Trustees, which rescission shall be effective after seven days' written notice thereof shall have been given to the Remarketing Agents, the Paying Agent, the Securities Depository and Beneficial Owners.  The existence or rescission of any Optional Dividend Period shall not affect any current Dividend Period or prevent the Board of Trustees from establishing other Optional Dividend Periods of similar duration or in any way restrict the Maximum Dividend Rate or Specific Redemption Provisions which may be designated in connection with any other Optional Dividend Period.

(k)  The Board of Trustees may at any time designate a subsequent Dividend Period with respect to all or any specified fewer number of shares of RP eligible for Tender and Dividend Reset on the Tender Date next preceding the commencement of such Dividend Period as a Special Dividend Period with such number of days as the Board of Trustees shall specify; provided that (i) written notice of any such designation, of the Maximum Dividend Rate, and Specified Redemption Provisions, if any, in respect thereof and of the consequences of failure to tender or to elect to hold shares, must be given at least seven days prior to such Tender Date to the Remarketing Agents, the Paying Agent, the Securities Depository and the Beneficial Owners of shares of RP which are to be subject to such Special Dividend Period; (ii) no Special Dividend Period may commence for any share of RP during a Non-Payment Period or if the Trust fails to maintain either the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage and such failure is not cured; (iii) if such Special Dividend Period contains 365 or more days, (x) the shares of RP subject to such Special Dividend Period shall have an aggregate liquidation preference (exclusive of accumulated but unpaid dividends and the premium, if any) of at least $3 0,000,000 or such greater or lesser amount as may be specified by the Board of Trustees and (y) the shares, if any, of RP not subject to such Special Dividend Period shall have an aggregate liquidation preference (exclusive of accrued but unpaid dividends and the premium, if any) of at least $30,000,000 or such greater or lesser amount specified by the Board of Trustees; (iv) in respect of any Special Dividend Period, the Board of Trustees shall also determine a Maximum Dividend Rate after consultation with Remarketing Agents, which rate, as determined from time to time by formula or other means, may be fixed or variable; and (v) in respect of any Special Dividend Period of 365 or more days, the Board of Trustees, after consultation with the Remarketing Agents, may establish Specific Redemption Provisions.

On or before 5:00 p.m., New York City time, on the third Business Day prior to the designation of a Special Dividend Period, the Trust shall complete and deliver to S&P, on a pro forma basis, an RP Basic Maintenance Report for such proposed Special Dividend period, taking into account the proposed number of days to be specified as a Special Dividend Period and the proposed Maximum Dividend Rate to be determined with respect to such Special Dividend Period.

The existence or rescission of any Special Dividend Period shall not affect any current Dividend Period or prevent the Board of Trustees from establishing other Special Dividend Periods of similar duration or in any way restrict the Maximum Dividend Rate or Specific Redemption Provisions which may be designated in connection with any other Special Dividend Period.

If the Remarketing Agents are unable to remarket sufficient shares of RP at the commencement of a Special Dividend Period to satisfy the requirement described in clause (iii) of the preceding paragraph, then the Dividend Period in respect of any share of RP which otherwise would have been subject to such Special Dividend Period shall be a 7_-day Dividend Period and an Applicable Dividend Rate shall be set by the Remarketing Agent in accordance with the remarketing procedures.

 (l)  If all or any part of the dividends on the shares of RP determined by implementation of the remarketing procedures described in Part II hereof is not designated by the Trust in good faith as an exempt-interest dividend within the meaning of Section 852(b) (5) of the Code solely because the Trust allocates capital gains or ordinary income to the shares of RP, (such portion of the dividends on the shares of RP (other than any Gross-up Dividends) that is not so designated is referred to herein as a "Nonqualifying Distribution"), the Trust will, not later than 270 days after the end of the Trust's fiscal year for which such designation is made, provide notice thereof to the Paying Agent.  The Paying Agent will mail a copy of such notice to each Qualified Investor (as defined below) at the address specified in such Qualified Investor's Master Purchaser's Letter as promptly as practicable after its receipt of such notice from the Trust.  The Trust will, within 30 days after such notice is given to the Paying Agent, pay to the Paying Agent (who will then distribute to the Qualified Investors) , out of funds legally available therefor, an amount equal to the aggregate Gross-up Dividends (as defined below) with respect to all Nonqualifying Distributions made to Qualified Investors during the fiscal year in question.  A "Qualified Investor" is a Beneficial Owner during such fiscal year of a share or shares of RP to whom Nonqualifying Distributions were made during such fiscal year.

A "Gross-up Dividend" means payment to a Qualified Investor of an amount which, when taken together with the aggregate Nonqualifying Distributions paid to such Qualified Investor during the fiscal year in question, would cause such Qualified Investor's net yield in dollars for such fiscal year (after Federal income tax consequences) from the aggregate of both the Nonqualifying Distributions (determined without regard to the Gross-Up Dividend) and the Gross-up Dividend to be equal to the net yield in dollars for such fiscal year (after Federal income tax consequences) which would have been received by such Qualified Investor if the amount of the aggregate Nonqualifying Distributions had been so designated.  Such Gross-up Dividend shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Qualified Investor is subject to the alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that each Nonqualifying Distribution and Gross-Up Dividend (to the extent that such Gross-up Dividend is not exempt from Federal income tax) would be taxable in the hands of each Qualified Investor at the maximum marginal corporate Federal income tax rate in effect during the fiscal year in question.

All such designations made by the Trust in good faith following the end of each fiscal year of the Trust and all other determinations made by the Trust in good faith with respect to dividends on the shares of RP shall be binding and conclusive for all purposes of determining the amount of Gross-up Dividends required to be made under this paragraph 3(1).  Notwithstanding anything to the contrary contained herein, no Gross-up Dividends shall be required to be made under this paragraph 3(1) if dividends on the shares of RP are not excludable from the gross income of a Qualified Investor for any reason other than as specifically provided above or if for any reason the Trust is subsequently required to revise any such designations.

4.   Redemption.  Shares of RP shall be redeemable by the Trust as provided below:

(a)  To the extent permitted under the 1940 Act and Massachusetts Law, upon giving a Notice of Redemption, the Trust at its option may redeem shares of RP, in whole or in part, on the next succeeding scheduled Dividend Payment Date applicable to those shares of RP called for redemption, out of funds legally available therefor, at a redemption price equal to $100,000 per share plus an amount equal to dividends thereon (whether or not earned or declared) accumulated but unpaid to the date fixed for redemption plus the premium, if any, resulting from the designation of a Premium Call Period; provided that, no share of RP shall be subject to redemption pursuant to this paragraph 4(a) on any Dividend Payment Date during a Non-Call Period to which it is subject.  The Trust may not give a Notice of Redemption relating to an optional redemption as described in paragraph 4(a) unless, at the time of giving such Notice of Redemption, the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a Discounted Value not less than the amount due to Beneficial Owners by reason of the redemption of their shares of RP on such redemption date.

(b)  The Trust shall redeem, out of funds legally available therefor, at a redemption price of $100,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) to the date fixed by the Board of Trustees for redemption plus the premium, if any, resulting from the designation of a Premium Call Period, certain of the shares of RP to the extent permitted under the 1940 Act and Massachusetts law, if the Trust fails to maintain the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage and such failure is not cured on or before the RP Basic Maintenance Cure Date or the 1940 Act Cure Date (herein referred to respectively as the "Cure Date"), as the case may be.  The number of shares of RP to be redeemed shall be equal to the lesser of (i) the minimum number of shares of RP the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other Preferred Shares subject to redemption or retirement, would result in the satisfaction of the RP Basic Maintenance Amount or the 1940 Act Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of RP and other Preferred Shares the redemption of which would have such result, all shares of RP then outstanding shall be redeemed), and (ii) the maximum number of shares of RP, together with all other Preferred Shares subject to redemption or retirement that can be redeemed out of funds expected to be legally available therefor.  In determining the number of shares of RP required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the RP Basic Maintenance Amount or the 1940 Act RP Asset Coverage, as the case may be, pro rata among shares of RP and other series of Preferred Shares subject to redemption provisions similar to those contained in this paragraph 4(b) , except as set forth herein.  The Trust shall effect such redemption not later than 45 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of RP and other Preferred Shares which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 45 days after such Cure Date, the Trust shall redeem those shares of RP and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.

Any share of RP shall be subject to mandatory redemption regardless of whether such share is subject to a Non-Call Period provided that share of RP subject to a Non-Call Period will only be subject to redemption to the extent that the other shares of RP are not available to satisfy the number of shares required to be redeemed.  In such event, such shares subject to a Non-Call Period will be selected for redemption in an ascending order of outstanding Non-Call Period (with shares with the lowest number of days remaining in the period to be called first) and by lot in the event of equal outstanding Non-Call Periods.

(c)  Subject to paragraph 4(d) of this Part I, if fewer than all the outstanding shares of RP are to be redeemed pursuant to this paragraph 4, the number of shares of RP so to be redeemed shall be a whole number of shares and shall be determined by the Board of Trustees, and the Trust shall give a Notice of Redemption as provided in paragraph 4(e) of this Part I, provided that no share of RP will be subject to optional redemption on any Dividend Payment Date during a Non-Call Period to which it is subject and shares of RP subject to a Non-Call Period will be subject to mandatory redemption only on the basis described under paragraph 4(b) of this Part I.  Unless certificates representing shares of RP are held by Holders other than the Securities Depository, or its nominee, the Paying Agent upon receipt of such notice, shall determine from among shares eligible for redemption the number of shares of RP to be redeemed pro rata from each Dividend Period which is then eligible for redemption, and shall give notice of such determination to the Securities Depository; the Securities Depository thereupon shall determine by lot on a Dividend Period basis pursuant to the allocation provided by the Paying Agent the number of shares of RP to be redeemed from the account of each Agent Member (which may include an Agent Member, including a Remarketing Agent, holding shares for its own account), and shall give notice of such determination to the Paying Agent.  The Paying Agent, upon receipt of such notice, shall in turn determine by lot the number of shares of RP from each Dividend Period to be redeemed from the accounts of the Beneficial Owners of the shares of RP whose Agent Members have been selected by the Securities Depository and give notice of such determination to the Remarketing Agents.  In doing so, the Paying Agent may determine that shares of RP shall be redeemed from the accounts of some Beneficial Owners, which may include the Remarketing Agents, without shares of RP being redeemed from the accounts of other Beneficial Owners.

(d)              Notwithstanding paragraph 4(c) of this Part I, if any certificates representing shares of RP are held by Holders other than the Securities Depository or its nominee, then the shares of RP to be redeemed shall be selected by the Trust pro rata from among Dividend Periods and by lot from among shares within each Dividend Period.

(e)              Any Notice of Redemption with respect to shares of RP shall be given (A) in the case of optional redemption pursuant to paragraph 4(a) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any other Holder) and the Remarketing Agents, by telephone, not later than 1:00 p.m. New York City time (and later confirmed in writing) on (i) the Settlement Date in the case of a partial redemption of the shares of RP, (ii) the Tender Date in the case of a redemption in whole of the shares of RP or (iii) during a Non-Payment Period, the later of the Dividend Payment Date or the seventh day prior to the earliest date upon which any such redemption may occur and (B) in the case of a mandatory redemption pursuant to paragraph 4(b) of this Part I, by the Trust to the Paying Agent, the Securities Depository (and any Holder) and the Remarketing Agents, by telephone, not later than 1:00 p.m., New York City time (and later confirmed in writing) on the third Business Day preceding the redemption date established by the Board of Trustees and specified in such notice.  In the case of a partial redemption of the shares of RP, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day on which the Paying Agent determines the shares to be redeemed, as described in paragraph 4(c) of this Part I (or, if certificates are held by persons other than the Securities Depository, not later than the close of business on the Business Day immediately following the day on which the Paying Agent receives a Notice of Redemption from the Trust).  Such telephonic notice shall be confirmed in writing to the Remarketing Agents, the Securities Depository and to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day immediately following the day on which the Paying Agent determines the shares to be redeemed.  In the case of a redemption in whole of the shares of RP, the Paying Agent shall use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day immediately following the day on which it receives a Notice of Redemption from the Trust.  Such telephonic notice shall be confirmed promptly in writing not later than the close of business on the second Business Day following the day on which the Paying Agent receives a Notice of Redemption from each Beneficial Owner of shares of RP called for redemption, the Remarketing Agents and the Securities Depository.

(f)  Every Notice of Redemption and other redemption notice shall state:  (i) the redemption date; (ii) the number of shares of RP to be redeemed; (iii) the redemption price; (iv) that dividends on the shares of RP to be redeemed shall cease to accumulate as of such redemption date; and (v) the provision of the Declaration of Trust or the By-laws pursuant to which such shares are being redeemed.  In addition, notice of redemption given to a Beneficial Owner shall state the CUSIP number, if any, of the shares of RP to be redeemed and the manner in which the Beneficial Owners of such shares may obtain payment of the redemption price.  No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.  The Paying Agent shall use its reasonable efforts to cause the publication of a redemption notice in an Authorized Newspaper within two Business Days of the date of the Notice of Redemption, but failure so to publish such notification shall not affect the validity or effectiveness of any such redemption proceedings.  Shares of RP the Beneficial Owners of which shall have been given Notice of Redemption shall not be subject to transfer outside of a Remarketing.

(g)  On any redemption date, the Trust shall deposit, irrevocably in trust, in same-day funds, with the Paying Agent, by 12:00 noon, New York City time, $100,000 for each share of RP called for redemption plus an amount equal to dividends thereon accumulated but unpaid to such redemption date (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period.

(h)  In connection with any redemption, upon the giving of a Notice of Redemption and the deposit of the funds necessary for such redemption with the Paying Agent in accordance with this paragraph 4, all rights of the Holders and Beneficial Owners of shares of RP so called for redemption shall cease and terminate, except the right of the Holders and Beneficial Owners thereof to receive the redemption price thereof, inclusive of an amount equal to dividends (whether or not earned or declared) accumulated but unpaid to the redemption date plus the premium, if any, resulting from the designation of a Premium Call Period, but without any interest or other additional amount (except as provided in paragraphs 3(h) and 3(1) of this Part I), and such shares shall no longer be deemed outstanding for any purpose.  The Trust shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent as aforesaid in excess of the sum of (i) the aggregate redemption price of the shares of RP called for redemption on such date and (ii) all other amounts to which Holders and Beneficial Owners of shares of RP called for redemption may be entitled.  The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.  Any funds so deposited with the Paying Agent which are unclaimed at the end of ninety days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders and Beneficial Owners of shares of RP so called for redemption shall look only to the Trust for payment of the redemption price and all other amounts to which they may be entitled. If any such unclaimed funds are repaid to the Trust, the Trust shall invest such unclaimed funds in Deposit Securities with a maturity of no more than one business day.

(i)  To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available.  Failure to redeem shares of RP shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit funds with the Paying Agent pursuant to paragraph 4(g) of this Part I with respect to any shares for which such Notice of Redemption has been given.  Notwithstanding the fact that the Trust may not have redeemed shares of RP for which a Notice of Redemption has been given, dividends may be declared and paid on shares of RP and shall include those shares of RP for which a Notice of Redemption has been given.

(j)  Notwithstanding any of the foregoing provisions of this paragraph 4, the Remarketing Agents may, in their sole discretion, modify the procedures set forth above with respect to notification of redemption, provided that, any such modification does not adversely affect any Holder or any ' Beneficial Owner of shares of RP or materially alter the obligations of the Paying Agent; and further provided that, the' Trust receives written confirmation from S&P that any such modification would not impair the ratings then assigned by S&P to shares of RP.

(k)  In effecting any redemption pursuant to this paragraph 4, the Trust shall use all reasonable efforts to satisfy all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Massachusetts law.

(l)  Notwithstanding the foregoing, (i) no share of RP may be redeemed pursuant to paragraph 4(a) of this Part I unless the full amount of accumulated but unpaid dividends to the date fixed for redemption for each such share of RP called for redemption shall have been declared, and (ii) no share of RP may be redeemed unless all outstanding shares of RP are simultaneously redeemed, nor may any shares of RP be purchased or otherwise acquired by the Trust except in accordance with a purchase offer made on substantially equivalent terms by the Trust for all outstanding shares of RP, unless, in each such instance, dividends on all outstanding shares of RP through the end of their most recently ended Dividend Period (or, if such transaction is on a Dividend Payment Date, through the Dividend Period ending on the day prior to such Dividend Payment Date) shall have been paid or declared and sufficient funds for the payment thereof deposited with the Paying Agent.

(m)  Except as set forth in this paragraph 4 with respect to redemptions and subject to paragraph 4(1) hereof, nothing contained herein shall limit any legal right of the Trust or any affiliate to purchase or otherwise acquire any share of RP at any price.  Any shares of RP which have been redeemed, purchased or otherwise acquired by the Trust or any affiliate thereof may be resold.  In lieu of redeeming shares called for redemption, the Trust shall have the right to arrange for other purchasers to purchase from Beneficial Owners all shares of RP to be redeemed pursuant to this paragraph 4, except those shares of RP to be redeemed pursuant to paragraph 4(b) hereof, by their paying to such Beneficial Owners on or before the close of business on the redemption date an amount equal to not less than the redemption price payable by the Trust on the redemption of such shares, and the obligation of the Trust to pay such redemption price payable by the Trust on the redemption of such shares, and the obligation of the Trust to pay such redemption price shall be satisfied and discharged to the extent such payment is so made by such purchasers.  Prior to the purchase of such shares by such purchasers, the Trust shall notify each purchaser that such shares have been called for redemption.

5.   Liquidation.  (a) Upon a liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders shall be entitled, whether from capital or surplus, before any assets of the Trust shall be distributed among or paid over to holders of Common Shares or any other class or series of shares of the Trust ranking junior to the RP as to liquidation payments, to be paid the amount of $100,000 per share of RP, plus an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period to but excluding the date of final distribution in same-day funds.  After any such payment, the Holders and Beneficial Owners shall not be entitled to any further participation in any distribution of assets of the Trust.

(b)  If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust shall be insufficient to make such full payments to the Holders and the holders of any Preferred Shares ranking as to liquidation, dissolution or winding up on a parity with the RP (including the Other RP), then such assets shall be distributed among the Holders and such parity holders ratably in accordance with the respective amounts which would be payable on such shares of RP and any other such Preferred Shares if all amounts thereof were paid in full.

(c)  Neither the consolidation nor the merger of the Trust with or into any corporation or corporations nor a reorganization of the Trust alone nor the sale, lease or transfer by the Trust of all or substantially all of its assets shall be deemed to be a dissolution or liquidation of the Trust.

6.   Voting Rights.  (a)  General.  Except as otherwise provided in the Declaration of Trust or By-laws, each Holder of shares of RP and each record holder of Common Shares shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding Preferred Shares, including RP, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of outstanding Preferred Shares, including RP, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion- of the holders of all other securities and classes of capital shares of the Trust, to elect two trustees of the Trust, each Preferred Share, including RP, entitling the holder thereof to one vote.  Subject to paragraph 6(b) hereof, the holders of outstanding Common Shares and Preferred Shares, including RP, voting together as a single class, shall elect the balance of the trustees.

(b)  Right to Elect Majority of Board of Trustees. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect.  A Voting Period shall commence:

(i)  if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of RP equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends; or

(ii)  if at any time holders of any other Preferred Shares are entitled to elect a majority of the trustees of the Trust.  Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 6(b).

(c)  Other Actions.  So long as any shares of RP are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of RP outstanding at the time, in person or by proxy, either in writing or at a meeting (voting separately as one class): (a) authorize, create or issue or increase or decrease the authorized or issued amount of, any class or series of stock ranking prior to or on a parity with the RP with respect to payment of dividends or the distribution of assets on liquidation (other than the Original RP), or increase or decrease the authorized amount of RP; (b) amend, alter or repeal the provisions of the Declaration of Trust and the By-laws, including this Section 12.2, whether by merger, consolidation or otherwise, so as to affect materially and adversely any preference, right or power of such shares of RP or the Holders thereof; or (c) take any other action which pursuant to Section 18(a)(2)(D) of the 1940 Act requires approval by the Holders of a majority of the shares of RP outstanding at the time; provided that, the issuance of not more than the 4,000 Preferred Shares authorized by this Section 12.2 and the creation and issuance of the Original RP, and of series of Preferred Shares ranking junior to the RP with respect to payment of dividends and the distribution of assets on liquidation, will not be deemed to affect such preferences, rights or powers unless such issuance would, at the time thereof, cause the Trust not to satisfy the 1940 Act RP Asset Coverage or the RP Basic Maintenance Amount.  Notwithstanding the foregoing, so long as any shares of RP are outstanding, the Trust shall not take any action described in Sections 4, 5 or 6 of Article IX of the Declaration of Trust or amend the provisions of Section 1 of Article IV, Sections 4, 5 or 6 of Article IX or the first sentence of Section 9 of Article IX of the Declaration of Trust, without the affirmative vote or consent of the Holders of at least two-thirds (or a majority if permitted by Sections 4, 5 or 6 of Article IX of the Declaration of Trust) of the shares of RP and of two-thirds (or a majority if permitted by Sections 4, 5 or 6. of Article IX of the Declaration of Trust) of the Common Shares outstanding at the time, in person or by proxy, either in writing or at a meeting (each voting separately as a class).

The foregoing voting provisions shall not apply with respect to shares of RP if, at or prior to the time when a vote is required, such shares of RP shall have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption The Board of Trustees may without the vote or consent of the Holders of RP from time to time amend, alter or repeal any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of shares of RP or the Holders thereof, provided the Board of Trustees receives written confirmation from Moody's and S&P that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's and S&P to shares of RP:

Deposit Securities                                         1940 Act RP Asset Coverage

Discounted Value                                          Quarterly Valuation Date

Dividend Coverage Amount                             RP Basic Maintenance Amount

Dividend Coverage Assets                                 RP Basic Maintenance Cure Date
Market Value                                                RP Basic Maintenance Report

Minimum Liquidity Level                                    S&P Discount Factor

Moody's Discount Factor                                S&P Eligible Asset

Moody's Eligible Asset                                      S&P Exposure Period

Moody's Exposure Period                               1940 Act Cure Date Valuation Date

(d)  Voting Procedures.  (i)  As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph 6(b) above, the Trust shall notify the Paying Agent and the Paying Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice.  If the Trust fails to send such notice to the Paying Agent or if the Paying Agent does not call such a special meeting, it may be called by any such holder on like notice.  The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed.  At any such special meeting and at each meeting held during a Voting Period, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), shall be entitled to elect the number of trustees prescribed in paragraph 6(b) above on a one-vote-per-share basis.  At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

(ii)  For purposes of determining any rights of the Holders to vote on any matter whether such right is created by this Section 12.2, by the other provisions of the Declaration of Trust and the By-laws, by statute or otherwise, no Holder shall be entitled to vote and no share of RP shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient funds for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 4 of this Part I.  No share of RP held by the Trust or any affiliate of the Trust shall have any voting rights or be deemed to be outstanding for voting purposes.

 (iii)  The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(iv)  Simultaneously with the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph 6(b) above shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph 6(b) above shall cease, subject to the provisions of the last sentence of paragraph 6(b)(ii).

(e) Exclusive Remedy.  Unless otherwise required by law, the Holders of shares of RP shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.  The Holders of shares of RP shall have no preemptive rights or rights to cumulative voting.  In the event that the Trust fails to pay any dividends on the shares of RP, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 6.  In no event shall the Holders of shares of RP have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

(f)  Notification to S&P.  In the event a vote of Holders of RP is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten business days prior to the date on which such vote is to be taken, notify S&P that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

7.                   1940 Act RP Asset Coverage.  The Trust shall maintain, as of the last Business Day of each month in which any share of RP is outstanding, the 194 0 Act RP Asset Coverage.

8.                   RP Basic Maintenance Amount.  (a)  The Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount and (ii) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the RP Basic Maintenance Amount.  Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to reattain the RP Basic Maintenance Amount on or prior to the RP Basic Maintenance Cure Date.

(b)              The Trust will deliver an RP Basic Maintenance Report to the Remarketing Agents, the Paying Agent, Moody's and S&P as of (i) the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and (ii) the last Business Day of each month, in each case on or before 5:00 p.m., New York City time, on the third Business Day after such day.

(c)          On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the RP Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agents, the Paying Agent, Moody's and S&P an RP Basic Maintenance Report as of the date of such failure.

(d)          On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures any failure to satisfy the RP Basic Maintenance Amount, the Trust shall complete and deliver to the Remarketing Agents, the Paying Agent, Moody's and S&P an RP Basic Maintenance Report as of the date of such cure.

 (e)  An RP Basic Maintenance Report or Accountant's Confirmation will be deemed to have been delivered to the Remarketing Agents, the Paying Agent, Moody's and S&P if Remarketing Agents, the Paying Agent, Moody's and S&P receive a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Remarketing Agents, the Paying Agent, Moody's and S&P for delivery on the next Business Day the full RP Basic Maintenance Report.  A failure by the Trust to deliver an RP Basic Maintenance Report under subparagraph (b), (c) or (d) of this paragraph 8 shall be deemed to be delivery of an RP Basic Maintenance Report indicating that the Discounted Value for all assets of the Trust is less than the RP Basic Maintenance Amount, as of the relevant Valuation Date.

(f)  Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody's of an RP Basic Maintenance Report in accordance with paragraph 8(b) above relating to a Quarterly Valuation Date, the Independent Accountant will confirm in writing to the Remarketing Agents, the Paying Agent, S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report (and in any other RP Basic Maintenance Report, randomly-selected by the Independent Accountant, that was delivered by the Trust during the quarter ending on such Quarterly Valuation Date); (ii) that, in such Report (and in such randomly selected Report), (a) the Trust determined in accordance with this Section 12.2 whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly-selected Report), S&P Eligible Assets of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount and Moody's Eligible Assets of an aggregate Discounted Value at least equal to the RP Basic Maintenance Amount, (b) the aggregate amount of Deposit Securities equals the Dividend Coverage Amount, and (c) the Market Value of Portfolio Securities as determined by the Pricing Service equals the mean between the quoted bid and asked price or the yield equivalent (when quotations are readily available); and (iii) the accuracy of the description of Eligible Assets as stated in the RP Basic Maintenance Report (such confirmation is herein called the "Accountant's Confirmation").

(g)  Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody's of an RP Basic Maintenance Report in accordance with paragraph 8(c) above relating to any Valuation Date on which the Trust failed to maintain the RP Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agents, Paying Agent, S&P and Moody's an Accountant's Confirmation as to such RP Basic Maintenance Report.

 (h)  Within ten Business Days after the date of delivery to the Remarketing Agents, the Paying Agent, S&P and Moody's of an RP Basic Maintenance Report in accordance with paragraph 8(d) above relating to any Valuation Date on which the Trust cured any failure to satisfy the RP Basic Maintenance Amount, the Independent Accountant will provide to the Remarketing Agents, the Paying Agent, S&P and Moody's an Accountant's Confirmation as to such RP Basic Maintenance Report.

(i)  If any Accountant's Confirmation delivered pursuant to subparagraph (f), (g) or (h) of this paragraph 8 shows that an error was made in the RP Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows' that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets or Moody's Eligible Assets, as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the RP Basic Maintenance Report to the Remarketing Agents, the Paying Agent, S&P and Moody's promptly following receipt by the Trust of such Accountant's Confirmation.

9.       Minimum Liquidity Level.  The Trust shall be required to have, as of each Valuation Date, Dividend Coverage Assets with respect to shares of RP of each then outstanding Dividend Period having a Discounted Value not less than the Dividend Coverage Amount with respect to shares of such Dividend Period.

10.       Restrictions on Certain Distributions.  For so long as any share of RP is outstanding, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to or on a parity with the shares of RP as to dividends and upon liquidation) in respect of the Common Shares, RP or any other shares of the Trust ranking junior to or on a parity with the shares of RP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of RP as to dividends and upon liquidation), unless (i) full cumulative dividends on shares of RP and Other RP through their most recently ended respective Dividend Periods (or, if such transaction is on a Dividend Payment Date, through the Dividend Period ending on the day prior to such Dividend Payment Date) shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Paying Agent and (ii) the Trust has redeemed the full number of shares of RP and Other RP required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to shares of RP as to dividends and upon liquidation) in respect of Common Shares or any other shares of the Trust ranking junior to or on a parity with shares of RP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to shares of RP as to dividends and upon liquidation), unless immediately after such transaction the Discounted Value of the Trust's portfolio would at least equal the RP Basic Maintenance Amount.

11.  Notice.  All notices or communications, unless otherwise specified in these By-laws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid.  Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

12.  Certain Other Restrictions.  For so long as any shares of RP are outstanding,

(a)  the Trust will not, unless it has received written confirmation from Moody's and S&P that any such action would not impair the ratings then assigned by Moody's and S&P to shares of RP, engage in any one or more of the following transactions:

(i) borrow money if the RP Basic Maintenance Amount would not be satisfied after giving effect to such borrowing; or

(ii) borrow, in the aggregate, money in excess of the lesser of $10,000,000 or the product of the number of shares of RP and Other RP outstanding multiplied by $10,000 or 10% of the total assets of the Trust; or

(iii) borrow any money except for the purpose of clearing portfolio transactions; or

(iv)  lend portfolio securities;

(b)              the Trust shall not buy or sell futures contracts or write put or call options except in accordance with the guidelines established and revised, from time to time, by each of Moody's and S&P; and

(c)                 for purposes of S&P and Moody's rating of the shares RP, the Trust shall give to each of S&P and Moody's prompt written notice of:  (i) any material change to the Declaration of Trust or Article XII of the By-laws; (ii) any failure to declare or pay any dividend on the shares of RP; . (iii) any mandatory or optional redemption of the shares of RP; (iv) any assumption of control of the Board of Trustees by the Holders of shares of RP pursuant to Section 6(b) of this Part I; (v) in the event the Trust shall not be a party to a pricing services agreement and dealer quotes on assets are not available; (vi) in the event that the Applicable Dividend Rate equals or exceeds 95% of "AA" Composite Commercial Paper Rate; (vii) a change in dividend period; (viii) any person owning more than 5% of Trust's Common Shares; (ix) a change in Internal Revenue Service rules on Gross-up Dividends relating to the operation of the Trust; and (x) a change in pricing service.

PART II. REMARKETING PROCEDURES

1.                  Remarketing Schedule. Each Remarketing for shares of RP shall take place over a three-day period consisting of the Tender Date, the Dividend Reset Date and the Settlement Date.  Such dates or the method of establishing such dates shall be determined by the Board of Trustees from time to time.

2.                 Procedure for Tendering.  (a) Each share of RP is subject to Tender and Dividend Reset only at the end of each Dividend Period applicable to such share and may be tendered in the Remarketing which commences on the Tender Date immediately prior to the end of the current Dividend Period with respect thereto.  By 12:00 noon, New York City time,, on each such Tender Date, the Remarketing Agents shall, after canvassing the market and considering prevailing market conditions at the time for shares of RP and similar securities, provide Beneficial Owners non-binding indications of the Applicable Dividend Rate for the next succeeding 7-day Dividend Period, 28-day Dividend Period and any Optional Dividend Period or, if applicable, a Special Dividend Period; provided that, if the Board of Trustees has designated a Special Dividend Period with respect to all shares of RP subject to Tender and Dividend Reset, the Remarketing Agents will provide to Beneficial Owners of shares of RP a non-binding indication only of the Applicable Dividend Rate for such Special Dividend Period.  The actual Applicable Dividend Rates for such Dividend Periods may be greater than or less than the rate indicated in such non-binding indications (but not greater than the applicable Maximum Dividend Rate).  By 1:00 p.m., New York City time, on such Tender Date, each Beneficial Owner of shares of RP subject to the Tender and Dividend Reset must notify a Remarketing Agent of its desire, on a share-by-share basis, either to tender such share of RP at a price of $100,000 per share or to continue to hold such share of RP and elect either a 7-day Dividend Period, a 28-day Dividend Period or a specific available Optional Dividend Period or, if applicable, accept a designated Special Dividend Period at the new Applicable Dividend Rate for the selected or designated, as the case may be, Dividend Period. Any notice given to a Remarketing Agent to tender or hold shares for a particular Dividend Period shall be irrevocable and shall not be conditioned upon the level at which the Applicable Dividend Rate or Rates is established.  Any such notice may not be waived by the Remarketing Agents, except that prior to 4:00 p.m., New York City time, on a Dividend Reset Date, a Remarketing Agent may, in its sole discretion, (i) at the request of a Beneficial Owner that has tendered one or more shares to such Remarketing Agent, waive such Beneficial Owner's tender, and thereby enable such Beneficial Owner to continue to hold the share or shares for a 7-day Dividend Period, 2 8-day Dividend Period or available Optional Dividend Period or, if applicable, a designated Special Dividend Period, as agreed to by such Beneficial Owner and such Remarketing Agent at such time, so long as such tendering Beneficial Owner has indicated to such Remarketing Agent that it would accept the new Applicable Dividend Rate for such Dividend Period, such waiver to be contingent upon the Remarketing Agents' ability to remarket all shares of RP tendered in such Remarketing, and (ii) at the request of a Beneficial Owner that has elected to hold one or more of its shares of RP, waive such Beneficial Owner's election with respect thereto.

(b) The right of each Beneficial Owner to tender shares of RP in a Remarketing shall be limited to the extent that (i)' the Remarketing Agents conduct a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) shares tendered have not been called for redemption and (iii) the Remarketing Agents are able to find a purchaser or purchasers for tendered shares of RP at an Applicable Dividend Rate or Rates for the next Dividend Period or Periods that is not in excess of the Maximum Dividend Rate or Rates for such Dividend Period or Periods.

3.  Determination of Applicable Dividend Rates.  (a) Between 1:00 p.m., New York City time, on each Tender Date and 4:00 p.m., New York City time, on the succeeding Dividend Reset Date, the Remarketing Agents shall determine (i) unless the Board of Trustees has designated such next Dividend Period as a Special Dividend Period with respect to all shares subject to Tender and Dividend Reset, the allocation of tendered shares of RP among a 7-day Dividend Period, a 28-day Dividend Period and each available Optional Dividend Period, if any, and, if applicable, a Special Dividend Period (provided that, if the Remarketing Agents are unable to remarket on such Dividend Reset Date all such tendered shares in a Remarketing at a price of $100,000 per share, then the Remarketing Agents shall allocate no shares to any Optional Dividend Period and no shares will be assigned to any Special Dividend Period and such shares shall be allocated to a 7-day Dividend Period) and (ii) the Applicable Dividend Rates to the nearest one-thousandth (0.001) of one percent per annum for the next 7-day Dividend Period, the next 28-day Dividend Period and the next Optional Dividend Period or Periods or the next designated Special Dividend Period, as the case may be.  The Applicable Dividend Rate for each such Dividend Period, except as otherwise required herein, shall be the dividend rate per annum which the Remarketing Agents determine, in their sole judgment, to be the lowest rate, giving effect to such allocation, that will enable them to remarket on behalf of the Beneficial Owners thereof all shares of RP subject to Tender and Dividend Reset in such Remarketing and tendered to them on such Tender Date at a price of $100,000 per share.

(b)  If no Applicable Dividend Rate shall have been established on a Dividend Reset Date in a Remarketing for a 7-day Dividend Period, a 28-day Dividend Period or Optional Dividend Period or Periods or Special Dividend Period, if any, or for any or all of the foregoing, for any reason (other than because there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement or the Remarketing Agents are unable to remarket on the Dividend Reset Date all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share), then the Remarketing Agents, in their sole discretion, shall, if necessary and except during a Non-Payment Period, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, determine the Applicable Dividend Rate or Rates, as the case may be, that would be the rate or rates per annum that would be the initial dividend rate or rates in an offering on such Dividend Reset Date, assuming in each case a comparable dividend period or periods, issuer and security.  If there is no Remarketing because there are no Remarketing Agents or the Remarketing Agents are not required to conduct a Remarketing pursuant to the Remarketing Agreement or if the Remarketing Agents are unable to remarket on the Dividend Reset Date all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share, then, except during a Non-Payment Period, the Applicable Dividend Rate for the subsequent Dividend Period and for each subsequent Dividend Period for which no Remarketing takes place because of the foregoing shall be the applicable Maximum Dividend Rate for a 7-day Dividend Period and the next succeeding Dividend Period shall be a 7-day Dividend Period.  In a Remarketing, the Applicable Dividend Rates for different Dividend Periods need not be equal.

(c)  In determining such Applicable Dividend Rate or Rates, and making such allocation, the Remarketing Agents shall, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock determined for the purpose of providing non-binding indications of the Applicable Dividend Rate to Beneficial Owners and potential purchasers of shares of RP, (i) consider the number of shares of RP tendered and the number of shares of RP potential purchasers are willing to purchase and (ii) contact by telephone or otherwise current and potential Beneficial Owners of shares of RP subject to Tender and Dividend Reset to ascertain the dividend rates at which they would be willing to hold shares of RP.

(d)              The Applicable Dividend Rate or Rates as well as the allocation of tendered shares of RP shall be determined as aforesaid by the Remarketing Agents in their sole discretion (except as otherwise provided in this Section 12.2 with respect to Applicable Dividend Rates that shall be the Non-Payment Period Rate or the Maximum Dividend Rates) and shall be conclusive and binding on Holders and Beneficial Owners.

(e)              Except during a Non-Payment Period, the Applicable Dividend Rate for any Dividend Period shall not be more than the applicable Maximum Dividend Rate.

4.  Allocation of Shares; Failure to Remarket at $100,000 Per Share.  (a) If the Remarketing Agents are unable to remarket by 4:00 p.m., New York City time, on a Dividend Reset Date all shares of RP tendered to them in the related Remarketing (which are subject to Tender or Dividend Reset in such Remarketing) at a price of $100,000 per share, (i) each Beneficial Owner that tendered or was deemed to have tendered shares of RP for sale shall sell a number of shares of RP on a pro rata basis, to the extent practicable, or by lot, as determined by the Remarketing Agents in their sole discretion, based on the number of orders to purchase shares of RP in such Remarketing; (ii) the next Dividend Period shall be a 7-day Dividend Period for all tendered (or deemed tendered) but unsold shares (which are subject to Tender and Dividend Reset in such Remarketing) and the Applicable Dividend Rates shall be the applicable Maximum Dividend Rates.

(b)  If the allocation procedures described above would result in the sale of a fraction of a share of RP, the Remarketing Agents shall, in their sole discretion, round up or down the number of shares of RP sold by each Beneficial Owner on the applicable Dividend Reset Date so that each share sold by a Beneficial Owner shall be a whole share of RP, and the total number of shares sold equals the total number of shares purchased on such Dividend Reset Date.

5.  Notification of Results; Settlement.  (a)  By telephone at approximately 4:30 p.m., New York City time, on each Dividend Reset Date with respect to shares of RP, the Remarketing Agents shall advise each Beneficial Owner of tendered shares and each purchaser thereof (or the Agent Member thereof) (i) of the number of shares such Beneficial Owner or purchaser is to sell or purchase and (ii) to give instructions to its Agent Member to deliver such shares against payment therefor or to pay the purchase price against delivery as appropriate.  The Remarketing Agents will also advise each Beneficial Owner or purchaser that is to continue to hold, or to purchase, shares with a Dividend Period beginning on the Business Day following such Dividend Reset Date of the lengths of such Applicable Dividend Periods and the Dividend Rate for such shares.

(b)  In accordance with the Securities Depository's normal procedures, on the Settlement Date, the transactions described above with respect to each share of RP shall be executed through the Securities Depository, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, and the accounts of the respective Agent Members of the Securities Depository shall be debited and credited and shares delivered by book entry as necessary to effect the purchases and sales of shares of RP and the changes in the types of Dividend Periods as determined in the related Remarketing.  Purchasers of shares of RP shall make payment to the Paying Agent in same-day funds against delivery to other purchasers or their nominees of one or more certificates representing shares of RP, or, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, through their Agent Members in same-day funds to the Securities Depository against delivery by book entry of shares of RP through their Agent Members.  The Securities Depository shall make payment in accordance with its normal procedures.

(c)              If any Beneficial Owner selling shares of RP in a Remarketing fails to deliver such shares, the Agent Member of such selling Beneficial Owner and of any other person that was to have purchased shares of RP in such Remarketing may deliver to any such other person a number of whole shares of RP that is less than the number of shares that otherwise was to be purchased by such person.  In such event, the number of shares of RP to be so delivered shall be determined by such Agent Member.  Delivery of such lesser number of shares of RP shall constitute good delivery.

(d)              The Remarketing Agents, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to meet the timing requirements set forth in paragraphs (a) and (b) above; provided that, in the event that there is a delay in the occurrence of any delivery or other event connection with a Remarketing, the Remarketing Agent, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to accommodate such delivery in furtherance of the Remarketing.

(e)        Notwithstanding any of the foregoing provisions of this paragraph 5, the Remarketing Agents may, in their sole discretion, modify the settlement procedures set forth above with respect to any Remarketing, provided any such modification does not adversely affect the Beneficial Owners or the Holders of RP or the Trust.

6.  Purchase of Shares of RP by Remarketing Agents.  The Remarketing Agents may purchase for their own accounts shares of RP in a Remarketing, provided that they purchase all tendered (or deemed tendered) shares of RP not sold in such Remarketing to other purchasers and that the Applicable Dividend Rate established with respect to such shares in such Remarketing is not higher than the Applicable Dividend Rate or Rates that would have been established if the Remarketing Agents had not purchased such shares.  Except as provided in the previous sentence, the Remarketing Agents shall not be obligated to purchase any shares of RP that would otherwise remain unsold in a Remarketing.  If the Remarketing Agents own any shares of RP subject to a Remarketing immediately prior to such Remarketing and if all other shares subject to such Remarketing and rendered for sale by other Beneficial Owners of shares of RP have been sold in such Remarketing, then the Remarketing Agents may sell such number of their shares in such Remarketing as there are outstanding orders to purchase that have not been filled by shares tendered for sale by other Beneficial Owners.  Neither the Trust, the Paying Agent nor any of the Remarketing Agents shall be obligated in any case to provide funds to make payment to a Beneficial Owner upon such Beneficial Owner's tender of its shares of RP in a Remarketing.

7.                  Applicable Dividend Rate During a Non-Payment Period.  So long as a Non-Payment Period shall continue, paragraphs 1, 2, 3, 4, 5 and 6 of this Part II shall not be applicable to any of the Shares of RP and the shares of RP shall not be subject to Tender and Dividend Reset.

8.                  Transfers.  As a condition precedent to purchasing shares of RP in any offering, in any Remarketing or outside any Remarketing, each purchaser of shares of RP shall be required to sign and deliver a Master Purchaser's Letter. The sufficiency of any Master Purchaser's Letter is to be determined by the Remarketing Agents in their sole discretion.  In a Master Purchaser's Letter, such purchaser shall agree, among other things, (i) unless the Trust has elected, during a Non-Payment Period, to waive this requirement, to have its ownership of such shares of RP maintained in book entry form by the Securities Depository, for the account of a designated Agent Member which, in turn, shall maintain records of such purchaser's beneficial ownership, (ii) to be conclusively bound by the remarketing procedures, including the Remarketing Agents' determination of the Applicable Dividend Rates and the applicable Dividend Periods, (iii) to the payment of dividends at different rates to different Holders of shares of RP depending on the type of Dividend Period selected by such Holders, (iv) that its notice to tender shares of RP in a Remarketing shall constitute an irrevocable offer, except as set forth in such Master Purchaser's Letter, to sell the shares specified in such notice and authorization to the Remarketing Agents to sell, transfer or otherwise dispose of such shares as set forth herein and (v) unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, to sell, transfer or otherwise dispose of any share of RP held by it only pursuant to orders placed in a Remarketing therefor or to a person that has signed and delivered a Master Purchaser's Letter as providing herein, and, in the case of any transfer other than pursuant to a Remarketing, to ensure that an Agent Member advises a Remarketing Agent of such transfer.  The Agent Member shall be authorized and instructed to disclose to any Remarketing Agent and/or the Paying Agent such information with respect to such purchaser's beneficial ownership as a Remarketing Agent or the Paying Agent shall request.

9.       Miscellaneous.  To the extent permitted by applicable law, the Board of Trustees of the Trust may interpret or adjust the provisions hereof to resolve any inconsistency or ambiguity, or to remedy any formal defect.

10.     Securities Depository; Shares Certificates.  (a) If there is a Securities Depository, an appropriate number of certificates for all of the shares of RP shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee.  Additional certificates may be issued as necessary to represent shares of RP having Optional Dividend Periods or Special Dividend Periods.  All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions contained in this Section 12.2 and each Master Purchaser's Letter.  Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to the Paying Agent for the shares of RP.  Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

(b)  If the Applicable Dividend Rate applicable to all shares of RP shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 10(a) of this Part II) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 10(a) of this Part II with respect to such shares.

ARTICLE 13

Advance Notice Provisions

13.1  Advance Notice of Shareholder Nominations of Trustees and Other Shareholder Proposals.  Except as otherwise provided in Article 16 of these Bylaws, the matters to be considered and brought before any meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 13.1.  Only persons who are nominated in accordance with the following procedures, other than persons nominated by the Board of Trustees, shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be considered at or brought before a meeting of Shareholders or otherwise transacted unless notice is provided in accordance with the following procedures, except as may be otherwise provided in the Bylaws with respect to the right of holders of remarketed preferred shares, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

(a)  Shareholder Nominations for Trustee and Other Shareholder Proposals for Meetings of Shareholders.

(1)  For any matter to be properly brought before a meeting of Shareholders, the matter must be (i) specified in the notice of meeting given by or at the direction of the Trustees pursuant to Article V, Section 2 of the Declaration of Trust, (ii) brought before the meeting by or at the direction of the Trustees (or any duly authorized committee thereof) or the Chair of the Trustees or (iii) brought before the meeting by any Shareholder of the Trust who was a Shareholder of record (1) at the time the notice provided for in this Section 13.1 is delivered to the Clerk of the Trust, (2) at the record date for the meeting and (3) at the time of the meeting, who is entitled to vote at the meeting on the nomination or proposal for which the Shareholder has provided notice prior to such meeting in accordance with this Article 13, and who complies with the notice procedures set forth in subparagraph (2) of this paragraph (a) of this Section 13.1 and the other requirements of this Article 13.  If the Shareholder ceases to be a holder of record of Shares, or if the beneficial owner ceases to be the beneficial owner of Shares to the extent the record owner and beneficial owner are not the same person, entitled to vote at such meeting on the nomination or proposal for which the Shareholder has provided notice prior to such meeting in accordance with this Article 13, the Shareholder’s proposal shall automatically be withdrawn from consideration at the meeting.

(2)  For such matter to be properly brought before a meeting by a Shareholder pursuant to clause (iii) of subparagraph (1) of paragraph (a) of this Section 13.1, the Shareholder must have given timely notice thereof in writing to the Clerk of the Trust in accordance with paragraph (b) of this Section 13.1.  The Shareholder’s notice shall contain, at a minimum, the required information set forth in paragraph (c) of this Section 13.1.

(b)  Timely Notice.

(1)  Annual Meeting.  To be timely, a Shareholder’s notice required by subparagraph (2) of paragraph (a) of this Section 13.1 in respect of an annual meeting or a special meeting in lieu of an annual meeting (each, an “Annual Meeting”) shall be delivered to the Clerk at the principal executive offices of the Trust not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, if and only if the Annual Meeting is not scheduled to be held on a date that is within thirty (30) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the annual meeting was first mailed to Shareholders and the date on which the date of the Annual Meeting was publicly announced or disclosed.

(2)  Special Meeting (Other than Special Meeting in Lieu of Annual Meeting).  To be timely, a Shareholder’s notice required by subparagraph (2) of paragraph (a) of this Section 13.1 in respect of a special meeting shall be delivered to the Clerk at the principal executive offices of the Trust not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the special meeting was first mailed to Shareholders and the date on which the date of the special meeting was publicly announced or disclosed.

(3)  General.  In no event shall one or more adjournments or postponements (or public announcements thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described in this paragraph (b) of this Section 13.1.

(4)  Publicly Announced or Disclosed.  For purposes of this Section 13.1, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities Exchange Commission, or on a website accessible to the public maintained by the Trust or its investment adviser or an affiliate of such investment adviser with respect to the Trust.

(c)  Content of Shareholder’s Notice.

(1)  Shareholder Nominations and Proposals to Fix the Number of Trustees.  Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall set forth in the Shareholder’s notice required by this Section 13.1 as to each person, if any, whom the Shareholder proposes to nominate for election or re-election as a Trustee (i) the person’s name, age, date of birth, business address, residence address and nationality; (ii) any other information regarding the person required by each of paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K and paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Exchange Act; (iii) any other information regarding the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iv) whether the Shareholder believes the person is or will be an “interested person” of the Trust (as defined in the 1940 Act) and, if not an “interested person,” information regarding the person that will be sufficient for the Trust to make such determination; (v) the written consent of the person to being named as a nominee and to serve as a Trustee if elected; and (vi) the class or series and number of all Shares owned beneficially and of record by the person.  Any Shareholder’s notice required by this Section 13.1 in respect of a proposal to fix the number of Trustees shall also set forth a description and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with the Bylaws and the Declaration of Trust, and shall be accompanied by a written statement as to why the Shareholder believes that the proposal to fix the number of Trustees at the specified number is in the best interests of Shareholders.

(2)  Other Proposals.  Any Shareholder desiring to propose any matter at a Shareholders’ meeting, other than the nomination of one or more persons for the election of Trustee or Trustees or a proposal to fix the number of Trustees (which shall be subject to the provisions of subparagraph (1) of paragraph (c) of this Section 13.1) shall set forth in the Shareholder’s notice required by this Section 13.1 (i) the exact text of the proposal to be presented; (ii) a brief written statement of the reasons why such Shareholder favors the proposal; and (iii) a brief written statement why the proposal is in the best interests of Shareholders.

(3)  General Requirements.  Without limiting the foregoing, any Shareholder who gives a Shareholder’s notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) as required by this Section 13.1 shall set forth in such Shareholder’s notice, (i) the name and address of the Shareholder, as it appears on the Trust’s books; (ii) the class or series and number of all Shares owned beneficially and of record by the Shareholder (or by each of the record owner and beneficial owner if not the same person, identifying the name and address of each); (iii) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (iv) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; (v) a representation that the Shareholder intends to appear in person or by proxy at the meeting to act on the matter(s) proposed; (vi) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (vii) to the extent known by the Shareholder giving notice, the name and address of any other Shareholder supporting the proposed nominee or other proposal; and (viii) in the case of a beneficial owner, evidence establishing such beneficial owner’s indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders. As used in this Section 13.1, Shares “beneficially owned” shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.  The Shareholder shall also provide such other information as the Board of Trustees may reasonably request in order to assess whether the matter is a proper matter for Shareholder consideration and determine a position with respect to such proposal.

(4)   Beneficial Owner.   If the record owner and the beneficial owner of the Shares are not the same person, the Shareholder shall also provide the information called for by clauses (iii), (iv), (v), (vi) and (vii) of subparagraph (3) of paragraph (c) of this Section 13.1 in respect of the beneficial owner of such Shares.

(d)  Attendance at Meeting.  Notwithstanding the foregoing provisions of this Article 13, unless otherwise required by the Declaration or Trust or applicable law, if the Shareholder who has provided the notice prescribed in paragraph (b) of this Section 13.1 does not appear at the meeting to present in person the nominations or other proposals that were the subject of such notice, any such nomination or nominations shall not be acted on and any proposal or proposals shall not be transacted.

(e)  Authority to Determine Compliance with Procedures.  The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal was made in compliance with the procedures set forth in this Article 13 and elsewhere in the Bylaws and in the Declaration of Trust and (ii) if any nomination or proposal is not so in compliance to declare that such nomination or proposal shall be disregarded.

ARTICLE 14

Amendments to the Bylaws

14.1  General.  These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office.  These Bylaws may not be amended by Shareholders.

ARTICLE 15

Claims

15.1  Shareholder Claims.  As used herein, a “direct Shareholder claim" shall refer to (i) a claim based upon alleged violations of a Shareholder’s individual rights independent of any harm to the Trust, including a Shareholder’s voting rights under Article 10, rights to receive a dividend payment as may be declared from time to time, rights to inspect books and records, or other similar rights personal to the Shareholder and independent of any harm to the Trust; and (ii) a claim for which a direct shareholder action is expressly provided under the U.S. federal securities laws. Any claim asserted by a Shareholder that is not a direct Shareholder claim, including without limitation any claims purporting to be brought on behalf of the Trust or involving any alleged harm to the Trust, shall be considered a “derivative claim" as used herein.

ARTICLE 16

Control Share Acquisitions

16.1  Certain Definitions. As used in this Article 16, the following terms have the meanings specified below:

(a) “Associate” means, with respect to any Person, any person who directly or indirectly controls or is controlled by, or is under common control with, such Person, “control,” as used in this definition meaning the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; any corporation or organization of which such Person is an officer, director or partner or in which such Person performs a similar function; any direct or indirect Beneficial Owner of ten percent (10%) or more of any class of equity securities of such Person; any trust or estate in which such Person has a beneficial interest not represented by transferable shares or as to which such Person serves as trustee or in a similar fiduciary capacity; any relative or spouse of such Person, or any relative of such spouse, any one of whom has the same residence as such Person or who is a Trustee or officer of the Trust or any of its affiliates; any person who is acting or intends to act jointly or in concert with such Person in a Control Share Acquisition; and any “affiliated person” of such Person, as such term is defined in Section 2(a)(3) of the 1940 Act.

(b)  “Beneficial Ownership” or “Beneficially Owned” means the sole or shared power to dispose or direct the disposition of Shares or the sole or shared power to vote or to direct the voting of Shares, whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise.  A Person shall not be deemed to be a Beneficial Owner of Shares as to which such Person may exercise voting power solely by virtue of a revocable proxy conferring the right to vote. A member of a national securities exchange shall not be deemed to be a Beneficial Owner of Shares held directly or indirectly by it on behalf of another Person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such Shares, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the Shares to be voted but is otherwise precluded by the rules of such exchange from voting without instructions.

(c)(1) “Control Share Acquisition” means the acquisition by any Person of Beneficial Ownership of Shares, other than remarketed preferred shares of a series existing as of September 18, 2020 (“Existing Preferred Shares”), which, but for the provisions of this Article 16, would have voting rights and which, when added to all other Shares Beneficially Owned by such Person (excluding Existing Preferred Shares but including Shares otherwise included in the categories enumerated in Section 16.1(c)(2)(i) through (vi) below), would entitle such Person, upon acquisition of such Shares, to vote or direct the voting of Shares having voting power in the election of Trustees (except for elections of Trustees by preferred shareholders of the Trust voting as a separate class) within any of the following ranges of such voting power:

(i) One-tenth or more, but less than one-fifth of all voting power;

(ii) One-fifth or more, but less than one-third of all voting power;

(ii) One-third or more, but less than a majority of all voting power; or

(iv) A majority or more of all voting power.

Subject to Section 16.1(c)(2) below, with respect to any Control Share Acquisition by a Person, the following Shares, other than any Existing Preferred Shares, shall be deemed to have been acquired in the same Control Share Acquisition for purposes of this Article 16:  (a) all Shares the Beneficial Ownership of which is acquired by such Person within ninety (90) days before the date on which such Person makes an acquisition of Beneficial Ownership of Shares that results in such Control Share Acquisition and all Shares the Beneficial Ownership of which was acquired by such Person pursuant to a plan to make a Control Share Acquisition; and (b) all Shares the Beneficial Ownership of which is acquired by such Person within the range of voting power (specified in this Section 16.1(c)(1)) to which the Control Share Acquisition is subject at any time after the date on which such Person makes an acquisition of Beneficial Ownership of Shares that results in such Control Share Acquisition but prior to the authorization by Shareholders of such Person’s voting rights with respect to such Control Share Acquisition in accordance with Section 16.4 of this Article 16.

(2) A Control Share Acquisition shall not include the acquisition of Beneficial Ownership of Shares acquired:

(i) before September 18, 2020, provided, for the avoidance of doubt, that Shares acquired before September 18, 2020 shall, pursuant to Section 16.1(c)(1) above, be added to Shares the Beneficial Ownership of which is acquired after September 18, 2020 for purposes of determining whether a Control Share Acquisition has taken place or will take place following September 18, 2020;

(ii) pursuant to a contract to acquire Shares existing before September 18, 2020;

(iii) by will or pursuant to the laws of descent and distribution;

(iv) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the provisions of this Article 16;

(v) pursuant to a tender offer, merger or consolidation, but only if such tender offer, merger or consolidation is pursuant to an agreement to which the Trust is a party and has been approved by such proportion of the Board of Trustees and/or Shareholders of the Trust as is required pursuant to the Declaration of Trust or Bylaws; or

(vi) through any other transaction that is declared to be exempt from the provisions of this Article 16 by vote of a majority of the Board of Trustees, whether such vote is taken before, at the time of or after such transaction.

(3) The acquisition of Beneficial Ownership of Shares does not constitute a Control Share Acquisition if the acquisition is made by a Person whose voting rights with respect to Shares were previously authorized by the Shareholders of the Trust in compliance with this Article 16, unless such acquisition, when added to all other Shares Beneficially Owned by the Person making such acquisition, other than any Existing Preferred Shares, would entitle such acquiring Person to vote or direct the voting of Shares having voting power in the election of Trustees in excess of the range of voting power within which all Shares Beneficially Owned by such Person whose voting rights were previously so authorized had voting power immediately following such authorization.

(d) “Control Share Acquisition Statement” means a statement satisfying the requirements of Section 16.2 below.

(e) “Interested Shares” means Shares that are Beneficially Owned by:

(i) any Person who has acquired or proposes to acquire Beneficial Ownership of Shares in a Control Share Acquisition;

(ii) any officer of the Trust; or

(iii) any employee of the Trust or the Trust’s investment adviser who is also a Trustee of the Trust.

For the avoidance of doubt, any Person whose voting rights in connection with a Control Share Acquisition are subject to a Shareholder vote at a meeting of Shareholders pursuant to Section 16.3 shall be deemed to hold Interested Shares with respect to any Shareholder vote at such meeting on voting rights in connection with a Control Share Acquisition by any other Person.

(f) “Person” means any individual, corporation, partnership, unincorporated association or other entity, and includes any Associate of such Person.

16.2  Delivery of Control Share Acquisition Statement.  Any Person who has made a Control Share Acquisition or has made a bona fide written offer to make a Control Share Acquisition may deliver a Control Share Acquisition Statement to the Clerk of the Trust at the principal executive offices of the Trust personally or by certified mail.  The Control Share Acquisition Statement shall set forth all of the following:

(i) the identity/identities of such Person who intends/intend to acquire or has/have acquired Beneficial Ownership of Shares;

(ii) a statement that such Control Share Acquisition Statement is being made and delivered pursuant to the provisions of this Article 16;

(iii) the number and class or series of Shares Beneficially Owned by such Person prior to the Control Share Acquisition;

(iv) the number and class or series of Shares acquired or proposed to be acquired by such Person pursuant to the Control Share Acquisition and the range of voting power to which the Control Share Acquisition is or, if consummated, would be subject pursuant to the provisions of Section 16.1(c)(1) above;

(v) a description of the terms and conditions of the proposed or completed Control Share Acquisition, including but not limited to the prices paid by such Person in the Control Share Acquisition and the dates upon which the Shares were acquired or are planned to be acquired; and

(vi) if the Control Share Acquisition has not been completed, representations by such Person that such Control Share Acquisition, if consummated, will not be contrary to law, and that such Person has the financial capacity to consummate the proposed Control Share Acquisition, together with a statement in reasonable detail of the material facts upon which such representation is based.

16.3  Meeting of Shareholders.  (a) If the Person delivering a Control Share Acquisition Statement so demands in writing contemporaneously with the delivery of such Control Share Acquisition Statement, consideration of the voting rights to be authorized for the Shares acquired or proposed to be acquired in the Control Share Acquisition shall be presented at the next meeting of the Trust’s Shareholders notice of which has not been given prior to the receipt by the Trust of the Control Share Acquisition Statement, whether such meeting is an annual meeting, special meeting in lieu of an annual meeting or special meeting (and provided that the Board of Trustees shall have no obligation to call such a meeting for the sole purpose of considering the voting rights in connection with a Control Share Acquisition).  A demand delivered pursuant to the preceding sentence shall not be considered a notice of Shareholder proposal for purposes of Article 13, Section 13.1 of these Bylaws and shall not be subject to the associated informational requirements or deadlines.  Such demand shall not be effective unless accompanied by an undertaking by the Person making such demand to pay, if requested by the Trust, the reasonable expenses incurred by the Trust arising from or relating to the consideration of the voting rights of such Person at a Shareholder meeting, but not including the expenses of the Trust incurred in opposing a vote to authorize voting rights for the Shares acquired or proposed to be acquired in the Control Share Acquisition.  The Trust shall have no obligation to, but may, include the consideration of voting rights for the Shares acquired or proposed to be acquired in a Control Share Acquisition in its own proxy statement for any Shareholder meeting.  The Trustees may require the acquiring Person to give bond, with sufficient surety, or may require such Person to deposit cash in escrow to reasonably assure the Trust that this undertaking will be satisfied.  For the avoidance of doubt, a demand delivered pursuant to this Section shall be limited to the consideration of the voting rights to be authorized for only those Shares acquired within the range of voting power to which the Control Share Acquisition is subject pursuant to the provisions of Section 16.1(c)(1) above, and any Shares acquired in excess of such range shall constitute a separate Control Share Acquisition with respect to the next range of voting power and, therefore, shall be treated separately for purposes of applying the provisions of this Article 16.

(b) The notice to the Shareholders of the Trust of any annual meeting, special meeting in lieu of an annual meeting or special meeting at which the voting rights to be accorded Shares acquired or proposed to be acquired in a Control Share Acquisition are to be considered shall be directed to all Shareholders of record of the Trust entitled to vote on such matter as of the record date set for such meeting.  Such notice may include or be accompanied by a copy of the Control Share Acquisition Statement received by the Trust pursuant to this Article 16, and such other information as the Trust deems appropriate.

(c)  A Person whose voting rights with respect to Shares acquired in a Control Share Acquisition are considered at a meeting of Shareholders of the Trust with respect to one of the four ownership thresholds specified in Section 16.1(c)(1) above and not approved may not demand Shareholder consideration of its voting rights in connection with a Control Share Acquisition with respect to the same ownership threshold at any subsequent Shareholder meeting held within two calendar years of the initial meeting at which such Person’s voting rights were considered with respect to such threshold, and, for the avoidance of doubt, such Person shall not have voting rights with respect to such Shares except to the extent approved at a future meeting held after the expiration of such two-year period and, after the expiration of such two-year period, such Person may deliver a Control Share Acquisition Statement (in accordance with Section 16.2 above) with respect to such Shares (and/or any other Shares acquired in a Control Share Acquisition with respect to the same ownership threshold) and may demand Shareholder consideration of the voting rights to be authorized for such Shares (in accordance with Section 16.3(a) above).

16.4  Authorization of Voting Rights.  The Person who has acquired Beneficial Ownership of Shares in a Control Share Acquisition shall have the same voting rights with respect to those Shares as the Beneficial Owners of all other Shares of the same class or series of the Trust only to the extent authorized by vote of Shareholders of the Trust at an annual meeting, special meeting in lieu of an annual meeting or special meeting at which such authorization is considered pursuant to Section 16.3(a) above.  At any such meeting, such authorization shall be considered prior to any other matter that is subject to a Shareholder vote, and such authorization shall require the affirmative vote of the holders of a majority of the Shares entitled to vote generally in the election of Trustees, excluding Interested Shares.  For the avoidance of doubt, Interested Shares shall be treated in the same manner in connection with such authorization as Shares acquired in a Control Share Acquisition for which no authorization is approved by Shareholders, as provided in the following sentence.  If no such vote is adopted, (a) the Beneficial Owner of such Shares acquired in a Control Share Acquisition shall not have “power to vote” such Shares on any matters listed in Article V, Section 1 of the Declaration of Trust, such Shares held by such Beneficial Owner shall not be “entitled to” the voting power set forth in Article V, Section 1 of the Declaration of Trust and the Beneficial Owner of such Shares shall not otherwise have voting rights with respect to such Shares with respect to any matter pursuant to these Bylaws or the Declaration of Trust, and (b) such Shares shall not be considered “entitled to vote” for purposes of determining quorum pursuant to Article V, Section 3 of the Declaration of Trust and shall not be considered “present and entitled to vote” with respect to any adjournment within the meaning of Article 10, Section 10.2 of these Bylaws.  Such Shares shall have “power to vote” (including the voting power prescribed in the Declaration of Trust), be “entitled to vote” and be “present and entitled to vote” upon transfer of Beneficial Ownership of such Shares to another Person unless such transfer constitutes a Control Share Acquisition by the acquirer, in which event the ability of the acquirer to vote such Shares shall be subject to the provisions of this Article 16.

16.5  Persons Required to Provide Information; Interpretation.  (a)  Each Person who owns Shares either beneficially or of record shall provide to the Trust such information as the Trust may request as is necessary for the Trust to apply the provisions in this Article 16.

(b)  Upon approval by a majority of the Board of Trustees, the Board of Trustees may adopt policies, procedures or resolutions to supply any omission, cure any ambiguity or correct or supplement any defective or inconsistent provisions contained in this Article 16.  Any interpretation of any term or provision contained in this Article 16 made by the Trustees in good faith shall be conclusive and binding upon all Shareholders of the Trust.

*Of the amendments below, only the amendments to Article 12 remain current. Apart from the amendments to Article 12, all other amendments have been superseded by the Amended and Restated Bylaws of Putnam Managed Municipal Income Trust dated as of September 18, 2020.

PUTNAM MANAGED MUNICIPAL TRUST

Amendment No. 2 to Bylaws

WHEREAS, Article 13, Section 13.1 and Article 12, Section 12.1, Part I, paragraph 6(c) of the Bylaws (the "Bylaws") of Putnam Managed Municipal Trust (the "Trust") permit the Trustees of the Trust (the "Trustees") to amend, alter or repeal the definitions of certain listed terms contained in the Bylaws, subject to written confirmation from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's ("S&P") that such amendment, alteration or repeal will not affect the ratings then assigned to the Trust's outstanding Remarketed Preferred Shares ("Preferred Shares"), and to amend, alter or repeal any other provision of the Bylaws provided that such amendment, alteration or repeal does not materially and adversely affect any preference, right or power of the Preferred Shares or any holder thereof;

WHEREAS, the Trustees desire to amend the Bylaws so as to eliminate the liquidity test contained in Article 12, Section 12.1, Part I, paragraph 9 of the Bylaws;

WHEREAS, Moody's and S&P have confirmed to the Trust that the deletion of the definitions of the terms "Dividend Coverage Amount," "Dividend Coverage Assets" and "Minimum. Liquidity Level" will not impair their ratings of outstanding Preferred Shares; and

WHEREAS, the Trustees have determined that, in the event that the definitions of the terms "Dividend Coverage Amount," "Dividend Coverage Assets" and "Minimum Liquidity Level" are deleted, the deletion of Article 12, Section 12.1, Part I, paragraphs 8(f)(ii)(b) and 9 of the Bylaws would not materially and adversely affect any preference, right or power of the Preferred Shares or any holder thereof;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1.                                   Article 12, Section 12.1, Part I, paragraph 1 of the Bylaws is hereby amended by deleting the definitions of the terms "Dividend Coverage Amount," "Dividend Coverage Assets" and "Minimum Liquidity Level" set forth therein;

2.                 Article 12, Section 12.1, Part I, paragraph 8(f)(ii)(b) is hereby deleted and Article 12, Section 12.1, Part I, paragraph 8(f)(ii)(c) is hereby redesignated Article 12, Section 12.1, Part I, paragraph 8(f)(ii)(b); and

3.                                  The text of Article 12, Section 12.1, Part I, paragraph 9 of the Bylaws is hereby deleted and the word "Reserved" is hereby substituted in its place.

This Amendment is effective as of January 5, 1996.

PUTNAM MANAGED MUNICIPAL INCOME TRUST

Amendment to Amended and Restated Bylaws

WHEREAS, Article 14, Section 14.1, of the Amended and Restated Bylaws as last amended by an Amendment effective as of March 9, 2001 (the “Bylaws”) of Putnam Managed Municipal Income Trust (the “Trust”) permits the Trustees of the Trust (the “Trustees”) to amend or repeal the Bylaws;

WHEREAS, the Trustees desire to amend the Bylaws to remove the requirement that each purchaser of preferred shares of the Trust sign and deliver a “Master Purchaser’s Letter” (as currently defined in the Bylaws);

NOW, THEREFORE, the Bylaws are hereby amended as follows:

Article 12, Section 12.1, Part I, paragraph 1 and Article 12, Section 12.2, Part I, paragraph 1 are hereby amended by deleting the definition of “Master Purchaser’s Letter.”

Exhibit A to Section 12.1 of Article 12 is hereby deleted.

Article 12, Section 12.1, Part II, paragraph 8 and Article 12, Section 12.2, Part II, paragraph 8 are hereby amended, with each such provision to read in its entirety as follows:

“Unless the Trust has elected, during a Non-Payment Period, to waive this requirement, ownership of shares of RP will be maintained in book entry form by the Securities Depository, for the account of a designated Agent Member which, in turn, shall maintain records of such purchaser’s beneficial ownership.”

This Amendment is effective as of February 10, 2006.

PUTNAM MANAGED MUNICIPAL INCOME TRUST

Amendment to Amended and Restated Bylaws

WHEREAS, Section 12.1, Part I, paragraph 6(c) and Section 12.2, Part I, paragraph 6(c) of the Bylaws (the "Bylaws) of Putnam Managed Municipal Income Trust (the "Trust") permits the Trustees of the Trust (the "Trustees") to amend, alter or repeal certain provisions of the Bylaws, subject to written confirmation from Standard & Poor's Rating Services ("S&P") and Moody's Investor Services, Inc. ("Moody's") that such amendment, alteration or repeal will not affect the ratings then assigned to the Trust's outstanding Remarketed Preferred Shares ("RP"; terms used without definition in this amendment have the respective meanings ascribed to them in the Bylaws);

WHEREAS, the Trustees desire to amend the definitions of "Moody's Discount Factor," "Moody's Eligible Assets," "S&P Discount Factor" and "S&P Eligible Asset" in Section 12.1, Part I, paragraph 1 and Section 12.2, Part I, paragraph 1 of the Bylaws;

WHEREAS, Moody's and S&P have confirmed to the Trust that such amendment will not impair its ratings of outstanding RP;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1.         The definition of "Moody's Discount Factor" in Section 12.1, Part I, paragraph 1 and Section 12.2, Part I, paragraph 1 of the Bylaws is hereby deleted and replaced in its entirety with the following:

            "Moody's Discount Factor" means for purposes of determining the Discounted Value of any Municipal Bond which constitutes a Moody's Eligible Assets, the percentage determined by reference to the rating on such Municipal Bond, in accordance with the tables (for the applicable Moody's Exposure Period) set forth below:

Moody's Exposure Period	Aaa*	Aa*	A*	Baa*	Other**	(V) MIG-1/P-1***	(V) MIG-1/P-1****
7 Weeks	33.8%	37.1%	39.8%	42.2%	55.6%	26.5%	0%
8 Weeks or less but greater than 7 weeks	35.1%	37.9%	40.5%	43.2%	56.7%	27.0%	0%
9 Weeks or less but greater than 8 weeks	35.9%	38.7%	41.2%	43.5%	58.3%	27.5%	0%

*  Moody's rating.

            **  Municipal Bonds rated Ba1 to B3 by Moody’s or, if not rated by Moody’s, rated BB+ to B- by S&P or Fitch.  In addition, Municipal Bonds not explicitly rated by Moody’s, S&P or Fitch, but rated at least the equivalent of B3 internally by the Adviser, provided that Moody’s reviews and achieves sufficient comfort with the Adviser’s internal credit rating processes.

            ***  Moody’s rated Municipal Bonds that have a maturity greater than the Moody's Exposure Period and Municipal Bonds not rated by Moody’s but rated equivalently by S&P or Fitch that have a maturity greater than the Moody's Exposure Period.

            ****  Moody’s rated Municipal Bonds that have a maturity less than or equal to the Moody's Exposure Period and Municipal Bonds not rated by Moody’s but rated equivalently by S&P or Fitch that have a maturity less than or equal to the Moody's Exposure Period.

                  Notwithstanding the foregoing, (a) no Moody's Discount Factor will be applied to cash or to Receivables for Municipal Bonds Sold that are due within five business days of the Trust's Valuation Date; (b) the Moody’s Discount Factor for Receivables for Municipal Bonds Sold that are due within six and 30 business days of the Trust's Valuation Date will be the Moody’s Discount Factor applicable to the Municipal Bonds sold determined by the reference to the bond’s rating in the above table; (c) the Moody’s Discount Factor for inverse floaters is determined by multiplying the Moody's Discount Factor determined by reference to the rating on the underlying Municipal Bond(s) in the table above by 1.25; (d) the Moody’s Discount Factor for Rule 2a-7 money market funds shall be 0%; and (e) the Moody's Discount Factor for Aaa Municipal Bonds will be used to discount pre-refunded bonds even if the pre-refunded bonds are subsequently not re-rated.

                  "Receivables for Municipal Bonds Sold" for purposes of calculating Moody's Eligible Assets as of any Valuation Date, means the aggregate of the book value of receivables if such receivables are due within 30 business days of such Valuation Date.

                  Ratings assigned by S&P or Fitch are generally accepted by Moody’s at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody’s rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

2.         The definition of "Moody's Eligible Asset" in Section 12.1, Part I, paragraph 1 and Section 12.2, Part I, paragraph 1 of the Bylaws is hereby deleted and replaced in its entirety with the following:

            "Moody's Eligible Asset" means (a) cash; (b) Receivables for Municipal Bonds Sold; (c) a short-term Municipal Bond rated VMIG-1, MIG-1 or P-1 by Moody's or SP-1+ or A-1+ by S&P; (d) a zero-coupon bond; (e) a Municipal Bonds that (i) pays interest in cash; (ii) does not have its Moody's rating suspended by Moody's; and (iii) is part of an issue of Municipal Bonds of at least $10,000,000 (unless the Municipal Bond is rated Aaa by Moody's); and (f) swaps, including total return swaps, interest rate swaps, currency swaps and credit default swaps.

            Municipal Bonds in the Trust's portfolio will be included as Moody's Eligible Assets only to the extent they meet the following diversification requirements:

Rating	Minimum Issue Size ($ Millions)	Maximum Underlying Obligor (%) (1)	Maximum State Allowed (%) (1)(3)
Aaa	*	100	100
Aa	10	20	60
A	10	10	40
Baa	10	6	20
Ba	10	4	12
B	10	3	12
Other (2)	10	2	12

* Not applicable.

(1) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

(2) Municipal Bonds and Municipal Bonds not rated by Moody's, S&P or Fitch, but rated at least the equivalent of B3 internally by the Adviser.

(3) Territorial bonds (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of Moody's Eligible Assets. For diversification purposes, Puerto Rico will be treated as a state.

            For purposes of the maximum underlying obligor requirement described above, any state Municipal Bond or Municipal Bond backed by the guaranty, letter of credit or insurance issued by a third-party will be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such bond.

            When the Trust sells a Municipal Bond and agrees to repurchase it at a future date, such Municipal Bond will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such Municipal Bond will count as a liability for purposes of calculating the RP Basic Maintenance Amount.  When the Trust purchases a Municipal Bond and agrees to sell it at a future date to another party, cash receivable by the Trust in connection therewith will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise such Municipal Bond will constitute a Moody's Eligible Asset.

            In addition, with respect to total return swaps, only the cumulative unsettled profit and loss from a total return swap transaction will be calculated when determining the RP Basic Maintenance Amount.  For purposes of calculating the RP Basic Maintenance Amount, any outstanding gain from a total return swap transaction or interest rate swap transaction on a Valuation Date will be included as a Moody’s Eligible Asset subject to the Moody’s Discount Factor on the counterparty to such swap transaction, and any outstanding liability from a swap transaction on a Valuation Date will be subtracted from Moody’s Eligible Assets.

            For swaps (other than total return swaps and interest rate swaps), the Market Value of the position (positive or negative) will be included as a Moody’s Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding RP.  In addition, the Trust will only enter into swap transactions where the counterparty has at least a S&P rating of A-, Fitch rating of A- or Moody’s long-term rating of A3 at the time the time a swap is executed.

            With respect to credit default swaps, each underlying security subject to such swap sold by the Trust will be subject to the applicable Moody’s Discount Factor.  If the Trust purchases a credit default swap and holds the underlying security, the Market Value of the credit default swap and the underlying security will be included as a Moody’s Eligible Asset subject to the Moody’s Discount Factor assessed based on the counterparty risk and the duration of the swap agreement.  In addition, the Trust will not include a credit default swap as a Moody’s Eligible Asset purchased by the Trust unless the Trust holds the underlying security or, if the Trust purchases a credit default swap for a basket of securities, unless the Trust holds all the securities in the basket.

            Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if it is (i) held in a margin account, (ii) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, (iii) held for the purchase of a security pursuant to a Forward Commitment or (iv) irrevocably deposited by the Trust for the payment of dividends or redemption.

3.         The definition of "S&P Discount Factor" in Section 12.1, Part I, paragraph 1 and Section 12.2, Part I, paragraph 1 of the Bylaws is hereby deleted and replaced in its entirety with the following:

            "S&P Discount Factor" shall mean either:

            (i)        if the average S&P Discount Factor (as set forth in (ii) below) of the Fund’s S&P Eligible Assets is less than 200%, for purposed of determining the Discounted Value of S&P Eligible Assets, the S&P Discount Factor shall be 200% for all S&P Eligible Assets; or

            (ii)        if the average S&P Discount Factor (as set forth in this section) of the Fund’s S&P Eligible Assets is 200% or greater, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:

	Rating Category*
Exposure period (days)	AAA	AA	A	BBB	BB	B	CCC	High Yield/ NR
20*	1.427	1.457	1.487	1.517	175%	195%	215%	220%

*S&P rating

            Notwithstanding the foregoing, (A) the S&P Discount Factor for shares of Money Market Funds rated “AAAm” by S&P with an effective next day maturity shall be 100%, unrated 2a-7 money market funds shall be discounted at 110%, and the S&P Discount Factor for short-term Municipal Bonds shall be 115% so long as such Municipal Bonds are rated “A-1+” or “SP-1+” by S&P and mature or have a demand feature exercisable within 30 days or less, or 123% so long as such Municipal Bonds are rated “A-1” or “SP-1” by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Municipal Bonds are not rated by S&P but are rated equivalent to “A-1+” or “SP-1+” by another nationally recognized statistical rating organization, on a case by case basis; provided, however, that any such non-S&P rated short-term Municipal Bonds which have demand features exercisable within 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution with a short-term rating of at least “A-1+” from S&P; and further provided that such non-S&P rated short-term Municipal Bonds may comprise no more than 50% of short-term Municipal Bonds that qualify as S&P Eligible Assets; provided, however, that Municipal Bonds not rated by S&P but rated equivalent to “BBB” or lower by another nationally recognized statistical rating organization, rated “BB+” or lower by S&P or non-rated (such Municipal Bonds are hereinafter referred to as “High Yield Securities”) may comprise no more than 20% of the short-term Municipal Bonds that qualify as S&P Eligible Assets; (B) the S&P Discount Factor for Receivables for Municipal Bonds Sold that are due in more than five Business Days from such Valuation Date will be the S&P Discount Factor applicable to the Municipal Bonds sold; (C) no S&P Discount Factor will be applied to cash or Money Market Funds rated “AAAm” by S&P with effective next day maturities or to Receivables for Municipal Bonds Sold if such receivables are due within five Business Days of such Valuation Date; (D) except as set forth in clause (A) above, in the case of any Municipal Bond that is not rated by S&P but qualifies as an S&P Eligible Asset pursuant to clause (2) of that definition, such Municipal Bond will be deemed to have an S&P rating one full rating category lower than the S&P rating category that is the equivalent of the rating category in which such Municipal Bond is placed by a nationally recognized statistical rating organization. “Receivables for Municipal Bonds Sold,” for purposes of calculating S&P Eligible Assets as of any Valuation Date, means the book value of receivables for Municipal Bonds sold as of or prior to such Valuation Date.  For purposes of the foregoing, Anticipation Notes rated “SP-1+” or, if not rated by S&P, equivalent to “A-1+” or “SP-1+” by another nationally recognized statistical rating organization, on a case by case basis, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Municipal Bonds and (E) the S&P Discount Factor for AAA Municipal Bonds will be used to discount pre-refunded bonds even if the pre-refunded bonds are subsequently not re-rated.

For purposes of determining whether the Fund has S&P Eligible Assets with a Discounted Value that equals or exceeds the RP Basic Maintenance Amount, the Discounted Value of cash or securities held for the payment of Initial Margin or Variation Margin of S&P Hedging Transactions shall be zero and the aggregate Discounted Value of S&P Eligible Assets shall be reduced by an amount equal to (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Fund plus (ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Fund.

4.         The definition of "S&P Eligible Asset" in Section 12.1, Part I, paragraph 1 and Section 12.2, Part I, paragraph 1 of the Bylaws is hereby deleted and replaced in its entirety with the following:

            "S&P Eligible Asset" shall mean either:

            (i)        if the average S&P Discount Factor of the Fund’s S&P Eligible Assets (as set forth in (ii) below) is less than 200%, all assets of the Fund shall be considered S&P Eligible Assets; or

            (ii)        if the average S&P Discount Factor of the Fund’s S&P Eligible Assets (as set forth in this section) is 200% or greater, S&P Eligible Assets means:  (1) cash (excluding any cash irrevocably deposited by the Fund for the payment of any liabilities within the meaning of RP Basic Maintenance Amount), (2) Receivables for Municipal Bonds Sold, (3) S&P Hedging Transactions; (4) Municipal Zero Coupon Bonds rated at least BBB by S&P, (5) swaps, including total return swaps, interest rate swaps, currency swaps and credit default swaps, and (6) Municipal Bonds (including Inverse Floater as defined below) owned by the Fund that (A) is interest bearing and pays interest at least semi-annually; (B) is payable with respect to principal and interest in U.S. Dollars; (C) is not subject to a covered call or put option written by the Fund; (D) except for Inverse Floaters, is not part of a private placement of Municipal Bonds; and (E) except for Inverse Floaters, is part of an issue of Municipal Bonds with an original issue size of at least $10 million.  Any Municipal Bonds that is a part of an original issue size of less than $10 million must carry a rating of at least “AA” by S&P or “AAA” by another nationally recognized statistical rating organization.  Notwithstanding the foregoing limitations

(1)               Municipal Bonds (excluding Escrowed Bonds (as defined below) and High Yield Securities) of any one issuer or guarantor (excluding bond insurers) shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds (including short-term Municipal Bonds) does not exceed 10% of the aggregate Market Value of S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Bonds exceeds 5% of the aggregate Market Value of S&P Eligible Assets or for any percentage over 5% add 10 percentage points to the S&P Discount Factor.  High Yield Securities of any one issuer shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 5% of the aggregate Market Value of S&P Eligible Assets. Non-rated securities of any issuer shall be considered S&P Eligible Assets to the extent the Market Value of such Municipal Bonds does not exceed 5% of the aggregate Market Value of S&P Eligible Assets.  No more than 10% of the aggregate Market Value of the portfolio may consist of non-rated securities;

(2)               Municipal Bonds not rated by S&P shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 50% of the aggregate Market Value of S&P Eligible Assets; provided, however, that High Yield Securities shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 20% of the aggregate Market Value of S&P Eligible Assets;

(3)               Municipal Bonds issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent that the Market Value of such Municipal Bonds does not exceed 25% of the aggregate Market Value of S&P Eligible Assets;

(4)               Municipal Bonds (excluding Escrowed Bonds) of any one state or territory shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 25% of the aggregate Market Value of S&P Eligible Assets;

(5)               For Municipal Zero Coupon Bonds, the S&P overcollateralization levels based on the desired transaction rating shall be as follows:

Exposure Period	AAA	AA	A	BBB
20	3.584	3.153	2.723	2.292

(6)               With respect to total return swaps, only the cumulative unsettled profit and loss from a total return swap transaction will be calculated when determining the RP Basic Maintenance Amount.  For purposes of calculating the RP Basic Maintenance Amount, any outstanding gain from a total return swap transaction or interest rate swap transaction on a Valuation Date will be included as a S&P Eligible Asset subject to the S&P Discount Factor on the counterparty to such swap transaction, and any outstanding liability from a swap transaction on a Valuation Date will be subtracted from S&P Eligible Assets;

(7)               For swaps (other than total return swaps and interest rate swaps), the Market Value of the position (positive or negative) will be included as a S&P Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding RP.  In addition, the Trust will only enter into swap transactions where the counterparty has at least a S&P rating of A-, Fitch rating of A- or Moody’s long-term rating of A3 at the time the time a swap is executed; and

(8)               With respect to credit default swaps, each underlying security subject to such swap sold by the Trust will be subject to the applicable S&P Discount Factor.  If the Trust purchases a credit default swap and holds the underlying security, the Market Value of the credit default swap and the underlying security will be included as a S&P Eligible Asset subject to the S&P Discount Factor assessed based on the counterparty risk and the duration of the swap agreement.  In addition, the Trust will not include a credit default swap as a S&P Eligible Asset purchased by the Trust unless the Trust holds the underlying security or, if the Trust purchases a credit default swap for a basket of securities, unless the Trust holds all the securities in the basket.

“Inverse Floater” shall mean trust certificates or other instruments evidencing interests in one or more Municipal Bonds that qualify as S&P Eligible Assets (such Inverse Floaters will also be considered Municipal Bonds and are S&P Eligible Assets), the interest rates on which are adjusted at short-term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that the ratio of the aggregate dollar amount of floating rate instruments to inverse floating rate instruments issued by the same issuer does not exceed two to one at their time of original issuance and at the time of purchase has a duration that is less than thirteen years.

“Escrowed Bonds” shall mean Municipal Bonds that (i) have been determined to be legally defeased in accordance with S&P’s legal defeasance criteria, (ii) have been determined to be economically defeased in accordance with S&P’s economic defeasance criteria and assigned a rating of AAA by S&P, (iii) are not rated by S&P but have been determined to be legally defeased by S&P or (iv) have been determined to be economically defeased by S&P and assigned a rating no lower than the rating that is S&P equivalent of S&P’s AAA rating.  In the event that a defeased obligation which is an S&P Eligible Asset does not meet the criteria of an Escrowed Bond, such Municipal Bond will be deemed to remain in the Issue Type Category into which it fell prior to such defeasance.

This amendment is effective as of November 2, 2007.

PUTNAM MANAGED MUNICIPAL INCOME TRUST

Amendment to Amended and Restated Bylaws

            WHEREAS, Article 14 of the Amended and Restated Bylaws of Putnam Managed Municipal Income Trust (the "Trust"), as last amended by an Amendment effective as of November 2, 2007 (the "Bylaws"), permits the Board of Trustees of the Trust (the "Trustees") to amend or repeal, in whole or in part, the Bylaws;

            WHEREAS, the Trustees desire to amend the Bylaws in connection with the merger of Putnam High Yield Municipal Trust with and into the Trust (the "Merger") by increasing the issued amount of Remarketed Preferred Shares and effecting a two-for-one stock split of Remarketed Preferred Shares, Series C;

            WHEREAS, Article 12, Section 12.1, Part I, paragraph 6(c) provides that so long as any Remarketed Preferred Shares of the Trust are outstanding, the affirmative vote or consent of the holders of at least a majority of the Remarketed Preferred Shares outstanding at the time is required to (i) authorize, create or issue or increase or decrease the authorized or issued amount of any class or series of stock ranking prior to or on a parity with the remarketed preferred shares with respect to the payment of dividends or the distribution of assets on liquidation or to increase or decrease the authorized amount of remarketed preferred shares; or (ii) amend, alter or repeal the provisions of the Bylaws so as to affect materially and adversely any preference, right or power of such remarketed preferred shares or the holders thereof;

            WHEREAS, the holders of a majority of the outstanding Remarketed Preferred Shares of the Trust have approved the issuance of additional Remarketed Preferred Shares in connection with the Merger and the two-for-one stock split of Remarketed Preferred Shares, Series C;

            NOW, THEREFORE, the Bylaws are herby amended as follows:

            1.         Article 12, Section 12.1, Part I, DESIGNATION SERIES C is hereby deleted and replaced in its entirety with the following:

            "A series of 2,220 shares of preferred shares, without par value, liquidation preference $50,000 per share plus accumulated but unpaid dividends, if any thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Remarketed Preferred Shares, Series C."  Each share of Remarketed Preferred Shares, Series C shall be issued on a date to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Section 12.1 or exchanged prior thereto for Remarketed Preferred Stock, Series I pursuant to paragraph 12 of Part I of this Section 12.1 by the Trust on a date to be determined by the Board of Trustees of the Trust or a duly authorized committee thereof) at a redemption price of $50,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust's Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 12.1.  The Remarketed Preferred Shares, Series C shall constitute a separate series of preferred shares of the Trust, and each share of Remarketed Preferred Shares, Series C shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1."

            2.         The definition of "Non-Payment Period" in Article 12, Section 12.1, Part I, paragraph 1 is hereby deleted and replaced in its entirety with the following:

                " "Non-Payment Period" means any period commencing on and including the day on which the Trust shall fail to (i) declare, prior to 12:00 noon, New York City time, on any Dividend Payment Date for shares of RP, for payment on or (to the extent permitted below) within three Business Days after such Dividend Payment Date to the Holders of such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on such shares payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) on or (to the extent permitted below) within three Business Days after any Dividend Payment Date for any shares of RP the full amount of any dividend on such shares (whether or not earned or declared) payable on such Dividend Payment Date or (B) on or (to the extent permitted below) within three Business Days after any redemption date for any shares of RP called for redemption, the redemption price of $100,000 per share (in the case of Series A and Series B shares of RP) or $50,000 per share (in the case of Series C shares of RP), plus in the case of each series of RP the full amount of any dividends thereon (whether or not earned or declared) accumulated but unpaid to such redemption date, plus the premium, if any, resulting from the designation of a Premium Call Period and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds, provided that, a Non-Payment Period shall not end during the first seven days thereof unless the Trust shall have given at least three days' written notice to the Paying Agent, the Remarketing Agents and the Securities Depository and thereafter shall not end unless the Trust shall have given at least fourteen days' written notice to the Paying Agent, the Remarketing Agents, the Securities Depository and all Beneficial Owners.  Any dividend on shares of RP due on any Dividend Payment Date for such shares (if, prior to 12:00 noon, New York City time, on such Dividend Payment Date, the Trust has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders who held such shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to such shares not paid to such Holders when due may (if such non-payment is not solely due to the willful failure of the Trust) be paid pro rata to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment as the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365."

            3.         The definition of "RP Basic Maintenance Amount" in Article 12, Section 12.1, Part I, paragraph 1 is hereby deleted and replaced in its entirety with the following:

            " "RP Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to the sum of (i) (A) the product of the number of Series A and Series B shares of RP and shares of Other RP outstanding on such date multiplied by $100,000; (B) the product of the number of Series C shares of RP outstanding on such date multiplied by $50,000; (C) the aggregate amount of dividends that will have accumulated (whether or not earned or declared) for each share of RP and Other RP outstanding in each case to (but not including) the next Dividend Payment Date that follows such Valuation Date; (D) the aggregate amount of dividends that would accumulate at the then current Maximum Dividend Rate on any shares of RP and Other RP outstanding from the Business Days following such respective Dividend Reset Dates through the 63rd day after such Valuation Date, multiplied by the larger of factors determined from time to time by Moody's and S&P and designed to take into account potential increases in dividend rates over such period (except that if such Valuation Date occurs during a Non-Payment Period, the dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (E) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (F) the premium, if any, resulting from the designation of a Premium Call Period; and (G) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(F) (including, without limitation, any current liabilities relating to futures and options and any Gross-up Dividends which are payable pursuant to paragraph 3(k) of this Part I with respect to the RP and any analogous provision with respect to Other RP, and payables for Municipal Securities purchased as of such Valuation Date) less (ii) the sum of (A) receivables for Municipal Securities sold as of such Valuation Date, provided that, for purposes of calculating RP Basic Maintenance Amount in order to determine whether the Trust has Moody's Eligible Assets with a Discounted Value that equals the Moody's Basic Maintenance Amount, the party from which such receivable is due shall have long-term debt rated at least A2 by Moody's and such receivable is due in 30 days or less and (B) the value of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(G)."

            4.         The definition of "Specific Redemption Provisions" in Article 12, Section 12.1, Part I, paragraph 1 is hereby deleted and replaced in its entirety with the following:

            " "Specific Redemption Provisions" means, with respect to a Special Dividend Period of 365 or more days, either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Trustees, after consultation with the Remarketing Agents, during which the shares of RP subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees, after consultation with the Remarketing Agents, during each year of which the shares of RP subject to such Dividend Period shall be redeemable at the Trust's option at a price per share equal to $100,000 (in the case of Series A and B shares of RP) or $50,000 (in the case of Series C shares of RP), plus in the case of each series of RP accumulated but unpaid dividends plus an applicable premium, as determined by the Board of Trustees after consultation with the Remarketing Agents."

            5.         Article 12, Section 12.1, Part I, paragraph 3(f) is hereby deleted and replaced in its entirety with the following:

            "The amount of declared dividends for each share of RP payable on each Dividend Payment Date shall be computed by the Trust by multiplying the Applicable Dividend Rate in effect with respect to dividends payable on such share on such Dividend Payment Date by a fraction the numerator of which shall be the number of days such share was outstanding from and including its Date of Original Issue or the preceding Dividend Payment Date, as the case may be, to and including the last day of such Dividend Period, and the denominator of which shall be 365, and then multiplying the percentage so obtained by $100,000 (in the case of Series A and B shares of RP) or $50,000 (in the case of Series C shares of RP)."

            6.         Article 12, Section 12.1, Part I, paragraph 3(i) is hereby deleted and replaced in its entirety with the following:

            "Except during a Non-Payment Period, by 1:00 p.m. on the Tender Date in the Remarketing at the end of the Initial Dividend Period applicable to a share of RP, and by 1:00 p.m. on the Tender Date in the Remarketing at the end of each subsequent Dividend Period applicable to a share of RP, the Beneficial Owner of such share of RP may elect to tender such share or hold such share for the next Dividend Period.  If the Beneficial Owner of such share of RP elects to hold such share, such Beneficial Owner shall hold such share of RP for a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP) or a Special Dividend Period if the succeeding Dividend Period with respect to such share has been designated by the Board of Trustees as a Special Dividend Period provided that, if (i) there are no Remarketing Agents, (ii) the Remarketing Agents are not required to conduct a Remarketing or (iii) the Remarketing Agents are unable to remarket in the Remarketing on the Dividend Reset Date following such Tender Date all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share (in the case of Series A and B shares of RP) or $50,000 per share (in the case of Series C shares of RP), then the next Dividend Period for all shares of RP shall be a 28-day Dividend Period (in the case of Series A and B shares RP) or a 7-day Dividend Period (in the case of Series C shares of RP) and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate.  If the Beneficial Owner of such share of RP fails to elect to tender or hold such share by 1:00 p.m. on such Tender Date, such Beneficial Owner shall continue to hold such share at the Applicable Dividend Rate determined in such Remarketing for a Dividend Period of the same type as the current Dividend Period for such share; provided that, (i) if there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing or the Remarketing Agents are unable to remarket in the Remarketing on the Dividend Reset Date following such Tender Date all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share (in the case of Series A and B shares of RP) or $50,000 (in the case of Series C shares of RP), then the next Dividend Period for all shares of RP shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP) and the Applicable Dividend Rate therefor shall be the Maximum Applicable Rate for a 28-day Dividend Period or a 7-day Dividend Period, as the case may be and (ii) if such current Dividend Period is a Special Dividend Period or the succeeding Dividend Period has been designated by the Board of Trustees as a Special Dividend Period, then such Beneficial Owner is deemed to have elected to tender the shares.  If the Remarketing Agents are unable to remarket in such Remarketing all shares of RP subject to such Remarketing and tendered (or deemed tendered) to them at a price of $100,000 per share (in the case of Series A and B shares of RP) or $50,000 per share (in the case of Series C shares of RP), the Beneficial Owners thereof shall hold such share at the applicable Maximum Dividend Rate for a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP).  If a share of RP is tendered (or deemed tendered) and purchased in a Remarketing, the next Dividend Period for such share shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP) or a Special Dividend Period with respect to such share, as the case may be, at the Applicable Dividend Rate therefor, except that, if the Remarketing Agents are unable to remarket in such Remarketing all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share (in the case of Series A and B shares of RP) or $50,000 per share (in the case of Series C shares of RP), no purchaser in such Remarketing shall be permitted to acquire shares having a Special Dividend Period and the next Dividend Period for such share shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP) and the Applicable Dividend Rate therefor shall be the applicable Maximum Dividend Rate."

            7.         Article 12, Section 12.1, Part I, paragraph 4(a) is hereby deleted and replaced in its entirety with the following:

            "To the extent permitted under the 1940 Act and Massachusetts law, upon giving a Notice of Redemption, the Trust at its option may redeem shares of RP, in whole or in part, on the next succeeding scheduled Dividend Payment Date applicable to those shares of RP called for redemption, out of funds legally available therefor, at a redemption price equal to $100,000 per share (in the case of Series A and B shares of RP) or $50,000 per share (in the case of Series C shares of RP), plus in the case of each series of RP an amount equal to dividends thereon (whether or not earned or declared) accumulated but unpaid to the date fixed for redemption plus the premium, if any, resulting from the designation of a Premium Call Period; provided that, no share of RP shall be subject to redemption pursuant to this paragraph 4(a) on any Dividend Payment Date during a Non-Call Period to which it is subject.  The Trust may not give a Notice of Redemption relating to an optional redemption as described in paragraph 4(a) unless, at the time of giving such Notice of Redemption, the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a Discounted Value not less than the amount due to Beneficial Owners by reason of the redemption of their shares of RP on such redemption date. "

            8.         Article 12, Section 12.1, Part I, paragraph 4(b) is hereby deleted and replaced in its entirety with the following:

            "The Trust shall redeem, out of funds legally available therefor, at a redemption price of $100,000 per share (in the case of Series A and B shares of RP) or $50,000 (in the case of Series C shares of RP), plus in the case of each series of RP accumulated but unpaid dividends (whether or not earned or declared) to the date fixed by the Board of Trustees for redemption plus the premium, if any, resulting from the designation of a Premium Call Period, certain of the shares of RP to the extent permitted under the 1940 Act and Massachusetts law, if the Trust fails to maintain the RP Basic Maintenance Amount or the 1940 Act Asset Coverage and such failure is not cured on or before the RP Basic Maintenance Cure Date or the 1940 Act Cure Date (herein referred to respectively as the "Cure Date"), as the case may be.  The number of shares of RP to be redeemed shall be equal to the lesser of (i) the minimum number of shares of RP the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other Preferred Shares subject to redemption or retirement, would result in the satisfaction of the RP Basic Maintenance Amount or the 1940 Act Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of RP and other Preferred Shares the redemption of which would have such result, all shares of RP then outstanding shall be redeemed), and (ii) the maximum number of shares of RP, together with all other Preferred Shares subject to redemption or retirement that can be redeemed out of funds expected to be legally available therefor.  In determining the number of shares of RP required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the RP Basic Maintenance Amount or the 1940 Act Asset Coverage, as the case may be, pro rata among shares of RP, Other RP and other Preferred Shares subject to redemption provisions similar to those contained in this paragraph 4(b), except as set forth in Section 12.2 of these By-laws.  The Trust shall effect such redemption not later than 45 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of RP and other Preferred Shares which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 45 days after such Cure Date, the Trust shall redeem those shares of RP and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.  Any share of RP shall be subject to mandatory redemption regardless of whether such share is subject to a Non-Call Period provided that shares of RP subject to a Non-Call Period will only be subject to redemption to the extent that the other shares of RP are not available to satisfy the number of shares required to be redeemed.  In such event, such shares subject to a Non-Call Period will be selected for redemption in an ascending order of outstanding Non-Call Period (with shares with the lowest number of days remaining in the period to be called first) and by lot in the event of equal outstanding Non-Call Periods."

            9.         Article 12, Section 12.1, Part I, paragraph 4(g) is hereby deleted and replaced in its entirety with the following:

            "On any redemption date, the Trust shall deposit, irrevocably in trust, in same-day funds, with the Paying Agent, by 12:00 noon, New York City time, $100,000 per share (in the case of Series A and B shares of RP) or $50,000 per share (in the case of Series C shares of RP) for each share of RP called for redemption, plus in the case of each series of RP an amount equal to dividends thereon accumulated but unpaid to such redemption date (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period."

            10.       Article 12, Section 12.1, Part I, paragraph 5(a) is hereby deleted and replaced in its entirety with the following:

            "Upon a liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders shall be entitled, whether from capital or surplus, before any assets of the Trust shall be distributed among or paid over to holders of Common Shares or any other class or series of shares of the Trust ranking junior to the RP as to liquidation payments, to be paid the amount of $100,000 per share (in the case of Series A and B shares of RP) or $50,000 per share (in the case of Series C shares of RP), plus in the case of each series of RP an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period to but excluding the date of final distribution in same-day funds.  After any such payment, the Holders and Beneficial Owners shall not be entitled to any further participation in any distribution of assets of the Trust."

            11.       Article 12, Section 12.1, Part I, paragraph 12(a) is hereby deleted and replaced in its entirety with the following:

            "Upon the authorization of the Board of Trustees based on (i) the receipt by the Trust of a ruling from the Service to the effect that the payment of dividends on the shares of Serial RP would not jeopardize the Trust's status as a regulated investment company or (ii) an opinion of legal counsel in form and substance satisfactory to the Board of Trustees to the effect that the payment of dividends on the shares of Serial RP would not jeopardize the Trust's status as a regulated investment company and the affirmative vote or consent of the Holders of at least a majority of the shares of each series of RP outstanding at the time, in person or by proxy, either in writing or at a meeting (each such series voting separately as a class) (in either case, an "Exchange Event"), then, on the first Dividend Payment Date for the RP which is at least 45 days after the occurrence of an Exchange Event and as of which the conditions described below have been satisfied (the "Exchange Date"), the RP will be exchanged for Serial RP.  Shares of RP will not be exchanged for shares of Serial RP unless each of Moody's and S&P shall have provided on the Exchange Date a rating on the Serial RP equivalent to the then-current rating provided by such rating agency on the RP; provided that, if Moody's or S&P shall not make such rating available, such exchange will take place if (i) a Substitute Rating Agency or Agencies shall have provided a rating equivalent to such then-current rating or ratings on the Exchange Date and (ii) all shares of RP subject to such exchange that were tendered (or deemed tendered) on the Tender Date preceding such Exchange Date shall have been remarketed by the Remarketing Agents on the related Dividend Reset Date at a price of $100,000 per share (in the case of Series A and B shares of RP) or $50,000 per share (in the case of Series C shares of RP).  Holders of outstanding shares of RP will receive shares of Serial RP based on the aggregate liquidation preference of their existing shares of RP and such Serial RP as of the Exchange Date."

            12.       Article 12, Section 12.1, Part I, paragraph 12(b) is hereby deleted and replaced in its entirety with the following:

            "The Trust will cause the publication of an exchange notice in an Authorized Newspaper, and cause the Paying Agent to mail an exchange notice to each Holder of RP, not less than 10 nor more than 30 days prior to the Exchange Date therefor.  Such notice will state: (i) the Exchange Date, (ii) that on such Exchange Date all shares of RP will be exchanged automatically, and without any action or choice on the part of the Holders thereof based on the aggregate liquidation preference of their existing shares of RP and the Serial RP as of the Exchange Date, (iii) that the Initial Dividend Period for the Serial RP issuable in exchange for the shares of RP will be a 28-day Dividend Period commencing on such Exchange Date, (iv) that dividends on shares of RP will cease to accumulate on such Exchange Date and (v) whether the Serial RP will be rated by Moody's and S&P or by a Substitute Rating Agency or Substitute Rating Agencies."

            13.       Article 12, Section 12.1, Part II, paragraph 2(a) is hereby deleted and replaced in its entirety with the following:

            "Each share of RP is subject to Tender and Dividend Reset at the end of each Dividend Period and may be tendered in the Remarketing which commences on the Tender Date immediately prior to the end of the current Dividend Period.  By 12:00 noon, New York City time, on each such Tender Date, the Remarketing Agents shall, after canvassing the market and considering prevailing market conditions at the time for shares of RP and similar securities, provide Beneficial Owners non-binding indications of the Applicable Dividend Rate for the next succeeding Dividend Period or, if applicable, a Special Dividend Period; provided that, if the Board of Trustees has designated the next Dividend Period as a Special Dividend Period, the Remarketing Agents will provide to Beneficial Owners a non-binding indication only of the Applicable Dividend Rate for such Special Dividend Period.  The actual Applicable Dividend Rate for such Dividend Period may be greater than or less than the rate per annum indicated in such non-binding indications (but not greater than the applicable Maximum Dividend Rate).  By 1:00 p.m., New York City time, on such Tender Date, each Beneficial Owner of shares of RP must notify a Remarketing Agent of its desire, on a share-by-share basis, either to tender such share of RP at a price of $100,000 per share (in the case of Series A and B shares of RP) or $50,000 per share (in the case of Series C shares of RP) or to continue to hold such share for the next Dividend Period or, if applicable, to accept a designated Special Dividend Period.  Any notice given to a Remarketing Agent to tender or hold shares for a particular Dividend Period shall be irrevocable and shall not be conditioned upon the level at which the Applicable Dividend Rate is established.  Any such notice may not be waived by the Remarketing Agents, except that prior to 4:00 p.m., New York City time, on a Dividend Reset Date, a Remarketing Agent may, in its sole discretion, (i) at the request of a Beneficial Owner that has tendered one or more shares to such Remarketing Agent, waive such Beneficial Owner's tender, and thereby enable such Beneficial Owner to continue to hold the share or shares for the next Dividend Period or, if applicable, a designated Special Dividend Period, as agreed to by such Beneficial Owner and such Remarketing Agent at such time, so long as such tendering Beneficial Owner has indicated to such Remarketing Agent that it would accept the new Applicable Dividend Rate for such Dividend Period, such waiver to be contingent upon the Remarketing Agents' ability to remarket all shares of RP tendered in such Remarketing, and (ii) at the request of a Beneficial Owner that has elected to hold one or more of its shares of RP, waive such Beneficial Owner's election with respect thereto."

                14.       Article 12, Section 12.1, Part II, paragraph 3(a) is hereby deleted and replaced in its entirety with the following:

                "Between 1:00 p.m., New York City time, on each Tender Date and- 4:00 p.m., New York City time, on the succeeding Dividend Reset Date, the Remarketing Agents shall determine the Applicable Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum for the next Dividend Period, or, if designated, Special Dividend Period.  The Applicable Dividend Rate for each such Dividend Period, except as otherwise required herein, shall be the dividend rate per annum which the Remarketing Agents determine, in their sole judgment, to be the lowest rate that will enable them to remarket on behalf of the Beneficial Owners thereof all shares of RP subject to Tender and Dividend Reset in such Remarketing and tendered to them on such Tender Date at a price of $100,000 per share (in the case of Series A and B shares of RP) or $50,000 per share (in the case of Series C shares of RP)."

            15.       Article 12, Section 12.1, Part II, paragraph 3(b) is hereby deleted and replaced in its entirety with the following:

            "If no Applicable Dividend Rate shall have been established on a Dividend Reset Date in a Remarketing for the next Dividend Period, or Special Dividend Period, if any, for any reason (other than because there are no Remarketing Agents, the Remarketing Agents are not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement or the Remarketing Agents are unable to remarket on the Dividend Reset Date all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share (in the case of Series A and B shares of RP) or $50,000 per share (in the case of Series C shares of RP)), then the Remarketing Agents, in their sole discretion, shall, if necessary and except during a Non-Payment Period, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, determine the Applicable Dividend Rate that would be the rate per annum that would be the initial dividend rate fixed in an offering on such Dividend Reset Date, assuming in each case a comparable dividend period, issuer and security.  If there is no Remarketing because there are no Remarketing Agents or the Remarketing Agents are not required to conduct a Remarketing pursuant to the Remarketing Agreement or if the Remarketing Agents are unable to remarket on the Dividend Reset Date all shares of RP tendered (or deemed tendered) to them at a price of $100,000 per share (in the case of Series A and B shares of RP) or $50,000 per share (in the case of Series C shares of RP), then, except during a Non-Payment Period, the Applicable Dividend Rate for the subsequent Dividend Period and for each subsequent Dividend Period for which no Remarketing takes place because of the foregoing shall be the applicable Maximum Dividend Rate for a 28-day Dividend Period (in the case of Series A and B shares of RP) or for a 7-day Dividend Period (in the case of Series C shares of RP) and the next succeeding Dividend Period shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) and a 7-day Dividend Period (in the case of Series C shares of RP)."

            16.       Article 12, Section 12.1, Part II, paragraph 4(a) is hereby deleted and replaced in its entirety with the following:

            "If the Remarketing Agents are unable to remarket by 4:00 p.m., New York City time, on a Dividend Reset Date all shares of RP tendered to them in the related Remarketing at a price of $100,000 per share (in the case of Series A and B shares of RP) or $50,000 per share (in the case of Series C shares of RP), (i) each Beneficial Owner that tendered or was deemed to have tendered shares of RP for sale shall sell a number of shares of RP on a pro rata basis, to the extent practicable, or by lot, as determined by the Remarketing Agents in their sole discretion, based on the number of orders to purchase shares of RP in such Remarketing, and (ii) the Applicable Dividend Rate for the next Dividend Period, which shall be a 28-day Dividend Period (in the case of Series A and B shares of RP) or a 7-day Dividend Period (in the case of Series C shares of RP), shall be the Maximum Dividend Rate for such 28-day Dividend Period or 7-day Dividend Period, as the case may be."

This Amendment is effective as of February 15, 2008.

PUTNAM MANAGED MUNICIPAL INCOME TRUST

Amendment to Bylaws

WHEREAS, ARTICLE 14, Section 14.1 and ARTICLE 12, Section 12.1, Part I, paragraph 6(c) of the Bylaws (the “Bylaws”) of Putnam Managed Municipal Income Trust (the “Trust”) permit the Board of Trustees of the Trust (the “Trustees”) to amend or repeal, in whole or in part, the Bylaws provided that such amendment or repeal does not materially and adversely affect any preference, right or power of the Preferred Shares or any holder therof;

WHEREAS, the Trustees desire to amend the Bylaws to add two new sections to ARTICLE 11 that enumerate the Chairman’s power to determine the order of business at shareholder meetings, to prescribe rules and take actions as are appropriate for the proper conduct of such meetings, and to adjourn shareholder meetings;

WHEREAS, the Trustees desire to amend the Bylaws to amend and restate in their entirety Subsections 6(a) and 6(b) of ARTICLE 12, Section 12.2, PART I, concerning the right to nominate preferred share trustees.

WHEREAS, the Trustees have determined that such amendment does not materially and adversely affect any preference, right or power of the Preferred Shares or any holder therof;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

            1.         The following shall be added as ARTICLE 11, Section 11.4:

11.4     Conduct of Meetings.  The person serving as chairman of a meeting of shareholders in accordance with Article 3, Section 3.5 of these By-laws shall determine the order of business of the meeting and may prescribe such rules, regulations and procedures and take such actions as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting.  For any matter to be properly before any meeting of shareholders, the matter must be a proper matter for shareholder action under the Declaration of Trust, these By-laws and applicable law and must be specifically identified in the notice of meeting or otherwise brought before the meeting in accordance with these By-laws or by or at the direction of the chairman of the meeting, in the chairman’s sole direction.

            2.         The following shall be added as ARTICLE 11, Section 11.5:

11.5     Adjournment.  Any meeting of shareholders may, by action of the chairman of the meeting, be adjourned without further notice with respect to one or more matters to be considered at such meeting to a designated time and place, whether or not a quorum is present with respect to such matter; upon motion of the chairman of the meeting, the question of adjournment may be submitted to a vote of the shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the shares present and entitled to vote with respect to the matter or matters adjourned, and without further notice to the extent permitted by Article V, Section 2 of the Declaration of Trust.  Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

3.         ARTICLE 12, Section 12.2, PART I, Subsections 6(a) and 6(b) are deleted in their entirety and replaced with the following:

(a)        General. Except as otherwise provided in the Declaration of Trust or By-laws, each Holder of shares of RP and each record holder of Common Shares shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding Preferred Shares, including RP, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of Preferred Shares, including RP, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to nominate and elect two trustees of the Trust, each Preferred Share, including RP, entitling the holder thereof to one vote. Subject to paragraph 6(b) hereof, the holders of outstanding Common Shares and Preferred Shares, including RP, voting as a single class, shall elect the balance of the trustees.

(b)        Right to Elect Majority of Board of Trustees. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), to nominate and elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(i)         if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of RP equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends; or

(ii)        if at any time holders of any other Preferred Shares are entitled to elect a majority of the trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 6(b).

This Amendment is effective as of November 11, 2011.

PUTNAM MANAGED MUNICIPAL INCOME TRUST

Amendment to Amended and Restated Bylaws

WHEREAS, ARTICLE 13, Section 13.1, ARTICLE 12, Section 12.1, Part I, paragraph 6(c) and ARTICLE 12, Section 12.2, Part I, paragraph 6(c) of the Amended and Restated Bylaws (the “Bylaws”) of Putnam Managed Municipal Income Trust (the “Trust”), as last amended by an Amendment effective as of November 11, 2011, permit the Board of Trustees of the Trust (the “Trustees”) to amend or repeal, in whole or in part, the Bylaws provided that such amendment or repeal does not materially and adversely affect any preference, right or power of the Preferred Shares or any holder thereof;

WHEREAS, the Trustees desire to amend the Bylaws to amend and restate the definition of “S&P Eligible Asset” contained in ARTICLE 12, Section 12.1, PART I, paragraph 1 and ARTICLE 12, Section 12.2, PART I, paragraph 1;

WHEREAS, the Trustees have determined that such amendment does not materially and adversely affect any preference, right or power of the Preferred Shares or any holder thereof;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

            1.         The definition of "S&P Eligible Asset" in ARTICLE 12, Section 12.1, PART I, paragraph 1 and ARTICLE 12, Section 12.2, PART I, paragraph 1 of the Bylaws is hereby deleted and replaced in its entirety with the following:

            "S&P Eligible Asset" shall mean either:

            (i)        if the average S&P Discount Factor of the Fund’s S&P Eligible Assets (as set forth in (ii) below) is less than 200%, all assets of the Fund shall be considered S&P Eligible Assets; or

            (ii)        if the average S&P Discount Factor of the Fund’s S&P Eligible Assets (as set forth in this section) is 200% or greater, S&P Eligible Assets means:  (1) cash (excluding any cash irrevocably deposited by the Fund for the payment of any liabilities within the meaning of RP Basic Maintenance Amount), (2) Receivables for Municipal Bonds Sold, (3) S&P Hedging Transactions; (4) Municipal Zero Coupon Bonds rated at least BBB by S&P, (5) swaps, including total return swaps, interest rate swaps, currency swaps and credit default swaps, and (6) Municipal Bonds (including Inverse Floater as defined below) owned by the Fund that (A) is interest bearing and pays interest at least semi-annually; (B) is payable with respect to principal and interest in U.S. Dollars; (C) is not subject to a covered call or put option written by the Fund; (D) except for Inverse Floaters, is not part of a private placement of Municipal Bonds; and (E) except for Inverse Floaters, is part of an issue of Municipal Bonds with an original issue size of at least $10 million.  Any Municipal Bonds that is a part of an original issue size of less than $10 million must carry a rating of at least “AA” by S&P or “AAA” by another nationally recognized statistical rating organization.  Notwithstanding the foregoing limitations

(1)               Municipal Bonds (excluding Escrowed Bonds (as defined below) and High Yield Securities) of any one issuer or guarantor (excluding bond insurers) shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds (including short-term Municipal Bonds) does not exceed 10% of the aggregate Market Value of S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Bonds exceeds 5% of the aggregate Market Value of S&P Eligible Assets or for any percentage over 5% add 10 percentage points to the S&P Discount Factor.  High Yield Securities of any one issuer shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 5% of the aggregate Market Value of S&P Eligible Assets. Non-rated securities of any issuer shall be considered S&P Eligible Assets to the extent the Market Value of such Municipal Bonds does not exceed 5% of the aggregate Market Value of S&P Eligible Assets.  No more than 10% of the aggregate Market Value of the portfolio may consist of non-rated securities;

(2)               Municipal Bonds not rated by S&P shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 50% of the aggregate Market Value of S&P Eligible Assets; provided, however, that High Yield Securities shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 20% of the aggregate Market Value of S&P Eligible Assets;

(3)               Municipal Bonds issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent that the Market Value of such Municipal Bonds does not exceed 25% of the aggregate Market Value of S&P Eligible Assets;

(4)               Municipal Bonds (excluding Escrowed Bonds) of any one state or territory shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Bonds does not exceed 25% of the aggregate Market Value of S&P Eligible Assets;

(5)               For Municipal Zero Coupon Bonds, the S&P overcollateralization levels based on the desired transaction rating shall be as follows:

Exposure Period	AAA	AA	A	BBB
20	3.584	3.153	2.723	2.292

(6)               With respect to total return swaps, only the cumulative unsettled profit and loss from a total return swap transaction will be calculated when determining the RP Basic Maintenance Amount.  For purposes of calculating the RP Basic Maintenance Amount, any outstanding gain from a total return swap transaction or interest rate swap transaction on a Valuation Date will be included as a S&P Eligible Asset subject to the S&P Discount Factor on the counterparty to such swap transaction, and any outstanding liability from a swap transaction on a Valuation Date will be subtracted from S&P Eligible Assets;

(7)               For swaps (other than total return swaps and interest rate swaps), the Market Value of the position (positive or negative) will be included as a S&P Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding RP.  In addition, the Trust will only enter into swap transactions where the counterparty has at least a S&P rating of A-, Fitch rating of A- or Moody’s long-term rating of A3 at the time the time a swap is executed; and

(8)               With respect to credit default swaps, each underlying security subject to such swap sold by the Trust will be subject to the applicable S&P Discount Factor.  If the Trust purchases a credit default swap and holds the underlying security, the Market Value of the credit default swap and the underlying security will be included as a S&P Eligible Asset subject to the S&P Discount Factor assessed based on the counterparty risk and the duration of the swap agreement.  In addition, the Trust will not include a credit default swap as a S&P Eligible Asset purchased by the Trust unless the Trust holds the underlying security or, if the Trust purchases a credit default swap for a basket of securities, unless the Trust holds all the securities in the basket.

“Inverse Floater” shall mean trust certificates or other instruments evidencing interests in one or more Municipal Bonds that qualify as S&P Eligible Assets (such Inverse Floaters will also be considered Municipal Bonds and are S&P Eligible Assets), the interest rates on which are adjusted at short-term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that the ratio of the aggregate dollar amount of floating rate instruments to inverse floating rate instruments issued by the same issuer does not exceed two to one at their time of original issuance and at the time of purchase has a duration that is less than thirteen years.

“Escrowed Bonds” shall mean Municipal Bonds that (i) have been determined to be legally defeased in accordance with S&P’s legal defeasance criteria, (ii) have been determined to be economically defeased in accordance with S&P’s economic defeasance criteria and assigned a rating of AAA by S&P, (iii) are not rated by S&P but have been determined to be legally defeased by S&P or (iv) have been determined to be economically defeased by S&P and assigned a rating no lower than the rating that is S&P equivalent of S&P’s AAA rating.  In the event that a defeased obligation which is an S&P Eligible Asset does not meet the criteria of an Escrowed Bond, such Municipal Bond will be deemed to remain in the Issue Type Category into which it fell prior to such defeasance.

Notwithstanding the foregoing, all aforementioned definitions and limitations are further subject to the requirements and limitations as set forth in “Methodology And Assumptions For Market Value Securities” published by Standard  & Poor’s Ratings Services on September 17, 2013.

This Amendment is effective as of March 21, 2014.

PUTNAM MANAGED MUNICIPAL INCOME TRUST

Amendment to Amended and Restated Bylaws

WHEREAS, Article 14, Section 14.1 of the Amended and Restated Bylaws (the “Bylaws”) of Putnam Managed Municipal Income Trust (the “Trust”) permits the Trustees to amend or to repeal the Bylaws except as otherwise expressly stated in the Bylaws.

WHEREAS, Article 12, Section 12.1, Part I, paragraph 6(c) and Article 12, Section 12.2, Part I, paragraph 6(c) provide that so long as any shares of RP are outstanding, the Trust will not, without the affirmative vote or consent of the Holders of at least a majority of the shares of RP outstanding at the time, amend, alter or repeal provisions of the Bylaws so as to affect materially and adversely any preference, right or power of shares of RP or the Holders thereof (terms used without definition in this amendment have the respective meanings ascribed to them in the Bylaws);

WHEREAS, the Trustees desire to amend certain provisions of Article 12, Section 12.1 and Article 12, Section 12.2 of the Bylaws relating to (1) the delivery of the RP Basic Maintenance Report to the Remarketing Agents and the Paying Agent and (2) the delivery of the Accountant’s Confirmation;

WHEREAS, the Trustees have determined that this amendment would not affect materially and adversely any preference, right or power of shares of RP or the Holders thereof;

NOW, THEREFORE, the Bylaws are amended as follows:

            1.         Each of Article 12, Section 12.1, Part I, paragraph 1 and Article 12, Section 12.2, Part I, paragraph 1 is amended by deleting the term “Accountant’s Confirmation” and its definition.

            2.         Each of Article 12, Section 12.1, Part I, paragraph 8(e) and Article 12, Section 12.1, Part I, paragraph 8(e) is amended by deleting references to the “Accountant’s Confirmation.”

            3.         Each of Article 12, Section 12.1, Part I, paragraph 8(b), (c), (d) and (e) and Article 12, Section 12.2, Part I, paragraphs 8(b), (c), (d) and (e) is amended by deleting references to the “Remarketing Agents” and the “Paying Agent.”

            4.         The text of each of Article 12, Section 12.1, Part I, paragraph 8(f), (g), (h) and (i) of the Bylaws is deleted and, in each case, the word “Reserved” is substituted in its place.

            5.         The text of each of Article 12, Section 12.2, Part I, paragraph 8(f), (g), (h) and (i) of the Bylaws is deleted and, in each case, the word “Reserved” is substituted in its place.

6.         The second sentence of Article 12, Section 12.1, Part I, paragraph 8(j) of the Bylaws is deleted.

This Amendment is effective as of June 24, 2016.